EXHIBIT 3.3

NINTH AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

ARCHIPELAGO HOLDINGS, L.L.C.

Dated as of November 12, 2003

ARTICLE I.

DEFINITIONS

1.1.	Definitions
1.2.	Terms Generally

ARTICLE II.

EFFECTIVENESS OF THIS AGREEMENT; THE COMPANY AND ITS BUSINESS

2.1.	Effectiveness of this Agreement; Pre-Effectiveness Transfers
2.2.	Formation of the Company; Effectiveness
2.3.	Company Name
2.4.	Term
2.5.	Business; Scope of Members’ Authority
2.6.	Principal Office; Registered Agent
2.7.	Names and Addresses of Members
2.8.	Certain Representations by Members
2.9.	Withholding Tax
2.10.	Undertaking to GAP

ARTICLE III.

MANAGEMENT OF COMPANY BUSINESS

3.1.	Management and Control
3.2.	Appointment and Election of Managers; Removal of Managers; Meetings of Managers and Members
3.3.	Board Decisions
3.4.	Significant Decisions
3.5.	Fundamental Decisions
3.6.	Class A Preferred Decisions
3.7.	Non-Voting Advisors
3.8.	Advisory Board
3.9.	Conflicts of Interest of Managers, Non-Voting Advisors and Members of the Advisory Board
3.10.	Effect of Transfer Events
3.11.	Delegation; Prior Authorization
3.12.	Compensation of Managers
3.13.	Duties of Managers

ARTICLE IV.

RIGHTS AND DUTIES OF MEMBERS

4.1.	Other Activities of the Members
4.2.	Liability of Members, Managers and Officers
4.3.	Investment Representations
4.4.	Legend
4.5.	Limited Liability of Members
4.6.	Dealing with Members
4.7.	Designation of Tax Matters Member
4.8.	Use of Member Names and Trademarks
4.9.	Confidentiality
4.10.	Rights of Class A Preferred Shares

ARTICLE V.

BOOKS, RECORDS, BUDGETS AND REPORTS

5.1.	Books of Account

5.2.	Availability of Books of Account
5.3.	Annual and Periodic Reports and Statements
5.4.	Accounting Expenses
5.5.	Fidelity Bonds and Insurance

ARTICLE VI.

CAPITAL CONTRIBUTIONS

6.1.	Initial Capital Contribution of the Members
6.2.	Capital Calls
6.3.	Failure to Fund Capital Contributions
6.4.	Dilution for Failure to Fund Capital Contributions
6.5.	Capital of the Company
6.6.	Return of Capital Contribution

ARTICLE VII.

CAPITAL ACCOUNTS AND PROFIT AND LOSS ALLOCATIONS

7.1.	Capital Accounts
7.2.	Profits and Losses

ARTICLE VIII.

DISTRIBUTIONS

8.1.	Distributions
8.2.	Distribution Limitations
8.3.	Liquidation
8.4.	Distributions of Shares
8.5.	Exchange Agreement Set-Off

ARTICLE IX.

TRANSFER AND CONVERSION OF COMPANY SHARES

9.1.	Limitations on Transfers of Shares by Members
9.2.	Right of First Refusal
9.3.	Drag-Along Rights
9.4.	Tag-Along Rights
9.5.	Conversion of Shares
9.6.	Transfer Binding on Company
9.7.	Additional Members
9.8.	Acceptance of Prior Acts
9.9.	Additional Limitations
9.10.	Beneficial Ownership of Certain Members
9.11.	Notice of Transfer to Tax Matters Member
9.12.	Matters Relating to Initial Public Offering
9.13.	Matters Relating to a Merger
9.14.	Issuance of Tracking Stock
9.15.	Incentive Plan
9.16.	Exchange Agreement Share Adjustments

9.17.	Additional Share Issuances to Legacy REDI Members
9.18.	Preemptive Rights
9.19.	Put to GAP

ARTICLE X.

EQUITY ENTITLEMENT PROGRAM

10.1.	Authorization
10.2.	Limited Rights of Participants
10.3.	Lock-Up Agreement

ARTICLE XI.

TERMINATION OF A MEMBER

11.1.	Termination of a Member

ARTICLE XII.

TERMINATION OF THE COMPANY; LIQUIDATION AND DISTRIBUTION OF ASSETS

12.1.	Dissolution and Termination
12.2.	Distribution Upon Liquidation
12.3.	Sale of Company Assets
12.4.	Deficit Capital Accounts

ARTICLE XIII.

AMENDMENTS

13.1.	Amendments

ARTICLE XIV.

MISCELLANEOUS

14.1.	Further Assurances
14.2.	Notices
14.3.	Headings and Captions
14.4.	Variance of Pronouns
14.5.	Counterparts
14.6.	Governing Law
14.7.	Partition
14.8.	Invalidity
14.9.	Successors and Assigns
14.10.	Entire Agreement; Waiver
14.11.	No Brokers
14.12.	ARBITRATION
14.13.	Maintenance as a Separate Entity
14.14.	Expenses

NINTH AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

ARCHIPELAGO HOLDINGS, L.L.C.

This NINTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF ARCHIPELAGO HOLDINGS, L.L.C. (the “Company”) is made and entered into as of November 12, 2003, by and among GSP, LLC, an Illinois limited liability company (“GSP”), Virago Enterprises, L.L.C., an Illinois limited liability company (“Virago”), GS Archipelago Investment, L.L.C., a Delaware limited liability company (“GS”), E*TRADE Archipelago Holdings, L.L.C., a Delaware limited liability company (“ETR”), Instinet International Corporation, a Delaware corporation (“Instinet”), J.P. Morgan Capital, L.P., a Delaware limited partnership (“JPM”), American Century Ventures II, L.L.C., a Missouri limited liability company (“AC”), Merrill Lynch L.P. Holdings Inc., a Delaware corporation (“Merrill”), CooperNeff Group, Inc., a Delaware corporation formerly known as BNP Cooper Neff Group, Inc. (“BNP”), SWS Securities, Inc., a Texas corporation formerly known as Southwest Securities, Inc. (“Southwest”), Gamma ECN Investors, G.P., a Delaware general partnership (“Gamma”), Pacific Exchange, Inc., a Delaware corporation (“PCX”) (each of GSP, Virago, GS, ETR, Instinet, JPM, AC, Merrill, BNP, Southwest, Gamma and PCX, an “Initial Archipelago Member” and collectively, the “Initial Archipelago Members”), Fidelity Global Brokerage Group, Inc., a Massachusetts corporation (“Fidelity”), Charles Schwab & Co., Inc., a California corporation (“Schwab”), Spear, Leeds & Kellogg, L.P., a New York limited partnership (“SLK”), TD Waterhouse Group, Inc., a Delaware corporation (“TD”), Fleet Securities, Inc., a New York corporation (“Fleet”), Credit Suisse First Boston Next Fund, Inc., a Delaware corporation (“CSFB”), Lehman Brothers Inc., a Delaware corporation (“Lehman”), National Discount Brokers Group, Inc., a Delaware corporation (“NDG”), Banc of America Technology Investments, Inc., a Delaware corporation (“BOA”), JL Management, LLC, a Delaware limited liability company (“JL”) (each of Fidelity, Schwab, SLK, TD, Fleet, CSFB, Lehman, NDG, BOA and JL, a “Former REDI Member” and collectively, the “Former REDI Members”), GAP Archa Holdings, Inc., a Delaware corporation (“GAP”), Gerald D. Putnam (“Putnam”), MarrGwen Townsend (“M. Townsend”), Stuart Townsend (“S. Townsend”), and each other Person who, in accordance with the terms hereof, shall become a party to or be bound by the terms of this Agreement after the date hereof. This Agreement shall become effective in accordance with Section 2.1 hereof.

R E C I T A L S

WHEREAS, the Company was formed under the Act (as defined herein) pursuant to a Certificate of Formation filed with the Secretary of State of the State of Delaware on October 20, 1998;

WHEREAS, GSP, Virago, GS, ETR, Instinet International Corporation, a

limited liability company incorporated in England under registration number 1428443 and predecessor in interest to Instinet, JPM, AC, Merrill, BNP, Southwest, Gamma, PCX, Fidelity, Schwab, SLK, TD, Fleet, CSFB, Lehman, NDG, BOA, JL, Putnam, M. Townsend and S. Townsend are parties to the Eighth Amended and Restated Limited Liability Company Agreement, dated as of January 17, 2002 (the “Limited Liability Company Agreement”), in respect of the Company;

WHEREAS, as of immediately prior to the execution and delivery of this Agreement, GAP desires to subscribe for newly issued Class A Convertible Redeemable Preferred Shares (“Class A Preferred Shares”) of the Company, with terms and conditions as set forth in this Agreement, for an aggregate purchase price of $50 million;

WHEREAS, GAP also desires to purchase on the Settlement Date (as defined herein) Shares (as defined herein) of the Company for an aggregate purchase price of $75 million at the same price per Share as paid by GAP for each Share of newly issued Class A Preferred Shares;

WHEREAS, in accordance with the terms of Section 9.19 of this Agreement (as defined herein), GAP has agreed to offer each member of the Company an opportunity to put to GAP some or all of its Shares at a price of $2.9773 per Share (subject to adjustment for any subdivision, combination or reclassification of Shares, or upon any dividend or distribution payable in Shares, in each case as provided in Section 9.19), up to an aggregate amount of $75 million;

WHEREAS, pursuant to the Contribution Agreement (the “Contribution Agreement”), dated as of the date hereof, by and between the Company and GAP, GAP has agreed to contribute to the Company $50 million in cash in exchange for Class A Preferred Shares, and the Company has agreed to issue to GAP at the Closing (as defined herein) Class A Preferred Shares of the Company for an aggregate purchase price of $50 million;

WHEREAS, the existing Class A Members (as defined herein) agree to admit GAP as a Member (as defined herein) of the Company on the terms and conditions set forth in the Contribution Agreement and this Agreement.

NOW, THEREFORE, in order to carry out the sale of Shares to GAP as expressed above and in consideration of the mutual agreements hereinafter contained, the parties hereby agree to amend and restate the Limited Liability Company  Agreement in its entirety as follows:

ARTICLE I

DEFINITIONS

1.1. Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

“AAA” shall have the meaning set forth in Section 14.12(c).

“Accepted Shares” shall have the meaning set forth in Section 9.19(c).

“Act” shall mean the Delaware Limited Liability Company Act, Sections 18-101 et seq. of Title 6 of the Delaware Code, as amended from time to time.

“Additional Capital Call” shall have the meaning set forth in Section 6.2(b).

“Additional Member” shall mean any Person admitted to the Company as a Member pursuant to the provisions of Section 9.7.

“Adjustable Loss” shall have the meaning set forth in Section 9.16(a).

“Adjustable REDI Loss” shall have the meaning set forth in Section 9.16(a).

“Adjustable Archipelago Loss” shall have the meaning set forth in Section 9.16(a).

“Adjusted Conversion Ratio” shall have the meaning set forth in Section 4.10(e).

“Advisory Board” shall mean the advisory board to the Company established pursuant to Section 3.8.

“Affiliate” shall mean with respect to any Person (i) any other Person that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with such Person, which shall be deemed to include any other Person owning or controlling 25% or more of the outstanding voting securities of or other ownership interests in such Person or (ii) any officer, director or manager of such Person.

“Affiliate Transaction” shall have the meaning set forth in Section 4.6.

“Affiliated Advisor” shall mean, with respect to any Member, a Non-Voting Advisor that is an officer, director, manager or other appointee or designee of such Member or of any Affiliate of such Member.

“Affiliated Advisory Board Member” shall mean, with respect to any Member, a member of the Advisory Board that is an officer, director, manager or other appointee or designee of such Member or of any Affiliate of such Member.

“Affiliated Manager” shall mean with respect to any Member, a Manager that is an officer, director, manager or other appointee or designee of such Member or of any Affiliate of such Member.

“Aggregate Applicable Existing Options Exercise Price Amount” shall have the meaning set forth in Section 9.17(b).

“Agreed net fair market value” shall have the meaning set forth in Section 7.1(b).

“Agreement” shall mean this Ninth Amended and Restated Limited Liability Company Agreement of Archipelago Holdings, L.L.C., including any Schedules hereto, as it may hereafter be amended, modified or supplemented from time to time in accordance with the terms hereof.

“Applicable Company Value” shall have the meaning set forth in Section 9.16(a).

“Applicable Existing Options” shall mean, with respect to each employee of the Company who has been granted an Award as of January 17, 2002, all of the Shares represented by such employee’s Award existing on January 17, 2002 that vested as of March 15, 2002 (it being understood that there were approximately 1,300,000 Applicable Existing Options in the aggregate as of March 15, 2002); provided, that (i) the number of Applicable Existing Options shall be adjusted in the same manner as the related Award is adjusted in accordance with the terms of the Incentive Plan and the applicable underlying Awards; and (ii) the number of Applicable Existing Options shall be permanently reduced in the event of any expiration, termination, cancellation or forfeiture of the Applicable Existing Options pursuant to the terms of the Incentive Plan or the applicable Award by the number of Shares (or rights to acquire Shares) subject to such expiration, termination, cancellation or forfeiture. For this purpose, to the extent any Shares covered by an Award existing on January 17, 2002 are subject to any expiration, termination, cancellation or forfeiture, such expiration, termination, cancellation or forfeiture shall be deemed to occur equally with respect to Shares included in the term Applicable Existing Options and the Shares not so included. For illustration, if a given employee of the Company has an Award with respect to 1,000 Shares as of January 17, 2002 (500 of which were vested but unexercised as of March 15, 2002), (i) the term Applicable Existing Options would include 500 of such Shares, (ii) the term Applicable Existing Options would not include any Awards granted to such employee after January 17, 2002 or vesting after March 15, 2002, and (iii) if the employee’s rights with respect to 600 of his/her Shares subject to an Award existing on January 17, 2002 expire, terminate or are canceled or forfeited in accordance with the terms of the Incentive Plan or such employee’s Award, the aggregate number of Applicable Existing Options hereunder would be permanently reduced by 300.

“Appointment Period” shall have the meaning set forth in Section 3.2(d).

“ARCA-GNC” shall mean ARCA-GNC Acquisition, L.L.C., a Delaware limited liability company.

“Archipelago Canada” shall mean Archipelago Canada Inc., a company formed under the laws of Canada and registered in the provinces of Ontario and Quebec.

“Archipelago Europe” shall mean Archipelago Europe LTD, a limited company incorporated in England and Wales.

“Archipelago Exchange” shall mean Archipelago Exchange, L.L.C., a Delaware limited liability company formerly known as Archipelago Securities Exchange, L.L.C.

“Archipelago MDS” shall mean Archipelago Market Data Services, L.L.C., a Delaware limited liability company.

“Archipelago Overseas” shall mean Archipelago Overseas, L.L.C., a Delaware limited liability company.

“Archipelago Services” shall mean Archipelago Services, L.L.C., a Delaware limited liability company.

“Archipelago TP Investment” shall mean Archipelago TP Investment, L.L.C., a Delaware limited liability company.

“Archipelago Trading Services” shall mean Archipelago Trading Services, Inc., a Florida corporation.

“Award” shall have the meaning given to such term in the Incentive Plan.

“Bankruptcy” shall mean, with respect to the affected party, (i) the entry of an Order for Relief under Title 11 of the United States Code, (ii) the admission by such party of its inability to pay its debts as they mature, (iii) the making by it of an assignment for the benefit of creditors, (iv) the filing by it of a petition in bankruptcy or a petition for relief under Title 11 of the United States Code or any other applicable federal, state or foreign bankruptcy or insolvency law, (v) the expiration of sixty (60) days after the filing of an involuntary petition under Title 11 of the United States Code, an application for the appointment of a receiver for the assets of such party, or an involuntary petition seeking liquidation, reorganization, arrangement or readjustment of its debts under any other federal, state or foreign insolvency law, provided, that the same shall not have been vacated, set aside or stayed within such sixty (60)-day period or (vi) the imposition of a judicial or statutory lien on all or a substantial part of its assets unless such lien is discharged or vacated or the enforcement thereof stayed within sixty (60) days after its effective date. With respect to a Member, the foregoing definition of “Bankruptcy” is intended to replace and shall supersede and replace the definition of “bankruptcy” set forth in Sections 18-101(1) and 18-304 of the Act.

“Beneficial Owner” (and, with correlative meanings, “Beneficially Own” and “Beneficial Ownership”) of any interest shall mean a Person who, together with his or its Affiliates, is or may be deemed a beneficial owner of such interest for purposes of Rule 13d-3 or 13d-5 under the Exchange Act.

“BHC Act” shall mean the Bank Holding Company Act of 1956, as amended, and the rules and regulations promulgated thereunder.

“Board of Managers” shall mean the governing board of the Company, constituted in accordance with the provisions of Article III hereof.

“Bona Fide Offer” shall have the meaning set forth in Section 9.2(a).

“Book Value” with respect to any Company Asset shall mean its adjusted basis for federal income tax purposes, except that the initial Book Value of any asset contributed by a Member to the Company shall be an amount equal to the fair market value of such asset as determined by the Board of Managers, and such Book Value shall thereafter be adjusted in a manner consistent with Treasury Regulations Section 1.704-l(b)(2)(iv)(g) for revaluations pursuant to Section 7.1(b) and for the Depreciation taken into account with respect to such asset.

“Business Opportunity” shall have the meaning set forth in Section 4.1(a).

“Capital Account” when used in respect of any Member shall mean the Capital Account maintained for such Member in accordance with Section 7.1, as said Capital Account may be increased or decreased from time to time pursuant to the terms of Section 7.1.

“Capital Call” shall mean any written notice to the Members delivered in accordance with Article VI hereof with respect to a cash capital contribution that is required to be made by the Members pursuant to Article VI.

“Capital Call Date” shall have the meaning set forth in Section 6.4(b).

“Capital Contribution” when used with respect to any Member shall mean the amount of capital contributed by such Member in accordance with Article VI.

“Capital Transaction” shall mean a sale, exchange, transfer or revaluation of all or substantially all of the property of the Company, including a revaluation pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(f), and including any transaction described in Section 9.12 or 9.13 hereof.

“Capital Rules” shall mean the requirements of Rule 15c3-1 under the Exchange Act, any successor rule thereto or any other rule applicable to the Company or any Subsidiary adopted by the Commission or other Governmental Authority, or of any net capital rules or other rules applicable to the Company or any Subsidiary of any exchange or regulatory authority to which the Company or any Subsidiary is subject.

“Cash Sale Transaction” shall mean a tender or exchange offer, consolidation, merger, sale or other business combination transaction or series of related transactions pursuant to which all or substantially all of the Company Assets or Shares shall be acquired by one or more Persons, in each case, where both (x) the Members of the Company owning a majority of the Class A Shares (assuming for this purpose that any outstanding Class A Preferred Shares are converted into Class A Shares immediately prior to the consummation of such transaction) prior to such transaction or series of related transactions do not own a majority of the outstanding voting securities or other voting interests of the surviving Person (or, if applicable, the ultimate parent entity of the surviving Person) immediately following the consummation of such transaction and (y) the consideration received by the Members of the Company (or the Company in the case of a sale of Company Assets) in such transaction or series of related transactions is comprised of either entirely cash or substantially all cash.

“Certificate of Formation” shall mean the certificate of formation of the Company filed with the Secretary of State of the State of Delaware on October 20, 1998, as the same may be amended and/or restated from time to time.

“Change in Control” shall mean (a) (i) the merger or consolidation of the Company into or with one or more Persons, (ii) the merger or consolidation of one or more Persons into or with the Company or (iii) a tender or exchange offer or other business combination transaction involving the Company if, in the case of (i), (ii) or (iii), the Members of the Company owning a majority of the Class A Shares (assuming for this purpose that any outstanding Class A Preferred Shares are converted into Class A Shares immediately prior to the consummation of such merger, consolidation, tender or exchange offer or other business combination transaction) prior to such merger, consolidation, tender or exchange offer or other business combination transaction do not own a majority of the outstanding voting securities or other voting interests of the surviving Person (or, if applicable, the ultimate parent entity of the surviving Person), or (b) the voluntary sale, conveyance, exchange or transfer to another Person of (i) the Shares if, after such sale, conveyance, exchange or transfer, a Person that did not hold a majority of the Shares immediately prior to such sale, conveyance, exchange or transfer, then holds a majority of the Shares, or (ii) all or substantially all of the Company Assets. In the case of a merger, consolidation, tender or exchange offer or other business combination, or the voluntary sale, conveyance, exchange or transfer of Shares or Company Assets, effected through a series of transactions or events, such transaction or event, as the case may be, shall be deemed to have occurred when substantially all of the Company Assets or a majority of the Shares, as the case may be, shall be exchanged for, converted into or acquired for or constitute the right to receive securities, cash or other property. The reorganization of the Company as the Successor Corporation pursuant to Section 9.12 in connection with an Initial Public Offering shall not constitute a Change in Control.

“Class A Member” shall mean (i) each Legacy Class A Archipelago Member and each Legacy REDI Member, (ii) GAP as holder of the Class A Preferred Shares or Class A Shares, (iii) any transferee of all or any portion of the Class A Shares of a Class A Member or of the Class A Preferred Shares of GAP who, in any such case, has been admitted to the Company as an Additional Member in accordance with the terms of this Agreement or (iv) any other Person who has been admitted to the Company as a Class A Member in accordance with the terms of this Agreement.

“Class A Percentage Interest” shall, with respect to any Class A Member, equal the number of Class A Shares then held by such Class A Member divided by the aggregate number of Class A Shares then outstanding and held by all Class A Members, expressed as a percentage. For purposes of determining the Class A Percentage Interest, the Class A Preferred Shares shall be deemed to have been converted to Class A Shares in accordance with the then applicable Conversion Ratio and, if applicable, the Adjusted Conversion Ratio under Section 4.10.

“Class A Preferred Member” shall mean (i) GAP or (ii) any transferee of all or any portion of the Class A Preferred Shares of a Class A Preferred Member

who has been admitted to the Company as an Additional Member in accordance with the terms of this Agreement, in any such case to the extent GAP or such transferee holds Class A Preferred Shares.

“Class A Preferred Share” shall mean a Share of Class A Preferred Shares of the Company which entitles the holder thereof to the rights and privileges set forth in Section 4.10.

“Class A Preferred Shares” shall have the meaning set forth in the recitals hereto.

“Class A Share” shall mean a Share which (i) has the right to vote on all matters (other than as specified herein) in accordance with the terms of this Agreement and (ii) ranks pari passu with Class B Shares and Class C Shares with regard to distributions and liquidation.

“Class B Member” shall mean (i) each of BNP, Southwest and Gamma, (ii) any transferee of all or any portion of the Class B Shares of a Class B Member who has been admitted to the Company as an Additional Member in accordance with the terms of this Agreement or (iii) any other Person who has been admitted to the Company as a Class B Member in accordance with the terms of this Agreement (including, without limitation, EEP Members).

“Class B Share” shall mean a Share which (i) has no voting rights whatsoever (including with respect to amendments of this Agreement and any merger of the Company) and (ii) ranks pari passu with Class A Shares and Class C Shares with regard to distributions and liquidation.

“Class C Member” shall mean (i) each Legacy REDI Member that was issued Class C Shares in connection with the contribution by the Former REDI Members of their limited liability interests in REDI or in accordance with Section 9.17, (ii) any transferee of all or any portion of the Class C Shares of a Class C Member who has been admitted to the Company as an Additional Member in accordance with the terms of this Agreement or (iii) any other Person who has been admitted to the Company as a Class C Member in accordance with the terms of this Agreement.

“Class C Share” shall mean a Share which (i) has no voting rights whatsoever (including with respect to amendments of this Agreement and any merger of the Company) and (ii) ranks pari passu with Class A Shares and Class B Shares with regard to distributions and liquidation.

“Closing” shall have the meaning set forth in the Contribution Agreement.

“Code” shall mean the Internal Revenue Code of 1986, as amended or any corresponding provision(s) of succeeding law.

“Commission” shall mean the Securities and Exchange Commission.

“Common Stock” means the common stock of the Successor Corporation.

“Company Assets” shall mean all right, title and interest of the Company and of the Subsidiaries in and to all or any portion of the assets of the Company Group and any property (real, personal, tangible or intangible) acquired in exchange therefor or in connection therewith.

“Company Group” shall mean, collectively, the Company and all of the Subsidiaries.

“Competing Person” means (1) any of Instinet Corporation, The Island ECN, Inc., The Brut ECN, L.L.C., NexTrade, Inc., Bloomberg Tradebook LLC, Globalnet Financial.com, Elephant eXpress, LLC, elephantX.com, elephantX Online Securities, LLC, Attain ECN, Domestic Securities, Inc., any successor to any such Person or any Person which acquires or otherwise operates the ECN currently operated by any such Person or any of its Affiliates or (2) any Person that operates, as a significant part of its business, an electronic trading system that is directly competitive with the Company as the Company plans to operate immediately after the Closing. For this purpose, an electronic trading system shall not be considered directly competitive with the Company unless it offers anonymous, continuous (and not merely periodic), automated buying and selling of ECN Securities during regular market hours, on a non-negotiated basis, in transactions of less than block size (but not necessarily solely transactions of less than block size), to registered broker-dealers or institutional customers, either directly or through an intermediary, and that, as a result of its trading in ECN Securities, is required to register as an “alternative trading system” (as defined in Rule 300 under Regulation ATS pursuant to the Exchange Act)), a national securities exchange pursuant to Section 6 of the Exchange Act (or that is exempt from such registration as a limited volume exchange pursuant to Section 5 of the Exchange Act), a national securities association pursuant to Section 15A of the Exchange Act, or a facility (as defined in Section 3(a)(2) of the Exchange Act). A trading system shall not be considered anonymous for this purpose if the names of the principals to transactions are in the ordinary course of business disclosed to the counterparties to such transactions, including after execution or settlement of the transaction. A trading system shall not be considered to operate on a non-negotiated basis if the primary means by which the system operates is the negotiation of transactions between specific counterparties pursuant to the bilateral exchange of communications between such counterparties, as opposed to communications to the markets generally.

“Competitive Condition” shall have the meaning set forth in Section 3.2(e).

“Complaining Party” shall have the meaning set forth in Section 14.12(a).

“Contributing Member” shall have the meaning set forth in Section 6.3.

“Contribution Agreement” shall have the meaning set forth in the recitals hereto.

“control” (including the terms “controlling”, “controlled by” and “under common control with”) shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Conversion Ratio” shall mean, as of the date of this Agreement, 1.0; provided, that in the event that the Company (i) makes a dividend or distribution to all holders of its outstanding Shares (other than the Class A Preferred Shares) in Shares, (ii) subdivides its outstanding Shares (other than the Class A Preferred Shares), (iii) combines its outstanding Shares (other than the Class A Preferred Shares) into a smaller number of Shares or (iv) issues any Shares in a reclassification or reorganization of the Shares, the Company shall (x) make a comparable dividend or distribution of additional Shares to all holders of the Company’s outstanding Class A Preferred Shares (on an “as converted” basis), subdivide or combine the Company’s outstanding Class A Preferred Shares on a comparable basis or issue additional Shares in a reclassification or reorganization to all holders of the Company’s outstanding Class A Preferred Shares on a comparable basis or (y) adjust the Conversion Ratio in effect immediately prior to such event by multiplying the Conversion Ratio by a fraction, the numerator of which shall be the number of Shares (without regard to the Class A Preferred Shares for purposes of this calculation) issued and outstanding immediately following such dividend, distribution, subdivision, combination, reclassification or reorganization and the denominator of which shall be the actual number of Shares (without regard to the Class A Preferred Shares for purposes of this calculation) issued and outstanding immediately prior to such dividend, distribution, subdivision, combination, reclassification or reorganization; provided, however, that the foregoing shall not preclude any further adjustment to the Conversion Ratio that may be required pursuant to Section 4.10(e).

“Current Gamma Partner” shall have the meaning set forth in Section 9.10(d)(1).

“Current GSP Shareholder” shall have the meaning set forth in Section 9.10(b)(1).

“Current JL Member” shall have the meaning set forth in Section 9.10(f)(1).

“Current Virago Member” shall have the meaning set forth in Section 9.10(c)(1).

“Depreciation” shall mean all deductions attributable to depreciation or cost recovery with respect to Company Assets during the Company’s taxable year, including any improvements made thereto and any tangible personal property located therein or thereon, or amortization of the cost of any intangible property or other assets acquired by the Company, which have a useful life exceeding one year, provided, however, that with respect to any Company Asset whose tax basis differs from its Book Value, Depreciation for purposes of charging Capital Accounts shall be computed in accordance with the principles of Treasury Regulation 1.704-1(b)(2)(iv)(g)(3) or, if approved by the Board, Treasury Regulation Section 1.704-3(d)(2).

“Development Agreement” shall mean the Support, Development and Enhancement Agreement, dated as of January 7, 1999, between the Company and Townsend Analytics, Ltd.

“ECN” shall mean an “electronic communications network” as defined under Rules 11Ac1-1 and 11Ac1-4 under the Exchange Act.

“ECN Securities” shall mean any equity securities listed on, or approved for quotation on a system operated by, any national securities exchange registered under Section 6 of the Exchange Act or on any national securities association registered under Section 15A of the Exchange Act, other than (x) options cleared or settled through the Options Clearing Corporation or with respect to which quotations and last sales are reported on the Options Price Reporting Authority, (y) exchange traded futures contracts and (z) securities that are not cleared through The Depository Trust Corporation.

“EEP Member” shall mean each Person that (i) either (A) has been issued EEP Class B Shares by the Company or (B) is a transferee of all or any portion of the EEP Class B Shares held by any of the Persons referred to in clause (A) above and (ii) has been admitted to the Company as an Additional Member in accordance with the terms of this Agreement.

“EEP Class B Shares” shall mean (i) all Class B Shares issued in connection with the conversion of Entitlements issued pursuant to the Program into Class B Shares in accordance with the terms of the Program Documents and (ii) all Class B Shares issued to each of Credit Agricole Indosuez Cheuvreux, Renaissance Technologies, Corp., Lexit Capital, LLC and E*Trade Securities, Inc. (or any assignees or successors thereof) pursuant to the accession agreements entered or to be entered into between each such Person and the Company, in the case of clause (i), as contemplated by Section 10.1 hereof, and in the case of clause (ii) as contemplated by Section 10.1 of the Limited Liability Company Agreement.

“EEP Class C Shares” shall mean all Class C Shares issued to the Legacy REDI Members in accordance with Section 9.17(a).

“Effective Date” shall have the meaning set forth in Section 2.1.

“electronic transmission” shall have the meaning set forth in Section 3.2(o).

“Employment Agreement” shall mean the Employment Agreement, dated as of December 19, 2001, between Putnam and the Company.

“Entitlements” shall have the meaning set forth in Section 10.1(b).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Exchange Agreement” shall mean the Exchange Agreement, dated as of

January 17, 2002, by and among the Company, REDI, the Initial Archipelago Members and the Former REDI Members.

“Exercise Period” shall have the meaning set forth in Section 9.19(b).

“Exit Transfer” shall have the meaning set forth in Section 9.3(a).

“Facility” shall mean a facility (as defined in Section 3(a)(2) of the Exchange Act) of PCX and PCX Equities which operates the business of PCX and PCX Equities related to the trading of Equity Securities (as defined in the PCX Facility Services Agreement).

“Failed Contribution” shall have the meaning set forth in Section 6.3.

“Family Member” shall have the meaning set forth in Section 9.1(d).

“Fiscal Year” shall mean the fiscal year of the Company, which shall be each twelve-month period ending December 31 of each year; provided, however, that (i) upon termination of the Company, “Fiscal Year” shall mean the period from the end of the last preceding Fiscal Year to the date of such termination; and (ii) the period commencing on March 15, 2002 and ending on December 31, 2002 shall constitute a “Fiscal Year.” For the avoidance of doubt, the period from January 1, 2002 to the date immediately preceding March 15, 2002 shall constitute a “Fiscal Year”, and all rights and obligations of the Members hereunder with respect to such Fiscal Year shall be deemed to apply solely to the Legacy Archipelago Members.

“Former REDI Member” and “Former REDI Members” shall have the meanings set forth in the preamble hereto.

“Fundamental Decision” shall have the meaning set forth in Section 3.5.

“Funded Contribution” shall mean, with respect to any Member as of any date, the Capital Contributions actually paid to the Company by such Member.

“Funded Portion” shall have the meaning set forth in Section 6.3.

“Funding Percentage” of any Capital Call with respect to any Member shall mean the percentage of such Capital Call required to be funded by such Member.

“Gamma SPV” shall have the meaning set forth in Section 9.10(d)(3).

“GAP” shall have the meaning set forth in the preamble hereto.

“GAP LLC” means General Atlantic Partners, LLC, a Delaware limited liability company.

“GAP Permitted Transferees” shall have the meaning set forth in Section 9.1(n).

“GAP Representative” shall have the meaning set forth in Section 3.2(b).

“GAP Transaction-Related Documents” shall mean (i) the Contribution Agreement, dated as of the Effective Date, between the Company and GAP, (ii) the Registration Rights Agreement, dated as of the Effective Date, among the Company, GAP, General Atlantic Partners 77, L.P., GAP Coinvestment Partners II, L.P., GapStar, LLC, GAPCO GmbH & Co. KG, GAP-W LLC, the Class A Members and the Affiliates of certain Class A Members listed on Schedule 1 thereto and (iii) the other transactional documents contemplated thereby or related thereto.

“GDP” shall mean GDP, Inc., an Illinois corporation.

“Goldman Sachs” shall mean The Goldman Sachs Group, Inc., a Delaware corporation.

“Governmental Authority” shall mean any court, administrative agency or commission, including the Commission, or other federal, state or local governmental authority or instrumentality and any agencies, departments or subdivisions thereof.

“GS Representative” shall have the meaning set forth in Section 3.2(b).

“GSP Representative” shall have the meaning set forth in Section 3.2(b).

“GSP SPV” shall have the meaning set forth in Section 9.10(b)(3).

“Incentive Plan” shall mean (i) the Company’s 2000 Long-Term Incentive Plan, as amended, modified or supplemented from time to time and (ii) the Company’s 2003 Long-Term Incentive Plan, as amended, modified or supplemented from time to time.

“Incentive Plan Option” shall have the meaning set forth in Section 7.2(h).

“Indebtedness” shall mean (i) all indebtedness for borrowed money or for the deferred purchase price of property, goods and services, including reimbursement, and all other obligations, absolute or contingent, with respect to surety bonds, letters of credit and bankers’ acceptances whether or not matured, and hedges, swaps and other derivative contracts and financial instruments, (ii) all obligations evidenced by notes, bonds, debentures, or similar instruments, (iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to acquired property (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (iv) all capital lease obligations, (v) all indebtedness referred to in clause (i), (ii), (iii) or (iv) above secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any lien upon or on property owned by the Company or a Subsidiary (including accounts or contract rights), even though the Company or a Subsidiary has not assumed or become liable for such indebtedness, and (vi) all guaranteed indebtedness of others.

“Initial Archipelago Member” and “Initial Archipelago Members” shall have the meanings set forth in the preamble hereto.

“Initial Capital Contribution” shall mean those capital contributions made or required to be made pursuant to Section 6.1(a).

“Initial Public Offering” shall mean the first offering of newly issued or outstanding equity securities of an entity that is registered with the Commission under the Securities Act.

“IPO Valuation” shall mean the aggregate value of all outstanding Shares of the Company (or the equity securities of the Successor Corporation) and of all outstanding “in-the-money” options, securities and rights exercisable for, or convertible into, Shares (or the equity securities of the Successor Corporation) (including for this purpose all such outstanding “in-the-money” options, securities and rights that become exercisable or convertible upon consummation of the Initial Public Offering or thereafter), calculated on the basis of the aggregate number of such outstanding Shares (or equity securities) and all such Shares (or equity securities) issuable upon exercise or conversion of outstanding “in-the-money” options, securities and rights multiplied by the sales price of each Share (or equity security) sold pursuant to the Initial Public Offering (before deducting underwriting discounts and expenses of sale).

“IRS” shall mean the Internal Revenue Service and any successor agency or entity thereto.

“JL Lender” shall have the meaning set forth in Section 9.1(m).

“JL SPV” shall have the meaning set forth in Section 9.10(f)(3).

“Junior Shares” shall have the meaning set forth in Section 4.10(a).

“Legacy Archipelago Member” shall mean (i) each of GSP, Virago, GS, ETR, Instinet, JPM, AC, Merrill, PCX, BNP, Southwest and Gamma and (ii) any transferee of all or any portion of the Shares of any of the Persons referred to in clause (i) who has been admitted to the Company as an Additional Member in accordance with the terms of this Agreement.

“legacy class” means the Legacy Archipelago Members, Legacy Class A Archipelago Members or the Legacy REDI Members, as the context may require.

“Legacy Class A Archipelago Member” shall mean (i) any Legacy Archipelago Member holding Class A Shares as of the Effective Date and (ii) any transferee of all or any portion of the Class A Shares of the Persons referred to in clause (i) who has been admitted to the Company as an Additional Member in accordance with the terms of this Agreement.

“Legacy REDI Member” shall mean (i) each of Fidelity, Schwab, SLK, TD, Fleet, CSFB, Lehman, NDG, BOA and JL and (ii) any transferee of all or any portion of the Shares of the Persons referred to in clause (i) who has been admitted to the Company as an Additional Member in accordance with the terms of this Agreement.

“Legacy REDI Members Voting Agreement” shall mean the Voting Agreement, dated as of January 17, 2002, by and among certain of the Former REDI Members, as amended from time to time.

“LIBOR” shall mean the rate for deposits in U.S. Dollars for a period of two months which appears on the Telerate Page 3750 as of 11:00 a.m., London time, on the Capital Call Date (or if such date is not a London Banking Day, then the next succeeding London Banking Day).

“License Agreements” shall mean the Development Agreement, the License and Distribution Agreement, dated as of January 7, 1999, between the Company and Townsend Analytics, Ltd., and the License Agreement, dated as of January 7, 1999, between the Company and Townsend Analytics, Ltd.

“Limited Liability Company Agreement” shall have the meaning set forth in the recitals hereto.

“London Banking Day” means any day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in London.

“Losses” shall have the meaning set forth in Section 7.2(a).

“Manager” and “Managers” shall have the meanings set forth in Section 3.2(a).

“Materials” shall have the meaning set forth in Section 4.9.

“Maximum Share” shall have the meaning set forth in Section 9.2(b).

“Member” shall mean a Class A Member, Class B Member, Class C Member or Class A Preferred Member, as the context may require, in its capacity as a member of the Company; provided, that, for purposes of this Agreement, the Class A Preferred Member shall also be deemed to be a Class A Member. For purposes of the Act, there are no separate classes or groups of members other than the Class A Members, Class B Members and Class C Members. A Member which holds Shares of more than one class shall be considered to be a Member of each such class to the extent of the number of Shares of each such class held by such Member.

“Member-Funded Debt” shall mean any non-recourse debt of the Company which is loaned or guaranteed by any Member and/or is treated as “partner non-recourse debt” with respect to a Member under Treasury Regulations Section 1.704-2(b)(4).

“Member Representative” shall have the meaning set forth in Section 3.8.

“Minimum Gain” shall mean an amount equal to the excess of the principal amount of debt, for which no Member is liable (“non-recourse debt”), secured by Company Assets, over the Book Value of such Company Assets which represents the minimum taxable gain which would be recognized by the Company if the non-recourse debt were foreclosed upon and the Company Assets were transferred to the creditor in satisfaction thereof, and which is referred to as “minimum gain” in Treasury Regulations Section 1.704-2(d). A Member’s share of Minimum Gain shall be determined pursuant to Treasury Regulation Section 1.704-2(g).

“Nasdaq” shall mean The Nasdaq Stock Market, Inc.

“NASDAQ System” shall mean the automated quotation system of the National Association of Securities Dealers, Inc.

“Net Cash Flow” shall mean the gross cash proceeds of the Company less the portion thereof used to pay or establish reserves for all Company expenses, debt payments, capital improvements, replacements and contingencies, all as determined by the Board of Managers. “Net Cash Flow” shall not be reduced by depreciation, amortization, cost recovery deductions, or similar allowances, but shall be increased by any reductions of reserves previously established pursuant to the first sentence of this definition.

“Non-Affiliated Manager” shall mean a Manager who is not an Affiliated Manager.

“Non-Contributing Member” shall have the meaning set forth in Section 6.3.

“Non-Creditworthy Purchaser” shall have the meaning set forth in Section 9.2(d).

“Non-Voting Advisors” shall have the meaning set forth in Section 3.7(a).

“Notice of Exercise” shall have the meaning set forth in Section 9.19(b).

“Notice of Purchase” shall have the meaning set forth in Section 9.2(b).

“Notice of Sale” shall have the meaning set forth in Section 9.2(a).

“NYSE” shall mean New York Stock Exchange, Inc.

“Offer Terms” shall have the meaning set forth in Section 9.2(a).

“Offered Shares” shall have the meaning set forth in Section 9.2(a).

“Offeree” shall have the meaning set forth in Section 9.3(b).

“Offeree Member” shall have the meaning set forth in Section 9.18(a).

“Offeror” shall have the meaning set forth in Section 9.3(a).

“Organizational Documents” shall mean (if applicable) (i) with respect to a corporation, such Person’s certificate or articles of incorporation and by-laws (including any constitution or rules constituting such by-laws), and any shareholder agreement, voting agreement, voting trust or similar arrangement applicable to any of such Person’s authorized shares of capital stock, (ii) with respect to a partnership, such Person’s certificate of limited partnership, if any, partnership agreement, voting trusts, voting agreements or similar arrangements applicable to any of its partnership interests or (iii) with respect to a limited liability company, such Person’s certificate of formation, limited liability company or operating agreement, voting trusts, voting agreements or similar arrangements applicable to any of its limited liability company interests.

“Outstanding Share Put Option” shall have the meaning set forth in Section 9.19(a).

“Parity Shares” shall have the meaning set forth in Section 4.10(a).

“PCX Contribution Agreement” shall mean the Contribution Agreement, dated as of July 12, 2000, among the Company, PCX and PCX Equities.

“PCX Equities” shall mean PCX Equities, Inc., a Delaware corporation and a wholly-owned subsidiary of PCX.

“PCX Facility Services Agreement” shall mean the Amended and Restated Facility Services Agreement, dated as of March 22, 2002, among the Company, PCX and PCX Equities (as amended, modified or supplemented after the date thereof).

“PCX Representative” shall have the meaning set forth in Section 3.2(b).

“PCX Transferee” shall have the meaning set forth in Section 9.10(e)(1).

“PCX SPV” shall have the meaning set forth in Section 9.10(e)(2).

“Percentage Interest” shall, with respect to any Member, equal the number of Shares then held by such Member divided by the aggregate number of Shares then held by all Members, expressed as a percentage. For purposes of determining the Percentage Interest, the Class A Preferred Shares shall be deemed to have been converted into Class A Shares in accordance with the then applicable Conversion Ratio or, if applicable, the Adjusted Conversion Ratio under Section 4.10.

“Person” shall mean an individual, corporation (including any non-profit corporation), association, general or limited partnership, organization, business, firm, limited liability company, joint venture, trust, estate, or other entity, association or organization, whether constituting a separate legal entity or not.

“Profits” shall have the meaning set forth in Section 7.2(a).

“Program” shall mean the Company’s Equity Entitlement Program (as amended and restated as of the date hereof and as amended, modified or supplemented after the date hereof).

“Program Documents” shall mean the Program and all agreements, certificates and other documents entered into or delivered by the Company or any Subsidiary in connection with the Program, including the participation agreements and assignment agreements entered into with participants in the Program and their assignees.

“Proposed Transferee” shall have the meaning set forth in Section 9.2(a).

“Purchaser” shall have the meaning set forth in Section 9.2(b).

“Put Maximum” shall have the meaning set forth in Section 9.19(a).

“Put Notice” shall have the meaning set forth in Section 9.19(a).

“recapture income” shall have the meaning set forth in Section 7.2(b).

“REDI” shall mean REDIBOOK ECN LLC, a Delaware limited liability company (now known as Archipelago Securities, L.L.C.).

“REDI Class A Fraction” shall have the meaning set forth in Section 9.16(a).

“REDI ECN” shall mean the ECN operated by REDI as of January 17, 2002, as it may be operated by REDI, the Company or any Subsidiary after January 17, 2002.

“REDI EEP Class C Fraction” shall have the meaning set forth in Section 9.16(a).

“REDI Non-EEP Class C Proportion” shall have the meaning set forth in Section 9.16(a).

“REDI Transaction-Related Documents” shall mean the License Agreements, the Townsend Assistance Agreement, the Reorganization and Contribution Agreement, the Employment Agreement, the PCX Contribution Agreement, the PCX Facility Services Agreement, the Exchange Agreement, the SLK Clearing Agreements and the SLK Clearing Letter Agreement.

“Regulatory Capital Call” shall have the meaning set forth in Section 6.2(a).

“Remaining Shares” shall have the meaning set forth in Section 9.19(c).

“Reorganization and Contribution Agreement” shall mean the Reorganization and Contribution Agreement, dated as of January 7, 1999, among the Company, GDP, Virago, Southwest, ASB, L.L.C., an Illinois limited liability company formerly known as Archipelago Services, L.L.C., Terra Nova Trading, L.L.C. and Wave Securities.

“Rules” shall have the meaning set forth in Section 14.12(c).

“Representative” shall have the meaning set forth in Section 3.2(b).

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Self-Regulatory Organization” shall have the meaning set forth in the Exchange Act.

“Seller” shall have the meaning set forth in Section 9.2(a).

“Settlement Date” shall have the meaning set forth in Section 9.19(d).

“Share” shall mean an interest of a Member in the Company, including the right of such Member to any and all benefits to which a Member may be entitled as provided in this Agreement, together with the obligations of such Member to comply with all the terms and provisions of this Agreement, representing such fractional part of the interests of all Members in the Company as equals a fraction, the numerator of which shall equal one, and the denominator of which shall equal the aggregate number of Shares then held by all Members. The Company may only issue Class A Shares, Class B Shares, Class C Shares or Class A Preferred Shares to Members. The Company may issue fractional Shares.

“Share Adjustment Number” shall have the meaning set forth in Section 9.16(a).

“Significant Decision” shall have the meaning set forth in Section 3.4.

“Significant Member” shall have the meaning set forth in Section 9.2(a).

“SLK Clearing Agreements” shall mean the Fully Disclosed Clearing Agreements, dated as of January 7, 2002, between SLK and each of REDI and Wave Securities.

“SLK Clearing Letter Agreement” shall mean the letter agreement, dated as of January 17, 2002, between the Company and SLK with respect to securities clearing.

“Special Transfer Restriction” shall have the meaning set forth in Section 9.1(a).

“SPV” shall have the meaning set forth in Section 9.10(a)(3).

“Subsidiaries” shall mean ARCA-GNC, Archipelago Canada, Archipelago Europe, Archipelago Exchange, Archipelago Overseas, REDI, Archipelago Services, Archipelago TP Investment, Archipelago Trading Services, Inc., Wave Securities and Archipelago MDS and their respective successor companies, and any Person (including newly formed or acquired Persons) in which any of the foregoing entities or the Company directly or indirectly through one or more intermediaries owns or controls 50% or more of the outstanding voting securities or other ownership interests of such Person, and each of the foregoing may be referred to in this Agreement as a “Subsidiary”.

“Subsidiary Member” shall have the meaning set forth in Section 9.10(a).

“Successor Corporation” shall have the meaning set forth in Section 9.12(a).

“Tax Allowance Amount” shall mean, with respect to each Member for any calendar quarter (or portion thereof, in the case of the first calendar quarter ending after the Effective Date), an amount reasonably determined by the Tax Matters Member, in good faith, to be the estimated maximum income tax liability of such Member (other than Class B Members) calculated based on the highest federal income tax rate applicable to individuals and the highest state income tax rate (among the states that may tax any of the Members) applicable to individuals (taking into account any deduction allowable for federal or state income tax purposes) arising from the ownership of its Shares. Each Tax Allowance Amount shall be computed at the same rate for each Member so as to keep each Member’s Percentage Interest constant and so as to result in distributions pursuant to Section 8.1(b) being made pro rata in accordance with Percentage Interests. Such estimate by the Tax Matters Member is intended to allow the Member (or the owner of such Member that is a partnership for federal income tax purposes or the ultimate beneficial owner of such owner) with the highest income tax liability arising from the ownership of its Shares to pay such liability from the aggregate amount of the Tax Allowance Amounts relating to the year such liability arose, although there is no assurance that it will be sufficient. The Tax Matters Member’s estimate shall be limited to the amount of cash available and shall take into account any anticipated profits of the Company for such Fiscal Year and any profits of the Company for previous Fiscal Years in respect of which Tax Allowance Amounts have not been previously distributed. In addition, such estimate may take into account such other factors pertaining to the Company as the Tax Matters Member deems appropriate, including, without limitation, any losses of the Company for prior Fiscal Years or such Fiscal Year (except Tax Allowance Amounts computed for GAP shall not take into account any losses of the Company prior to GAP’s admission to the Company), prior Tax Allowance Amounts distributed with respect to profits for such Fiscal Year, differences in tax rates, if any, for long-term capital gains, and the maximum statutory rates of federal and state income taxes applicable to any Member. The amount so determined by the Tax Matters Member shall be the Tax Allowance Amount for such period and shall be final and binding on all Members. The Tax Allowance Amount of any Member shall be reduced by amounts withheld with respect to such Member pursuant to Section 8.1(c).

“Tax Matters Member” shall initially be GS who shall serve as Tax Matters Member until such time as a successor Tax Matters Member is appointed by the Board of Managers.

“Telerate Page 3750” shall mean the display designated as “Page 3750” on the Telerate Service (or such other page as may replace Page 3750 on that service or such other service as may be nominated by the British Bankers’ Association as the information vendor for the purpose of displaying British Bankers’ Association Interest Settlement Rates for U.S. Dollar deposits).

“Terminating Event” shall have the meaning set forth in Section 11.1.

“Townsend Assistance Agreement” shall mean the Townsend Analytics Assistance Agreement, dated January 7, 1999, between Townsend Analytics, Ltd. and the Company.

“Transfer” shall mean to transfer, sell, lend, pledge, hypothecate, encumber, assign or otherwise dispose of (whether voluntarily, involuntarily, by operation of law or otherwise).

“Transferor” shall have the meaning set forth in Section 9.4(a).

“Treasury Regulations” shall mean the regulations promulgated under the Code, as such regulations are in effect on the date hereof.

“Ultimate Parent Entity” shall mean, with respect to any Member, the ultimate Beneficial Owner of all of such Member’s equity securities (together with any partnership, corporation, trust or other organization in whatever form that succeeds to all or substantially all of the assets and business of such Person).

“Virago Representative” shall have the meaning set forth in Section 3.2(b).

“Virago SPV” shall have the meaning set forth in Section 9.10(c)(3).

“Wave Securities” shall mean Wave Securities, LLC, an Illinois limited liability company and a wholly owned Subsidiary (formerly known as Archipelago, LLC).

1.2. Terms Generally. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(i) the terms defined herein have the meanings assigned to them herein and include both the plural and the singular, as the context may require;

(ii) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision; and

(iii) the words “including” and “include” and other words of similar import shall be deemed to be followed by the phrase “without limitation.”

ARTICLE II

EFFECTIVENESS OF THIS AGREEMENT;
THE COMPANY AND ITS BUSINESS

2.1. Effectiveness of this Agreement; Pre-Effectiveness Transfers. Notwithstanding anything to the contrary contained in this Agreement, this Agreement shall become effective as of the Closing (such date, the “Effective

Date”), and until such effectiveness of this Agreement (i) the provisions of this Agreement shall have no force or effect and (ii) the Limited Liability Company Agreement shall continue in full force and effect (unless earlier terminated in accordance with the terms thereof).

2.2. Formation of the Company; Effectiveness. Prior to the date hereof, the Certificate of Formation was filed with the Secretary of State of the State of Delaware. The Members hereby agree to execute and file any required amendments to the Certificate of Formation and shall do all other acts requisite for the constitution of the Company as a limited liability company under the laws of the State of Delaware. The Members and the Board of Managers hereby ratify and approve the execution, delivery and filing of the original Certificate of Formation with the Secretary of State of the State of Delaware by Jon A. Ballis, and all other certificates executed, delivered and filed as of the date hereof with the Secretary of State of the State of Delaware by any officer of the Company, as an authorized person within the meaning of the Act. Thereafter, Jon A. Ballis’ powers as an authorized person ceased, and any Person authorized by the Board of Managers as an authorized person within the meaning of the Act shall execute, deliver and file, or cause the execution, delivery and filing of, all certificates (and any amendments and/or restatements thereof) required or permitted by the Act to be filed with the Secretary of State of the State of Delaware.

2.3. Company Name. The business of the Company shall be conducted under the name of “Archipelago Holdings, L.L.C.” in the State of Delaware and under such name or such assumed or trade names as the Board of Managers deem necessary or appropriate to comply with the requirements of any other jurisdiction in which the Company may be required to qualify.

2.4. Term. The term of the Company commenced on the date the Secretary of State of the State of Delaware accepted for filing the Certificate of Formation for the Company and shall continue until the Company is dissolved pursuant to Article XII of this Agreement.

2.5. Business; Scope of Members’ Authority.

(a) The Company is organized for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging in any lawful act or activity for which limited liability companies may be formed under the Act and engaging in any and all activities necessary, convenient, desirable or incidental to the foregoing, including acquiring, holding, managing, operating and disposing of real and personal property. Notwithstanding anything to the contrary contained in this Agreement, the Members and the Board of Managers hereby ratify, approve and authorize the execution, delivery and performance of (i) the GAP Transaction-Related Documents, the issuance to GAP of Class A Preferred Shares as provided under the Contribution Agreement and the acquisition by GAP of Shares as provided in Section 9.19, (ii) the REDI Transaction-Related Documents heretofore entered into by the parties thereto and (iii) any contribution agreement and accession agreement heretofore entered into with a Member, in each case, by Putnam or M. Townsend or S. Townsend or Michael Cormack or Nelson Chai or Steven Rubinow or Kevin J.P. O’Hara on behalf of the Company.

(b) Except as otherwise expressly and specifically provided in this Agreement, no Member shall have any authority to bind or act for, or assume any obligations or responsibility on behalf of, any other Member or the Company. Neither the Company nor any Member shall, by virtue of executing this Agreement, be responsible or liable for any Indebtedness or obligation of the other Members incurred or arising either before or after the execution of this Agreement, except that the Company shall be responsible for the responsibilities, liabilities, Indebtedness and obligations of the Company incurred after January 7, 1999 pursuant to and as limited by the terms of this Agreement.

2.6. Principal Office; Registered Agent. The principal office of the Company shall be 100 South Wacker Drive, 20th Floor, Chicago, Illinois 60606. The Company may change its place of business to such location or locations as may at any time or from time to time be determined by the Board of Managers. The mailing address of the Company shall be 100 South Wacker Drive, 20th Floor, Chicago, Illinois 60606 or such other address as may be selected from time to time by the Board of Managers. The registered office and registered agent in the State of Delaware of the Company shall be c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

2.7. Names and Addresses of Members.

(a) The names and addresses of the Class A Members (and legacy class thereof, if applicable), excluding in this case the Class A Preferred Members, as of the Effective Date are set forth in Schedule 2.7(a).

(b) The names and addresses of the Class B Members as of the Effective Date are set forth in Schedule 2.7(b).

(c) The names and addresses of the Class C Members as of the Effective Date are set forth in Schedule 2.7(c).

(d) The names and addresses of the Class A Preferred Members shall be set forth in Schedule 2.7(d).

(e) As of the Effective Date, (i) each of GSP, Virago, GS, ETR, Instinet, JPM, AC, Merrill, BNP, Southwest, Gamma, PCX, Fidelity, Schwab, SLK, TD, Fleet, CSFB, Lehman, NDG, BOA, JL and the other Class B Members as set forth on Schedule 2.7(b) shall continue as Members and (ii) GAP shall be admitted as a Member.

2.8. Certain Representations by Members. Each Member (other than GAP with respect to clause (iv) below) represents, warrants, agrees and acknowledges that, as of the date hereof, (i) it has been duly authorized to purchase and hold its Shares and to execute and deliver this Agreement and all other instruments executed and delivered on behalf of it in connection with the acquisition of its Shares, (ii) the consummation of the transactions contemplated by this Agreement and the performance of its obligations hereunder will not result in a breach or violation of, a default under, or conflict with its Organizational Documents or any existing agreement to which it or any of its properties or assets is subject, other than such breaches, violations, defaults and conflicts that will not materially adversely affect the ability of the Company and the Members to consummate the transactions and acts contemplated by this Agreement and, to the best of its knowledge, will not subject the Company or the Members to any material liability or materially and adversely affect the ability of the Company or any Subsidiary to conduct its business as currently conducted or as proposed to be conducted, (iii) this Agreement has been duly authorized, executed and delivered by, and is a binding agreement on the part of, such Member enforceable against such Member in accordance with its terms and (iv) all authorizations, consents, approvals, orders, notices, filings, registrations, qualifications and exemptions of, with or from any Governmental Authority or any Self-Regulatory Organization required to be obtained or made by or on behalf of such Member in connection with the execution of this Agreement or the performance of its obligations hereunder, to its knowledge, have been duly obtained or made by such Member and are in full force and effect. GAP represents, warrants, agrees and acknowledges that, as of the date hereof (i) to the best of its knowledge, no material authorizations, consents, approvals, orders, notices, filings, registrations, qualifications and exemptions of, with or from Governmental Authority (“Approvals”) to which it may be subject are required to be obtained or made by or on behalf of GAP in connection with the execution of this Agreement or the performance of its obligations hereunder, other than (x) those Approvals required pursuant to the Securities Act or the Exchange Act and in each case the rules and regulations promulgated thereunder and (y) filings or notices pursuant to state “blue sky” securities laws which may be made after the Effective Date, and (ii) neither GAP nor any of its Affiliates is a member, or otherwise subject to the jurisdiction, of any Self-Regulatory Organization, other than any Affiliate of GAP which is a portfolio company of GAP LLC and whose securities are listed on a national securities exchange or quoted on Nasdaq. Each Member agrees to indemnify the Company and each other Member against any and all claims, demands, losses, damages, liabilities, lawsuits and other proceedings, judgments and awards, and costs and expenses (including reasonable attorneys’ fees) incurred by the Company or any such other Member or any Affiliate of any Member arising from any breach by such Member of any of the foregoing representations and warranties.

2.9. Withholding Tax. Each Member (other than Instinet) represents and warrants that it is not a foreign partner under Section 1446(e) of the Code.

2.10. Undertaking to GAP. The Company agrees that it shall cooperate with and provide to GAP such information as GAP may reasonably request with respect to any basis adjustments under Section 743 of the Code applicable to GAP.

ARTICLE III

MANAGEMENT OF COMPANY BUSINESS

3.1. Management and Control.

(a) Except as otherwise specifically set forth in this Agreement, the Board of Managers acting in accordance with the terms of this Agreement, including Section 3.2, shall have the right, power and authority to oversee the business and affairs of the Company and the Subsidiaries and to do all things necessary to manage the business of the Company and the Subsidiaries, and the Board of Managers is hereby authorized to take any action of any kind and to do anything and everything the Board of Managers deems necessary or appropriate in accordance with the provisions of this Agreement and applicable law. Any action taken by the Board of Managers in accordance with the terms of this Agreement that is not otherwise in violation of applicable law shall constitute the act of, and shall serve to bind, the Company.

(b) No Member shall take any action on behalf of or in the name of the Company or the Subsidiaries, or enter into any commitment or obligation binding upon the Company or the Subsidiaries, except for actions authorized by the Board of Managers in the manner set forth herein. Each Member shall defend, indemnify and hold harmless the Company, the other Members and their respective Affiliates from and against any and all claims, demands, losses, damages, liabilities, lawsuits and other proceedings, judgments and awards, and costs and expenses (including reasonable attorneys’ fees) arising, directly or indirectly, in whole or in part, out of any breach of this Section 3.1(b) by such Member.

3.2. Appointment and Election of Managers; Removal of Managers; Meetings of Managers and Members.

(a) As of the Effective Date, and until such time as the members of the restructured Board of Managers are appointed pursuant to Section 3.2(d), the Board of Managers shall be comprised of no more than twelve (12) Managers (each, a “Manager” and collectively, the “Managers”). All such Managers shall be appointed and elected in the manner set forth in this Section 3.2. The names and addresses of the then current Managers shall be set forth in Schedule 3.2(a), such Schedule 3.2(a) to be amended from time to time by the Board of Managers. Notwithstanding anything to the contrary contained herein, in no event shall the Board of Managers at any time include more than one Affiliated Manager of any Member.

(b) As of the Effective Date and until such time as the members of the restructured Board of Managers are appointed pursuant to Section 3.2(d), this Section 3.2(b) shall apply to the appointment of the members of the Board of Managers.

(i) The then current Chief Executive Officer of the Company shall be a Manager.

(ii) Virago shall be entitled to appoint one (1) Manager (the “Virago Representative”) for so long as Virago’s Class A Percentage Interest is at least 1%.

(iii) PCX shall be entitled to appoint one (1) Manager (the “PCX Representative”) for so long as the PCX Facility Services Agreement is in full force and effect.

(iv) Goldman Sachs shall be entitled to appoint one (1) Manager (the “GS Representative”) for so long as GS and SLK (together with any transferees of any of the Class A Shares held by GS and SLK as of the effective date of the Limited Liability Company Agreement of which Goldman Sachs is the Ultimate Parent Entity) collectively hold Class A Shares which constitute not less than 15% of the aggregate Class A Shares held by GS and SLK as of the Effective Date.

(v) GAP shall be entitled to appoint one (1) Manager (the “GAP Representative”) (A) prior to such time as GAP purchases the Accepted Shares on the Settlement Date in accordance with Section 9.19, for so long as GAP (together with any transferees of any of the Class A Preferred Shares held by GAP as of the Effective Date which are GAP Permitted Transferees) holds Class A Preferred Shares which constitute not less than 100% of the aggregate Class A Preferred Shares held by GAP as of the Effective Date (or the Shares into which such Shares have been subdivided, combined or reclassified) and is not in breach of Section 9.19 and (B) following such time, for so long as GAP (together with any transferees of any of the Class A Preferred Shares held by GAP as of the Effective Date which are GAP Permitted Transferees) holds Shares which constitute not less than 75% of the aggregate Shares held by GAP as of the Settlement Date (after giving effect to the purchase by GAP of the Accepted Shares) (or the Shares into which such Shares have been subdivided, combined or reclassified).

(vi) The Legacy Class A Archipelago Members other than (A) GSP, for so long as either (x) Putnam is the Chief Executive Officer of the Company or (y) the GSP Representative is a Manager, (B) Virago, for so long as the Virago Representative is a Manager, (C) PCX, for so long as the PCX Representative is a Manager and (E) GS, for so long as the GS Representative is a Manager, voting as a legacy class, shall be entitled to elect two (2) Managers; provided that, in the event that Putnam shall cease to be the Chief Executive Officer of the Company, GSP shall be entitled to appoint one (1) Manager (the “GSP Representative”; each of the Virago Representative, the PCX Representative, the GS Representative, the GSP Representative and the GAP Representative, a “Representative”) for so long as GSP’s Class A Percentage Interest is at least 1% and, in such event, the number of Managers to be elected by such Legacy Class A Archipelago Members as provided above shall be reduced by one (1). Prior to the Effective Date, Putnam shall designate two (2) individuals to serve as the initial Managers referred to in the immediately preceding sentence.

In the event that any of GSP, Virago, PCX, or Goldman Sachs shall no longer be entitled to appoint a Representative as provided above, the Representative appointed by such Person shall immediately cease to be a Manager, and GSP, Virago, PCX, or GS and SLK (and such transferee(s), if applicable), as the case may be, shall cause such Representative to immediately resign therefrom, and the Legacy Class A Archipelago Members entitled to vote pursuant to the immediately preceding sentence (including, for the avoidance of doubt, the Member whose Representative was required to resign), voting as a legacy class, shall have the right to elect a successor to such Manager at a special meeting of such Members duly called for such purpose and thereafter to elect any further successors for such Manager. In the event that any Representative shall not resign from the Board of Managers as required by this Section 3.2(b), the Legacy Class A Archipelago Members shall have the right to immediately remove such Representative from the Board of Managers without any further action by such Representative or by GSP, Virago, PCX, GS or SLK, as applicable. In the event that GAP shall no longer be entitled to appoint a Representative as provided above, the GAP Representative shall immediately cease to be a Manager and GAP shall cause its Representative to immediately resign therefrom and the Board of Managers will be reduced by one (1). In the event that the GAP Representative shall not resign from the Board of Managers as required by this Section 3.2(b), the Board of Managers shall have the right to immediately remove the GAP Representative from the Board of Managers without any further action by GAP.

(c) As of the Effective Date and until such time as the members of the restructured Board of Managers are appointed pursuant to Section 3.2(d), the Legacy REDI Members, voting as a legacy class, shall be entitled to elect five (5) Managers (as to which certain of the Legacy REDI Members have entered into the Legacy REDI Members Voting Agreement).

(d) Within ninety (90) days following the Effective Date (the “Appointment Period”), the members of a restructured Board of Managers shall be appointed by the Board of Managers in accordance with this Section 3.2(d); provided, however that, if the Company or the Successor Corporation has filed a registration statement with the Commission in connection with an Initial Public Offering at any time during the Appointment Period that has not been withdrawn during the Appointment Period, the Board of Managers may in its discretion elect to extend the Appointment Period by up to sixty (60) days; provided, further, that the Board of Managers may extend the Appointment Period thereafter only with the consent of the GAP Representative. Concurrently with the appointment of such members of the restructured Board of Managers, the Managers then serving on the Board of Managers pursuant to appointment under Section 3.2(b) and Section 3.2(c) shall immediately cease to be Managers without any further action on their part, on the part of any Member or by the Board of Managers. From and after the time that such members of the restructured Board of Managers are appointed, the Board of Managers shall be comprised of either seven (7) or nine (9) Managers, as determined by the Board of Managers in its discretion, two (2) of whom shall be Non-Affiliated Managers if the Board of Managers is comprised of seven (7) Managers or four (4) of whom shall be Non-Affiliated Managers if the Board of Managers is comprised of nine (9) Managers, in each case as provided in Section 3.2(d)(v). All such Managers shall be appointed as set forth in this Section 3.2(d).

(i) The then current Chief Executive Officer of the Company shall be a Manager.

(ii) PCX shall be entitled to appoint one (1) Manager (who shall continue to be referred to herein as the PCX Representative) for so long as the PCX Facility Services Agreement is in full force and effect.

(iii) GAP shall be entitled to appoint one (1) Manager (who shall continue to be referred to herein as the GAP Representative) (A) prior to such time as GAP purchases the Accepted Shares on the Settlement Date in accordance with Section 9.19, for so long as GAP (together with any transferees of any of the Class A Preferred Shares held by GAP as of the Effective Date which are GAP Permitted Transferees) holds Class A Preferred Shares which constitute not less than 100% of the aggregate Class A Preferred Shares held by GAP as of the Effective Date (or the Shares into which such Shares have been subdivided, combined or reclassified) and is not in breach of Section 9.19 and (B) following such time, for so long as GAP (together with any transferees of any of the Class A Preferred Shares held by GAP as of the Effective Date which are GAP Permitted Transferees) holds Shares which constitute not less than 75% of the aggregate Shares held by GAP as of the Settlement Date (after giving effect to the purchase by GAP of the Accepted Shares) (or the Shares into which such Shares have been subdivided, combined or reclassified).

(iv) The Class A Members other than (A) PCX, for so long as the PCX Facility Services Agreement is in full force and effect, (B) GSP, for so long as Putnam is the Chief Executive Officer of the Company, and (C) GAP, (x) prior to such time as GAP purchases the Accepted Shares on the Settlement Date in accordance with Section 9.19, for so long as GAP (together with any transferees of any of the Class A Preferred Shares held by GAP as of the Effective Date which are GAP Permitted Transferees) holds Class A Preferred Shares which constitute not less than 100% of the aggregate Class A Preferred Shares held by GAP as of the Effective Date and (y) following such time, for so long as GAP (together with any transferees of any of the Class A Preferred Shares held by GAP as of the Effective Date which are GAP Permitted Transferees) holds Shares which constitute not less than 75% of the aggregate Shares held by GAP as of the Settlement Date (after giving effect to the purchase by GAP of the Accepted Shares), voting as a class, shall be entitled to appoint two (2) other Managers who are not required to be Non-Affiliated Managers (including a Manager to replace the PCX Representative or the GAP Representative in the event that PCX or GAP, as the case may be, are no longer entitled to appoint a Manager pursuant to the immediately preceding two sentences); provided that the first such appointments shall be made by the then current Board of Managers and such appointed Managers shall thereafter hold their offices until removed or replaced or such time as the Class A Members elect their respective successors.

(v) The Class A Members, voting as a class, shall be entitled to elect two (2) Non-Affiliated Managers if the Board of Managers is comprised of seven (7) Managers or four (4) Non-Affiliated Managers if the Board of Managers is comprised of (9) Managers; provided that the first such appointments shall be made by the then current Board of Managers and such appointed Managers shall thereafter hold their offices until removed or replaced or such time as the Class A Members elect their respective successors.

In the event that the PCX Facility Services Agreement shall cease to be in full force and effect, the PCX Representative shall immediately cease to be a member of, and PCX shall cause the PCX Representative to immediately resign from, the Board of Managers. In the event that (A) prior to such time as GAP purchases the Accepted Shares on the Settlement Date in accordance with Section 9.19, GAP (together with any transferees of any of the Class A Preferred Shares held by GAP as of the Effective Date which are GAP Permitted Transferees) no longer holds Class A Preferred Shares which constitute at least 100% of the aggregate Class A Preferred Shares held by GAP as of the Effective Date (or the Shares into which such Shares have been subdivided, combined or reclassified) and (B) following such time, GAP (together with any transferees of any of the Class A Preferred Shares held by GAP as of the Effective Date which are GAP Permitted Transferees) no longer holds Shares which constitute at least 75% of the aggregate Shares held by GAP as of the Settlement Date (after giving effect to the purchase by GAP of the Accepted Shares) (or the Shares into which such Shares have been subdivided, combined or reclassified), the GAP Representative shall immediately cease to be a member of, and GAP shall cause the GAP Representative to immediately resign from, the Board of Managers.

(e) In the event that (i) any Member or any of its subsidiaries or Affiliates, individually or collectively, acquires a 15% or greater direct or indirect equity interest (which calculation, for the avoidance of doubt, shall include any interest held as of the date hereof (subject to Section 3.2(f))) in any Competing Person or (ii) any officer, Director (as defined below), manager or other appointee or designee of any Member or any of its subsidiaries or Affiliates becomes a member of the board of directors, board of managers or other similar governance body of any Competing Person (each of the events referred to in clauses (i) and (ii), a “Competitive Condition”), (x) no Affiliated Manager of such Member (including, if applicable, a Representative of such Member) may thereafter be elected or appointed to the Board of Managers, and (y) any Affiliated Manager of such Member (including, if applicable, the GSP Representative, Virago Representative, PCX Representative and GS Representative) shall immediately cease to be a member of, and such Member shall cause such Affiliated Manager to immediately resign from, the Board of Managers, and (i) if such resignation occurs before such time as the members of the restructured Board of Managers are appointed pursuant to Section 3.2(d), the Legacy Class A Archipelago Members or Legacy REDI Members, as applicable, who elected such Manager (or, with respect to the GSP Representative, Virago Representative, PCX Representative and GS Representative, the Legacy Class A Archipelago Members or, with respect to the GAP Representative, all Class A Members), voting as a legacy class (or class, as the case may be), shall have the right to elect a successor thereto at a special meeting of such Members duly called for such purpose or (ii) if such resignation occurs after such time as the members of the restructured Board of Managers are appointed pursuant to Section 3.2(d), the Class A Members, voting as a class, shall have the right to elect a successor thereto at a special meeting of such Members duly called for such purpose; provided, that in the event that the condition which caused the resignation or removal of or election of a successor to a Manager pursuant to the foregoing or following sentence, as applicable, shall cease to exist, such Member shall no longer be prohibited from having an Affiliated Manager on the Board as a result of such condition and, with respect to those Members entitled to appoint a Representative pursuant to Section 3.2(b) or Section 3.2(d), as the case may be, shall have the right to appoint such a Representative at the next regularly scheduled meeting of the Members for the election and appointment of the Managers. In the event that any Manager shall not resign from the Board of Managers as required by this Section 3.2(e), the other Managers, the legacy class or the class entitled to elect a successor to such Manager (in the case of clause (i) above) or the Class A Members (in the case of clause (ii) above) shall have the right to immediately remove such Manager without any further action by such Manager or by any Member. In addition, to the fullest extent permitted by law, (i) no officer, Director, manager or other appointee or designee of a Member or of any subsidiary or Affiliate of such Member who was previously a Manager may, and such Member shall cause such individual not to, become a member of the board of directors, board of managers or other similar governance body of any Competing Person for a period of six (6) months from the date on which such individual ceased to be a Manager, and (ii) if any other officer, Director, manager or other appointee or designee of the applicable Member or of any subsidiary or Affiliate of such Member becomes a member of the board of directors, board of managers or other similar governance body of any Competing Person during the aforementioned six-month period, the individual who was previously a Manager shall enter into a confidentiality agreement with the Company, in form and substance reasonably satisfactory to the Company, prohibiting the disclosure of documents and information provided to him or her as a member of the Board of Managers or any committee or sub-committee thereof beyond individuals who have a need to know such information for purposes of monitoring such Member’s investment in the Company; provided, that, in any event, such documents and information shall not be provided in any manner (directly or indirectly) to any individual that is a member of the board of directors, board of managers or other similar governance body of any Competing Person. “Director” in this Section 3.2(e) means any director other than an outside director. For the avoidance of doubt, an “Affiliate,” as used in this Section 3.2(e), of GAP shall not include any entity that is an Affiliate of GAP solely by reason of the fact that such entity is a limited partner of an investment partnership or similar entity of which GAP LLC is the general partner or managing member.

(f) The provisions of Section 3.2(e), Section 3.7(c) and Section 3.8(d) shall not apply (and the consequences set forth in Section 3.2(e), Section 3.7(c) and Section 3.8(d) shall be inapplicable) with respect to (i) any equity interest (or right to acquire an equity interest) held by any Member or any of its subsidiaries or Affiliates as of January 17, 2002 (including any continuation of any such interest in any successor entity); provided, that such Member or subsidiary or Affiliate thereof, as applicable, has not acquired and does not acquire any additional equity interest (or any additional right to acquire an equity interest) in such Competing Person above the 15% threshold specified in Section 3.2(e); (ii) any membership on a board of directors, board of managers or similar governance body as of January 17, 2002 (including any continuation of such membership on the board of directors, board of managers or similar governance body of any successor entity) (or any replacement or other substitution after January 17, 2002 of a representative of any Member or any subsidiary or Affiliate of any Member who was or is a member of such board of directors, board of managers or similar governance body as of the date of this

Agreement), or any membership on the board of directors, board of managers or similar governance body of NYSE, Nasdaq or any corporate entity that directly or indirectly controls NYSE or Nasdaq, in each case, so long as (A) any individual who is or becomes a member of such a board of directors, board of managers or other similar governance body pursuant to the exception set forth in this clause (ii) (x) shall not be the same individual as is then a member of the Board of Managers, a Non-Voting Advisor or a member of the Advisory Board and (y) must not have been a member of the Board of Managers, a Non-Voting Advisor or a member of the Advisory Board, for at least six (6) months prior to becoming a member of such board of directors, board of managers or other similar governance body, and (B) any member of the Board of Managers who is an Affiliated Manager of such Member, any Non-Voting Advisor that is an Affiliated Advisor of such Member or any member of the Advisory Board that is an Affiliated Advisory Board Member shall enter into a confidentiality agreement with the Company, in form and substance reasonably satisfactory to the Company, prohibiting the disclosure of documents and information provided to him or her as a member of the Board of Managers or any committee or sub-committee thereof, as a Non-Voting Advisor or as a member of the Advisory Board beyond individuals who have a need to know such information for purposes of monitoring such Member’s investment in the Company; provided, that, in any event, such documents and information shall not be provided in any manner (directly or indirectly) to any individual that is a member of the board of directors, board of managers or other similar governance body of any Competing Person, NYSE, Nasdaq or any corporate entity that directly or indirectly controls NYSE or Nasdaq; (iii) any investment made or held by, or membership on the board of directors, board of managers or similar governance body of a representative of, any Person that is no longer an Affiliate of a Member; (iv) other than with respect to GAP, any investment made or held by, or membership on the board of directors, board of managers or similar governance body of a representative of, any Affiliate of a Member through such Affiliate’s asset management business or by or of any private equity fund or funds controlled or managed by such Affiliate that receive a majority (or by or of any such private equity fund or funds that invest on a side-by-side basis, that receive a majority in the aggregate) of their investment capital from investors other than such Member and its subsidiaries and Affiliates, and the employees of such Member or any of its subsidiaries or Affiliates; or (v) any shares acquired pursuant to ordinary course trading activities.

(g) No Class B Member or Class C Member shall have any rights with respect to the appointment of Managers (other than any rights any such Member may have with respect to any Class A Shares or Class A Preferred Shares held by it), and, notwithstanding anything to the contrary contained in this Agreement, including Article IX hereof, the right to appoint or elect a Manager may not be Transferred to any Person (other than the right of a transferee of a Legacy Class A Archipelago Member or Legacy REDI Member, as applicable, that has been admitted to the Company as an Additional Member to vote in such capacity). A meeting (or separate meetings) of the Legacy Class A Archipelago Members and Legacy REDI Members, if such meeting is to be held before such time as the members of the restructured Board of Managers are appointed pursuant to Section 3.2(d), or meeting of the Class A Members, if such meeting is to be held after such time as the members of the restructured Board of Managers are appointed pursuant to Section 3.2(d), shall be held annually for the appointment and election of Managers, in each case at such date, time and place as may be designated by the Chief Executive Officer of the Company or by the Board of Managers, on five (5) days’ proper prior notice to each such Member, either personally or by mail, facsimile or electronic transmission, at such date, time and place set forth in such notice. The legacy class of Members who elected a Manager, voting as a legacy class, if such vote is to occur before such time as the members of the restructured Board of Managers are appointed pursuant to Section 3.2(d), or any Member (or class of Members) who has the right to appoint a Manager (or Managers) to the Board of Managers pursuant to Section 3.2(d), if such vote is to occur after such time as the members of the restructured Board of Managers are appointed pursuant to Section 3.2(d), shall have the right, exercisable at any time and from time to time in such Members’ sole discretion, to remove such Manager and to elect a successor to such Manager, or elect an alternate Manager to perform the function of such Manager in such Manager’s absence, at a duly called special meeting of such Members. Each of GSP, Virago, PCX, Goldman Sachs and GAP shall have the right, exercisable at any time and from time to time in the sole discretion of GSP, Virago, PCX, Goldman Sachs and GAP, respectively, to remove the GSP Representative, Virago Representative, PCX Representative, GS Representative or GAP Representative, as applicable, and to appoint a successor to such Manager, or appoint an alternate Manager to perform the function of the GSP Representative, Virago Representative, PCX Representative, GS Representative or GAP Representative, as applicable, in such Manager’s absence so long as GSP, Virago, PCX, Goldman Sachs and GAP, respectively, have the right to appoint such Representative to the Board of Managers pursuant to the terms of this Agreement.

(h) The Board of Managers may hold meetings, both regular and special, either within or without the State of Delaware.

(i) Regular meetings of the Board of Managers shall be held at least once every quarter at such time and such place as from time to time shall be determined by the Board of Managers or the Chief Executive Officer of the Company; provided, that at least two (2) weeks’ proper prior notice of such meeting shall be given to each member of the Board of Managers, either personally or by mail, facsimile or electronic transmission.

(j) Special meetings of the Board of Managers may be called by any Manager on two (2) days’ proper prior notice to each member of the Board of Managers, either personally or by mail, facsimile or electronic transmission.

(k) As of the Effective Date and until such time as the members of the restructured Board of Managers are appointed pursuant to Section 3.2(d), subject to Section 3.2(t), at all meetings of the Board of Managers (including meetings held in accordance with Section 3.2(p)), seven (7) Managers (or such lesser number of Managers as are eligible to vote on the matters to be presented to the meeting), present in person or represented by proxy, shall constitute a quorum for the transaction of business and, provided proper notice has been given to the Managers, the act of six (6) Managers, present in person or represented by proxy, at any meeting at which there is a quorum shall be the act of the Board of Managers; provided, further, that no Significant Decision may be made by the Board of Managers without the approval of eight (8) Managers (provided, that such number shall be reduced by the number of Managers that are not eligible to vote on such Significant Decision), present in person or represented by proxy; provided, further, that no Fundamental Decision may be made by the Board of Managers without the approval of all of the then current Managers (or such lesser number of Managers as are eligible to vote on such Fundamental Decision), present in person or represented by proxy.

(l) After such time as the members of the restructured Board of Managers are appointed pursuant to Section 3.2(d), subject to Section 3.2(t), at all meetings of the Board of Managers (including meetings held in accordance with Section 3.2(p)), five (5) Managers, in the event the Board of Managers is comprised of nine (9) Managers, and four (4) Managers, in the event the Board of Managers is comprised of seven (7) Managers, (or such lesser number of Managers as are eligible to vote on the matters to be presented to the meeting), present in person or represented by proxy, shall constitute a quorum for the transaction of business and, provided proper notice has been given to the Managers, the act of five (5) Managers, in the event the Board of Managers is comprised of nine (9) Managers, and four (4) Managers, in the event the Board of Managers is comprised of seven (7) Managers, present in person or represented by proxy, at any meeting at which there is a quorum shall be the act of the Board of Managers; provided, further, that no Significant Decision may be made by the Board of Managers without the approval of six (6) Managers, in the event the Board of Managers is comprised of nine (9) Managers, and five (5) Managers, in the event the Board of Managers is comprised of seven (7) Managers, (provided, that such number shall be reduced by the number of Managers that are not eligible to vote on such Significant Decision), present in person or represented by proxy; provided, further, that no Fundamental Decision may be made by the Board of Managers without the approval of all of the then current Managers (or such lesser number of Managers as are eligible to vote on such Fundamental Decision), present in person or represented by proxy.

(m) Special meetings of the Members, or of any class (or legacy class) of Members, may be called by the then current Chief Executive Officer of the Company, the Board of Managers or by Members holding in the aggregate at least 66% of the aggregate number of Shares (or the applicable class or legacy class of Shares, as the case may be), on two (2) days’ proper prior notice to each Member (or each Member of such class or legacy class, if applicable), either personally or by mail, facsimile or electronic transmission, at such date, time and place set forth in such notice.

(n) Subject to Section 3.2(t), at all meetings of the Members (or of any class or legacy class of Members, as the case may be), Members holding in the aggregate at least 66% of the aggregate number of Shares held by all Members (or class or legacy class thereof) eligible to vote on the matters to be presented to the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business, and at any meeting at which there is a quorum, provided proper notice has been given to such Members and except as otherwise set forth herein, the act of Members (or class or legacy class thereof) holding in the aggregate at least a majority (other than with respect to the election of Managers, which shall be by plurality vote) of the aggregate number of Shares held by all Members (or class or legacy class thereof) present in person or represented by proxy and eligible to vote on the matters to be presented to the meeting shall be the act of such Members.

(o) Any action required or permitted to be taken at any meeting of the Board of Managers or Members (or any class or legacy class of Members) (including the election, removal and replacement of Managers) may be taken without a meeting if (i) notice of the proposed action (including the written consent in question) is received by all Managers or Members (or class or legacy class of Members), as applicable, at least two (2) business days before the effective date of the action covered by the written consent, (ii) in the case of action by the Board of Managers, no Manager has prior to such effective date requested, by notice to the Company and all the other Managers, that the action in question be taken at a special meeting of the Board of Managers, unless such Manager shall have withdrawn his or her request for such a special meeting, and (iii) the Managers or Members, as the case may be, having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of the Company. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form. As used in this Agreement, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

(p) Managers or Members may participate in a meeting of the Board of Managers or Members (or any class or legacy class of Members), as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

(q) All Managers shall have the right to receive all printed or electronic information distributed by any means (including electronic transmission) to any member of the Board of Managers in his or her capacity as a member of the Board of Managers, provided, however, that, unless otherwise required by the Act, no member of the Board of Managers shall have the right to receive any printed information with respect to any matter on which such member of the Board of Managers would be required to recuse himself or herself pursuant to Section 3.9.

(r) Until such time as the members of the restructured Board of Managers are appointed pursuant to Section 3.2(d), each Manager may authorize another person or persons to act for such Manager by proxy at any meeting of the Board of Managers. Any proxy granted hereunder by a Manager may only be granted in writing, by means of electronic transmission or as otherwise permitted by applicable law. After such time as the members of the restructured Board of Managers are appointed pursuant to Section 3.2(d), no proxies may be granted pursuant to this Section 3.2(r).

(s) Any proxy granted hereunder by a Member may only be granted in writing, by means of electronic transmission or as otherwise permitted by applicable law.

(t) Notwithstanding clause (k), (l) or (n) of this Section 3.2: (i) subject to clause (ii) of this Section 3.2(t), for so long as Goldman Sachs is entitled to appoint a Representative pursuant to Section 3.2(b), a quorum will not be deemed to exist at any meeting of the Board of Managers called pursuant to Section 3.2(j) unless the GS Representative is present in person or represented by proxy at the meeting; and (ii) if a quorum does not exist at a properly noticed meeting of the Board of Managers or Members, as applicable, and such meeting is rescheduled by proper notice to another date, then a quorum will be deemed to exist at such rescheduled meeting for the items that were on the agenda at the adjourned meeting at which the quorum did not exist, and in connection with such deemed quorum, Board of Manager or Member actions shall be taken by (A) in the case of the Board of Managers, the vote of the majority (other than with respect to any Significant Decision or Fundamental Decision, which shall be subject to the approval requirements set forth in Section 3.2(k) or Section 3.2(l), as applicable) of the Managers represented in person or by proxy at the meeting, or (B) in the case of the Members, Members holding a majority (or such higher percentage, if any, specified in this Agreement) of the Shares of the class (or legacy class) represented in person or by proxy at the meeting.

3.3. Board Decisions. Neither the Company nor any Subsidiary shall, and no officer, employee or Manager of the Company or any Subsidiary shall have the power or authority to cause the Company or any Subsidiary to, without the prior approval of the Board of Managers in accordance with Section 3.2(k) or Section 3.2(l), as applicable, and the approval of the Class A Preferred Members in accordance with Section 3.6, if applicable, take any action in respect of the following matters:

(a) subject to Section 13.1, the adoption, amendment, alteration or repeal of any provision or term of any Organizational Document for the Company (other than the adoption, amendment, alteration or repeal of any provision or term of any Organizational Document for the Company that would constitute a Significant Decision or a Fundamental Decision);

(b) subject to Section 4.10(d), Section 9.15, Section 9.16, Section 9.17, Section 9.18 and Article X hereof, any issuance of equity securities or securities convertible into equity securities of the Company;

(c) the purchase or other acquisition (by merger, consolidation or otherwise) by the Company or any Subsidiary of any stock or equity interests in or of any other Person (except for equity securities acquired for trading, resale or otherwise in the ordinary course of business of the Company or any Subsidiary), or any assets of any other Person, or any business (or a substantial part of a business), whether in one transaction or a series of related transactions, for an aggregate purchase price exceeding $2,000,000;

(d) sell, lease, assign or otherwise dispose of any material properties or assets, real or personal, tangible or intangible, of the Company or any Subsidiary, otherwise than in the ordinary course of business;

(e) sell, transfer, assign, hypothecate, encumber, license or sublicense any of the Company’s or any Subsidiary’s intellectual property, including its licenses, franchises, permits, patents, patent rights, copyrights, works that are the subject matter of copyrights, trademarks, tradenames, trade styles, patent and trademark applications or any rights under any of the foregoing; any extensions, renewals, reissues, or configurations of the same; any inventions, trade secrets, formulae, processes, compounds, drawings, designs, blueprints, surveys, reports, manuals, or operation standards; or any trade secrets or contract rights relating to computer hardware or software programs;

(f) (i) except for distributions required to be made under Sections 8.1(a) and (b), declare or pay any distribution (including the withdrawal of any capital of the Company by any Member) on or in respect of Shares or (ii) reduce, suspend, defer, cancel or otherwise alter or modify, in any way, the distribution required to be made under Section 8.1(a);

(g) except as provided in Section 9.16 or in connection with the Incentive Plan, redeem, purchase, repurchase or otherwise acquire for value any Shares or any debt securities of the Company or of any Subsidiary (except to the extent such debt security is required to be so redeemed, purchased, repurchased or otherwise acquired in accordance with its terms);

(h) enter into or amend any contract or transaction with or for the direct or indirect benefit of, or pay or provide any money or other form of consideration, directly or indirectly, to or for the benefit of, or assume, guarantee or otherwise become liable for any indebtedness or other obligation of, or sell, lease (as lessor or lessee), transfer, give or otherwise assign or acquire any properties or assets, tangible or intangible, or services to or from, any Member or any of its Affiliates, except as provided in the License Agreements, the Employment Agreement, the Townsend Assistance Agreement, the PCX Facility Services Agreement, the SLK Clearing Agreements, the Program Documents or the SLK Clearing Letter Agreement;

(i) amend the terms and conditions of the License Agreements or the Townsend Assistance Agreement, or enter into any new agreements with Townsend Analytics, Ltd. or its Affiliates;

(j) take any action or fail to take any action that could reasonably be expected to result in (i) the Company failing to be treated as a partnership for U.S. federal income tax purposes or (ii) the termination of the Company under Section 708(b) of the Code;

(k) take any action or fail to take any action that materially increases the risk that any Member of the Company has a personal liability for any of the Company’s obligations;

(l) [Intentionally Omitted.]

(m) accept contributions of capital from any Member other than pursuant to an Additional Capital Call (which constitutes a Fundamental Decision) or Regulatory Capital Call;

(n) provide any Member or any of their respective Affiliates with rights to proprietary market data of the Company or any Subsidiary (including bid, ask and last sale prices of securities) or rights to any fees derived from such data which are not in the ordinary course of business on terms at least as favorable to the Company or such Subsidiary as an arm’s-length arrangement; provided, however, that exclusive rights to proprietary market data and rights provided without monetary consideration shall be deemed not in the ordinary course of business for purposes of this Section 3.3(n);

(o) issuing any note, bond or other debt security or creating, incurring, assuming, refinancing or guaranteeing any debt, mortgage or any capitalized lease obligation, which individually or in the aggregate is in an amount in excess of $10,000,000;

(p) determining whether the Company or any Subsidiary should engage in an Initial Public Offering, including reorganizing the Company as the Successor Corporation in accordance with Section 9.12 in connection with such Initial Public Offering;

(q) approval of the Company’s annual budget;

(r) make or commit to make capital expenditures in excess of (x) $5,000,000 with respect to any individual expenditure or (y) $10,000,000 in the aggregate during any Fiscal Year that have not been provided for in any capital budget approved by the Board;

(s) enter into any agreement or other arrangement with respect to the salary, bonus or other compensation (including equity incentives not covered by Section 9.15) of (i) the Chief Executive Officer, President, General Counsel, Chief Financial Officer or Chief Technology Officer of the Company or (ii) any other employee of the Company that reports directly to the Chief Executive Officer of the Company and whose base annual salary is, or whose base annual salary and cash bonus for the immediately preceding year was, equal to or greater than $400,000;

(t) select or retain, or enter into, amend, terminate, or modify, in each case following the recommendation of the Chief Executive Officer of the Company, any retention arrangement with any underwriter, manager, or financial advisor to advise the Company and its Subsidiaries with respect to any proposed acquisition or strategic transaction or to underwrite or act as a manager or agent (as applicable), or advise the Company with respect to, a public offering or any financing transaction;

(u) the approval of any Transfer of Shares pursuant to Section 9.2(c);

(v) the compromise or settlement of any litigation or claim involving an amount in excess of $100,000; and

(w) enter into, assume or become bound by any contract to do any of the foregoing, or otherwise attempt to do any of the foregoing, either directly or indirectly.

3.4. Significant Decisions. Neither the Company nor any Subsidiary shall, and no officer, employee or Manager of the Company or any Subsidiary shall have the power or authority to cause the Company or any Subsidiary to, without the prior approval of the Board of Managers in accordance with Section 3.2(k) or Section 3.2(l), as applicable, and the approval of the Class A Preferred Members in accordance with Section 3.6, if applicable, take any action in respect of the matters set forth in this Section 3.4. Each of the following matters shall constitute a “Significant Decision”:

(a) any merger (other than the reorganization of the Company as the Successor Corporation pursuant to Section 9.12 in connection with an Initial Public Offering) or consolidation (other than any merger or consolidation of a wholly owned subsidiary of the Company with or into the Company or another wholly owned subsidiary of the Company which would not have a material adverse tax effect on any Member) involving, or any sale of all or substantially all of the assets, reorganization, dissolution (other than as expressly provided in Article XII hereof), liquidation or other winding-up or termination of, the Company (or the adoption of a plan to do any of the foregoing);

(b) for so long as Putnam is the Chief Executive Officer of the Company, the removal or replacement of the Chief Executive Officer of the Company, and for so long as S. Townsend is the Chief Information Officer of the Company, the removal or replacement of the Chief Information Officer of the Company; provided, however, that neither the Chief Executive Officer of the Company nor (subject to the proviso below) the Chief Information Officer of the Company shall be eligible to vote in connection with any vote of the Board of Managers relating to his or her removal or replacement; provided, further, that, until such time as the members of the restructured Board of Managers are appointed pursuant to Section 3.2(d) and for so long as the Development Agreement remains in full force and effect, the approval of the Virago Representative, if any, shall be required to remove or replace the Chief Information Officer of the Company;

(c) the establishment of any committee or subcommittee of the Board of Managers, and any delegation by the Board of Managers pursuant to Section 3.11;

(d) enter into any agreement that imposes a material restriction on the conduct of the Company’s business;

(e) any other matter expressly treated as or deemed to be a Significant Decision elsewhere in this Agreement; and

(f) enter into, assume or become bound by any contract to do any of the foregoing, or otherwise attempt to do any of the foregoing, either directly or indirectly, including through the adoption, amendment, alteration or repeal of any provision or term of any Organizational Document for the Company.

3.5. Fundamental Decisions. Neither the Company nor any Subsidiary shall, and no officer, employee or Manager of the Company or any Subsidiary shall have the power or authority to cause the Company or any Subsidiary to, without the prior approval of the Board of Managers in accordance with Section

3.2(k) or Section 3.2(l), as applicable, take any action in respect of the matters set forth in this Section 3.5. Each of the following matters shall constitute a “Fundamental Decision”:

(a) make any Additional Capital Call;

(b) not distribute the Tax Allowance Amount to each Member in accordance with Section 8.1(b); and

(c) enter into, assume or become bound by any contract to do any of the foregoing, or otherwise attempt to do any of the foregoing, either directly or indirectly, including through the adoption, amendment, alteration or repeal of any provision or term of any Organizational Document for the Company.

3.6. Class A Preferred Decisions. Neither the Company nor any Subsidiary shall, and no officer, employee or Manager of the Company or any Subsidiary shall have the power or authority to cause the Company or any Subsidiary to, without the prior approval of the Class A Preferred Members holding in the aggregate at least a majority of the Class A Preferred Shares then outstanding, take, approve, consent to or ratify any action in respect of the matters set forth in this Section 3.6.

(a) issue or authorize for issuance (i) any Class A Preferred Shares, other than those issued to GAP as of the Effective Date or (ii) any equity interest in the Company or any security convertible into or exchangeable for equity interests in the Company which ranks senior to the Class A Preferred Shares or pari passu with the Class A Preferred Shares with respect to payments made upon any Cash Sale Transaction, upon the dissolution, liquidation or other winding-up or termination of the Company, upon a redemption pursuant to Section 4.10(f) or in respect of the preferred return payable in connection with any such redemption; and

(b) amend or modify any of the terms of the Class A Preferred Shares pursuant to this Agreement, including any such amendment or modification effected by a conversion, reorganization, merger, consolidation, business combination transaction or other related transaction; provided, however, that the foregoing shall not apply to (i) any merger, consolidation, business combination transaction or other transaction that results in a Change in Control and that results (A) subject to Section 4.10 (b)(ii), in holders of the Class A Preferred Shares being allocated the same consideration as holders of the Class A Shares (on a per Class A Share basis), determined in any such case as if the Class A Preferred Shares had been converted into Class A Shares immediately prior to the payment of such consideration) or (B) in holders of the Class A Preferred Shares receiving their preference pursuant to Section 4.10(b)(ii), (ii) any amendment or modification of the terms of the Class A Shares or the Shares (other than the Class A Preferred Shares) generally or (iii) any reorganization (whether by merger or conversion) of the Company as the Successor Corporation in accordance with Section 9.12 in connection with an Initial Public Offering.

3.7. Non-Voting Advisors. Notwithstanding any other provision of this Agreement, this Section 3.7 shall only be applicable until such time as the members of the restructured Board of Managers are appointed pursuant to Section 3.2(d).

(a) The Legacy Class A Archipelago Members and the Legacy REDI Members, each voting as a separate legacy class, shall be entitled to elect such number (not to exceed three (3) per legacy class), as is determined by such legacy class, of individuals (the “Non-Voting Advisors”) to attend meetings of the Board of Managers as non-voting advisors and to participate in the deliberations of such meetings. Prior to the Effective Date, Putnam shall designate the initial three (3) Non-Voting Advisors of the Legacy Class A Archipelago Members. The Legacy REDI Members Voting Agreement is in existence with respect to the election of the Non-Voting Advisors, if any, to be elected by the Legacy REDI Members.

(b) Each Class B Member with a Percentage Interest equal to or greater than 10% and which does not have an Affiliated Manager on the Board of Managers or an Affiliated Advisor acting as a Non-Voting Advisor pursuant to Section 3.7(a) may, for so long as such Percentage Interest is equal to or greater than 10% and such Class B Member does not have an Affiliated Manager on the Board or an Affiliated Advisor acting as a Non-Voting Advisor, designate one person to act as a Non-Voting Advisor.

(c) Subject to Section 3.2(f), in the event that a Competitive Condition exists with respect to any Member, (x) no Affiliated Advisor of such Member may thereafter be elected or designated as a Non-Voting Advisor pursuant to Section 3.7(a) or Section 3.7(b), and (y) any Affiliated Advisor of such Member shall immediately cease to be a Non-Voting Advisor, and, in the case of Non-Voting Advisors elected pursuant to Section 3.7(a), the Legacy Class A Archipelago Members or Legacy REDI Members, as applicable, who elected such Non-Voting Advisor, voting as a legacy class, shall have the right to elect a successor thereto at a special meeting of such Members duly called for such purpose; provided, that in the event that such Competitive Condition shall cease to exist, such Member shall no longer be prohibited from having an Affiliated Advisor as a result of such Competitive Condition. In addition, to the fullest extent permitted by law, (i) no officer, director, manager or other appointee or designee of a Member or of any subsidiary or Affiliate of such Member who was previously a Non-Voting Advisor may, and such Member shall cause such individual not to, become a member of the board of directors, board of managers or other similar governance body of any Competing Person for a period of six (6) months from the date on which such individual ceased to be a Non-Voting Advisor, and (ii) if any other officer, director, manager or other appointee or designee of the applicable Member or of any subsidiary or Affiliate of such Member becomes a member of the board of directors, board of managers or other similar governance body of any Competing Person during the aforementioned six-month period, the individual who was previously a Non-Voting Advisor shall enter into a confidentiality agreement with the Company, in form and substance reasonably satisfactory to the Company, prohibiting the disclosure of documents and information provided to him or her as a Non-Voting Advisor beyond individuals who have a need to know such information for purposes of monitoring such Member’s investment in the Company; provided, that, in any event, such documents and information shall not be provided in any manner (directly or indirectly) to any individual that is a member of the board of directors, board of managers or other similar governance body of any Competing Person.

(d) The names and addresses of any non-voting advisors shall be set forth in Schedule 3.7.

(e) The rights conferred in Section 3.7(a) and Section 3.7(b) shall terminate upon the earlier of (i) such time as the members of the restructured Board of Managers are appointed pursuant to Section 3.2(d), (ii) the consummation of an Initial Public Offering by the Company (or any successor corporation) and (iii) the consummation of a Change in Control.

3.8. Advisory Board. Each Member hereby acknowledges that an Advisory Board shall be constituted at such time as the members of the restructured Board of Managers are appointed pursuant to Section 3.2(d). The members of the Advisory Board shall be comprised initially of representatives of the Members that have Affiliated Managers or Non-Voting Advisors on the Board of Managers as of the date of this Agreement, but that do not have Affiliated Managers on the Board of Managers appointed pursuant to Section 3.2(d) (each, a “Member Representative”). The Persons comprising the Advisory Board will be selected periodically by the Board of Managers from among the Member Representatives, in its discretion, to serve as members of the Advisory Board on such terms as are set forth in this Section 3.8.

(a) The Advisory Board shall consist of such number of members as shall be determined from time to time by the Board of Managers. The then Chief Executive Officer of the Company or the Board of Managers shall call meetings of the Advisory Board from time to time as the Chief Executive Officer or the Board of Managers deems appropriate, so long as the Company has not been dissolved in accordance with Article XII. Any meeting in person shall occur at such time and place as determined by the then Chief Executive Officer of the Company or the Board of Managers. Such meetings of the Advisory Board may take place via telephone or video conferencing systems during which all participants are able to hear and participate in the proceedings. Members of the Advisory Board may choose to participate in any in-person meeting via telephone or video conference and, for purposes of such meeting, will be deemed to be present. The quorum for a meeting of the Advisory Board shall be a majority of the members of the Advisory Board. At any meeting of the Advisory Board where a matter is presented to the Advisory Board, a quorum of the Advisory Board is present and the Chief Executive Officer of the Company or the Board of Managers requests that the Advisory Board vote on a resolution setting forth its determination with respect to such matter, such resolution shall be validly adopted only if approved by at least 50% of the members of the Advisory Board present at such meeting and voting.

(b) The Members hereby acknowledge that any determinations or resolutions made by the Advisory Board shall be advisory only and the Board of Managers, acting on behalf of the Company, shall not be required or otherwise bound to act in accordance with any such actions.

(c) Any member of the Advisory Board may be removed at any time and for any reason, with or without cause, by a majority of the members of the Advisory

Board present and voting at any meeting or by the Board of Managers. The Board of Managers may fill any such vacancy with any such Member Representative as it may determine in its sole discretion.

(d) Subject to Section 3.2(f), in the event that a Competitive Condition exists with respect to any Member, (x) no Affiliated Advisory Board Member of such Member may thereafter be elected or designated as a member of the Advisory Board pursuant to this Section 3.8, and (y) any Affiliated Advisory Board Member of such Member shall immediately cease to be a member of the Advisory Board, and, in the case of a member of the Advisory Board that is also a Member Representative, such Member that is represented by such Member Representative shall have the right to nominate a successor thereto to be considered at a special meeting of the Board of Managers duly called for such purpose; provided, that in the event that such Competitive Condition shall cease to exist, such Member shall no longer be prohibited from having an Affiliated Advisory Board Member as a result of such Competitive Condition. In addition, to the fullest extent permitted by law, (i) no officer, director, manager or other appointee or designee of a Member or of any subsidiary or Affiliate of such Member who was previously a member of the Advisory Board may, and such Member shall cause such individual not to, become a member of the board of directors, board of managers or other similar governance body of any Competing Person for a period of six (6) months from the date on which such individual ceased to be a member of the Advisory Board, and (ii) if any other officer, director, manager or other appointee or designee of the applicable Member or of any subsidiary or Affiliate of such Member becomes a member of the board of directors, board of managers or other similar governance body of any Competing Person during the aforementioned six-month period, the individual who was previously a member of the Advisory Board shall enter into a confidentiality agreement with the Company, in form and substance reasonably satisfactory to the Company, prohibiting the disclosure of documents and information provided to him or her as a member of the Advisory Board beyond individuals who have a need to know such information for purposes of monitoring such Member’s investment in the Company; provided, that, in any event, such documents and information shall not be provided in any manner (directly or indirectly) to any individual that is a member of the board of directors, board of managers or other similar governance body of any Competing Person.

(e) The rights conferred by this Section 3.8 shall terminate upon the earlier of (i) the consummation of an Initial Public Offering by the Successor Corporation and (ii) the consummation of a Change in Control.

3.9. Conflicts of Interest of Managers, Non-Voting Advisors and Members of the Advisory Board.

(a) Where, in the good faith judgment of the Board of Managers or the Chief Executive Officer of the Company, as a result of a conflict or potential conflict of interest, disclosure to a particular Member of information relating to a matter to be discussed or acted on by the Board of Managers or Advisory Board would, or could reasonably be expected to, be materially prejudicial to the Company’s competitive business position, any Affiliated Manager, Affiliated Advisor or Affiliated Advisory Board Member (as the case may be) of such Member shall, at the request of the Board of Managers or the Advisory Board, as the case may be, or the Chief Executive Officer of the Company, be recused from the portion of the meeting dealing with such matter and from any vote on such matter and will not be furnished with copies of the applicable Board materials; provided, that in the event of any recusal proposed by the Chief Executive Officer of the Company, such proposed recusal shall be submitted to the Board of Managers for ratification at such meeting and, in the event that such proposed recusal is not so ratified, such Affiliated Manager, Affiliated Advisor or Affiliated Advisory Board Member shall be permitted to vote at (in the case of an Affiliated Manager), receive materials with respect to and otherwise participate in such meeting.

(b) Subject to clause (d) below, with respect to any matter to be acted on or discussed at a Board of Managers or Advisory Board meeting, each Member shall cause any Affiliated Manager, Affiliated Advisor or Affiliated Advisory Board Member of such Member to, to the extent such Affiliated Manager, Affiliated Advisor or Affiliated Advisory Board Member is aware, disclose to the Board of Managers or the Advisory Board, as the case may be, or the Chief Executive Officer of the Company in the event that disclosure to the related Member of information relating to such matter to be discussed or acted on by the Board of Managers or the Advisory Board, as the case may be, could reasonably be expected to be materially prejudicial to the Company’s competitive business position; provided, that the Affiliated Manager, Affiliated Advisor or Affiliated Advisory Board Member may, in lieu of such disclosure and without providing any details or explanation therefor, elect to voluntarily decline receipt of any materials presented to the Board of Managers or Advisory Board, as the case may be, on that matter for that meeting, recuse himself or herself from the meeting while the matter is being discussed and, in the case of an Affiliated Manager or Affiliated Advisory Board Member, as the case may be, recuse himself from any vote thereon at the meeting; provided, further, that, to the fullest extent permitted by law, no Member shall be liable for any failure of such Member or of any Affiliated Manager, Affiliated Advisor or Affiliated Advisory Board Member of such Member to make such disclosure (or to opt for voluntary recusal in lieu thereof) to the extent that such Member’s determination with respect to the necessity for such disclosure (or voluntary recusal in lieu thereof) was made in good faith.

(c) In furtherance and not in limitation of the foregoing, in the event that a notice of termination shall have been delivered pursuant to the PCX Facility Services Agreement, any Affiliated Manager, Affiliated Advisor or Affiliated Advisory Board Member of PCX (i) shall not be entitled to participate in, and shall recuse himself or herself from, all deliberations of the Board of Managers or the members of the Advisory Board (as the case may be) relating to (A) the PCX Facility Services Agreement and all other agreements between the Company or any of its subsidiaries or affiliates and PCX, PCX Equities or any of their respective subsidiaries or affiliates, and (B) any arrangements the Company or any of its subsidiaries or affiliates may enter into as an alternative to such agreements, (ii) shall not be entitled to participate in any vote or consent of the Board of Managers or the Advisory Board with respect to the matters referred to in clause (i) of this Section 3.9(c) and (iii) shall not be entitled to receive any materials distributed or other information communicated to the Managers or the members of the Advisory Board relating to the matters referred to in clause (i) of this Section 3.9(c).

(d) For the avoidance of doubt (but without limiting Section 4.6), neither such recusal (or other consequences) provided for in Section 3.9(a) nor such disclosure (or voluntary recusal in lieu thereof) provided for in Section 3.9(b) will be required or apply where a Member has a commercial or economic interest in relation to the matter or transaction in question to the extent such interest (x) (except as specified in Section 3.9(c) with respect to PCX), involves services, dealings or transactions for or with, or proposed to be for or with, the Company or a Subsidiary or (y) consists of a not greater than 20% interest, and does not involve any right, plan or proposal that could reasonably be expected to result in such Member or any Affiliate of such Member acquiring a greater than 20% interest, in any other Person (directly or indirectly) (including in any such Person that could reasonably be expected to pursue a strategic opportunity that the Company or a Subsidiary is pursuing or may pursue in connection with the matter in question).

(e) Section 3.9(a), Section 3.9(b), Section 3.9(c) and Section 3.9(d) shall have no force or effect after such time as the members of the restructured Board of Managers are appointed pursuant to Section 3.2(d), and after such time, the Managers shall owe those duties and obligations to the Company and the Members referenced in Section 3.13(b) and conflicts of interest shall be dealt with in accordance with such duties and obligations.

3.10. Effect of Transfer Events. Notwithstanding anything to the contrary contained herein, any action taken, or required to be taken, by the Company or any of the Subsidiaries pursuant to, or in accordance with, the provisions of Article IX shall not be subject to the provisions of Section 3.3, 3.4, 3.5 or 3.6 (without limiting any Board approval required pursuant to Article IX).

3.11. Delegation; Prior Authorization. The Board of Managers may, from time to time, delegate (pursuant to Section 3.4(c)) such matters as it deems necessary or appropriate to committees or sub-committees of the Board of Managers or to agents or employees of the Company who may be designated as officers of the Company (including the Chief Executive Officer); provided, however, that (i) the Board of Managers may not delegate any matter that constitutes a Significant Decision or a Fundamental Decision and (ii) any such delegation shall be reasonably specific in scope. The membership of each committee or sub-committee of the Board of Managers shall be as determined by the Board of Managers; provided, however, the GAP Representative shall be offered the opportunity to be a member of each such committee or sub-committee. Notwithstanding anything to the contrary contained in this Agreement, initially Putnam, S. Townsend and M. Townsend shall be the Chief Executive Officer, Chief Information Officer and Vice President of the Company, respectively, and Michael Cormack, Kevin J.P. O’Hara, Nelson Chai and Steven Rubinow shall be the President, Chief Administrative Officer, General Counsel and Corporate Secretary, Chief Financial Officer and Chief Technology Officer of the Company, respectively.

3.12. Compensation of Managers. The compensation, if any, of the Managers and the members of the Advisory Board shall be determined from time to time by the Board of Managers; provided, however, that any officer of the

Company who is also a Manager may receive compensation from the Company for his or her services as an officer. Notwithstanding the immediately preceding sentence, (i) reasonable expenses incurred by the Managers in connection with travel to and from meetings of the Board of Managers shall be reimbursed by the Company as appropriate (it being understood that the expenses of either all of the Managers or none of the Managers shall be reimbursed), (ii) reasonable expenses incurred by any Manager in connection with travel for the business of the Company Group which has been authorized in accordance with procedures approved by the Board of Managers shall be reimbursed by the Company and (iii) reasonable expenses incurred by the members of the Advisory Board in connection with travel to and from meetings of the Advisory Board (but only if such meeting is to be held in-person pursuant to Section 3.8(a)) shall be reimbursed by the Company as appropriate (it being understood that the expenses of either all of the members of the Advisory Board or none of the members of the Advisory Board shall be reimbursed, to the extent that a member of the Advisory Board incurs expenses).

3.13. Duties of Managers.

(a) Until such time as the members of the restructured Board of Managers are appointed pursuant to Section 3.2(d), to the fullest extent permitted by law, including Section 18-1101(c) of the Act, each Manager shall be deemed an agent of the Member with respect to which such Manager is an Affiliated Manager (if applicable) and, notwithstanding any fiduciary or similar duty that otherwise would be applicable at law or at equity, no Manager shall have any duty (fiduciary or otherwise) to the Company or any Member other than (if applicable) to the Member with respect to which such Manager is an Affiliated Manager; provided, however, that each Manager shall have the duty to act in good faith.

(b) For the avoidance of doubt, except as otherwise expressly provided in this Agreement, including Section 4.1 hereof, after such time as the members of the restructured Board of Managers are appointed pursuant to Section 3.2(d), each member of the Board of Managers shall owe the same duty and obligations to the Company and the Members as a member of a board of directors of a corporation organized under the General Corporation Law of the State of Delaware.

ARTICLE IV

RIGHTS AND DUTIES OF MEMBERS

4.1. Other Activities of the Members.

(a) The Members, the Managers, the Company or any Subsidiary or any other person employed by, related to or in any way affiliated with any Member, any Manager, the Company or any Subsidiary shall have no obligation or duty to disclose or offer to the Company, any Subsidiary or the Members, or obtain for the benefit of the Company, any Subsidiary or the Members, any other activity or venture or interest therein, or to create on the part of the Company, any Subsidiary, any of the Members, any creditors of the Company or any Subsidiary or any other Person having any interest in the Company or any Subsidiary (i) any claim, right or cause of action against any of the Members, any Manager or any other Person employed by, related to or in any way affiliated with, any of the Members by reason of any direct or indirect investment or other participation, whether active or passive, in any other activity or venture or interest therein, or (ii) any right to any such activity or venture or interest therein or the income or profits derived therefrom; provided, however, notwithstanding anything to the contrary contained herein, in the event that any business opportunity, activity or venture relating exclusively to the Company’s operation of the Company’s business (each, a “Business Opportunity”) is referred to any Manager as a Business Opportunity exclusively with the view to the participation therein by any entity which is a member of the Company Group, then such Manager shall present such Business Opportunity to the Company and no Manager shall be permitted to refer such Business Opportunity, or any other Business Opportunity referred directly to any entity that is a member of the Company Group, to any other Person unless and until the Board of Managers declines such Business Opportunity or does not proceed to investigate or consider such Business Opportunity within 180 days of such presentation to the Company. Notwithstanding anything to the contrary contained herein, this Section 4.1(a) shall in no way limit the provisions of Sections 3.2(e), 3.2(f), 3.9(a), 3.9(b), 3.9(c) or 3.9(d).

(b) In accordance with the terms and conditions of the Employment Agreement and this Agreement, Putnam shall act as Chief Executive Officer of the Company and shall advise and assist the Company and its Subsidiaries with respect to strategic planning, policy decision making, business development, marketing, sales, client and industry relationships, management, compliance, transaction negotiation, administrative oversight, personnel supervision and development, supervision of financial planning and administration and such other activities as may reasonably be requested from time to time by the Board of Managers. Putnam shall provide his services faithfully, diligently and to the best of his abilities, and shall devote substantially all of his business time and efforts to carrying out such duties. Nothing herein shall preclude Putnam from engaging in charitable and community affairs, managing his and his immediate family’s personal investments and serving as an officer or member of the boards of managers of Terra Nova, ASB, L.L.C., an Illinois limited liability company, and Townsend Analytics, Ltd. so long as such activities do not materially interfere with the fulfillment of his duties and responsibilities as Chief Executive Officer of the Company. For a period commencing on the date hereof and ending 24 months after the later of (i) the date upon which GSP’s Class A Percentage Interest becomes less than 2.5% and (ii) the date that Putnam is no longer a Manager, officer, employee or consultant of the Company or any of its Subsidiaries, GSP and Putnam shall not, and shall not permit any of its or his Affiliates to, manage, be employed by or provide consulting or other goods or services to, own any interest in or operate or control in any manner whatsoever any ECN, “alternative trading system” (as such term is defined in Rule 300 of Regulation ATS under the Exchange Act) or “exchange” (within the meaning of Section 3(a)(1) of the Exchange Act or Rule 3a1-1 under the Exchange Act, as the same may from time to time be amended) or other facility for matching or executing orders that in each case provides for the trading of equity securities (x) of United States issuers and/or (y) of non-United States issuers whose equity securities are listed for trading on a United States stock exchange or trade through the NASDAQ System. The immediately preceding sentence shall not apply if (i) during the Employment Period (as such term is defined in the Employment Agreement) the Company terminates Putnam’s employment as Chief Executive Officer of the Company for any reason other than Cause (as such term is defined in the Employment Agreement) or Putnam terminates his employment as Chief Executive Officer of the Company for Good Reason (as such term is defined in the Employment Agreement), and (ii) GSP irrevocably and unconditionally waives its right to participate in the appointment of Managers pursuant to Section 3.2 of this Agreement.

(c) For a period commencing on the date hereof and ending 24 months after the later of (i) the date upon which Virago’s Class A Percentage Interest becomes less than 2.5% and (ii) the date that M. Townsend and S. Townsend no longer act as a Manager, officer, employee or consultant of the Company or any of its Subsidiaries, Virago, M. Townsend and S. Townsend shall not, and shall not permit any of its or his or her Affiliates (including Townsend Analytics, Ltd.) to, manage, be employed by or provide consulting or other goods or services (including the provision, licensing and sale of technology and other intellectual property) to, own any interest in or operate or control in any manner whatsoever, any ECN, “alternative trading system” (as such term is defined in Rule 300 of Regulation ATS under the Exchange Act) or “exchange” (within the meaning of Section 3(a)(1) of the Exchange Act or Rule 3a1-1 under the Exchange Act, as the same may from time to time be amended) or other facility for matching or executing orders that in each case provides for the trading of equity securities (x) of United States issuers and/or (y) of non-United States issuers whose equity securities are listed for trading on a United States stock exchange or trade through the NASDAQ System, but only to the extent that any such ECN, “alternative trading system”, “exchange” or other facility for matching or executing orders utilizes hardware, software, technology or other intellectual property exclusively licensed or exclusively sold to the Company or any of its Subsidiaries by Townsend Analytics Ltd. or any of its Affiliates pursuant to the License Agreements; provided, however, that this Section 4.1(c) shall not apply where the Development Agreement is terminated by (i) the Company pursuant to Section 9.3 of the Development Agreement or (ii) Townsend Analytics Ltd. for the reason set forth in Section 9.2 of the Development Agreement.

(d) The provisions of Sections 4.1(b) and (c) hereof were negotiated in good faith by the parties hereto, and the parties hereto agree that such provisions are reasonable and are not more restrictive than necessary to protect the legitimate interests of the parties hereto. If any provision of Section 4.1(b) or (c) hereof shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of such Section 4.1(b) or (c). It is the intention of the parties hereto that if any of the restrictions or covenants contained in Section 4.1(b) or (c) is held to cover a geographic area or to be for a length of time that is not permitted by applicable law, or is in any way construed to be too broad or to any extent invalid, such provision shall not be construed to be null, void and of no effect, but to the extent such provision would be valid or enforceable under applicable law, such Section 4.1(b) or (c) shall be construed, interpreted or reformed to provide for a restriction or covenant having the maximum enforceable geographic area, time period and other provisions as shall be valid and enforceable under applicable law.

4.2. Liability of Members, Managers and Officers.

(a) Except as otherwise expressly provided herein, no Member (including any Member acting in its capacity as the Tax Matters Member), Manager, Non-Voting Advisor, member of the Advisory Board or officer of the Company or any Subsidiary of the Company shall be liable, responsible or accountable in damages or otherwise, with respect to matters or actions relating to the Company or any of its Subsidiaries, under this Agreement to the Company or any of its Subsidiaries, or to any other Member, Manager, Non-Voting Advisor or member of the Advisory Board for (i) any act performed or omission made in good faith except for the gross negligence, fraud or willful misconduct of such Member, Manager, Non-Voting Advisor, member of the Advisory Board or officer, (ii) such Member’s, Manager’s or officer’s performance of, or failure to perform, any act on the reasonable reliance on advice of legal counsel to the Company or (iii) the negligence, malfeasance or bad faith of any agent, consultant or broker of the Company or any of its Subsidiaries selected, engaged or retained in good faith. In any threatened, pending or completed action, suit or proceeding, each Member (including any Member acting in its capacity as the Tax Matters Member), Manager, Non-Voting Advisor, member of the Advisory Board and officer shall be fully protected and indemnified and held harmless by the Company to the fullest extent permitted by applicable law against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, proceedings, costs, expenses and disbursements of any kind or nature whatsoever (including reasonable attorneys’ fees, costs of investigation, fines, judgments and amounts paid in settlement, actually incurred by such Member, Manager, Non-Voting Advisor, member of the Advisory Board or officer in connection with such action, suit or proceeding) by virtue of its status as a Member (including by virtue of any Member’s status as the Tax Matters Member), Manager, Non-Voting Advisor, member of the Advisory Board or officer, as the case may be, or with respect to any action or omission taken or suffered in good faith, other than liabilities and losses resulting from the gross negligence, fraud or willful misconduct of such Member, Manager, Non-Voting Advisor, member of the Advisory Board or officer. The indemnification provided by this Section 4.2 shall be recoverable only out of the assets of the Company, and no Member, Manager, Non-Voting Advisor or member of the Advisory Board shall have any personal liability on account thereof.

(b) Each Member, Manager, Non-Voting Advisor and member of the Advisory Board shall defend and indemnify the Company, each Subsidiary and the other Members, Managers, Non-Voting Advisors and members of the Advisory Board and their respective Affiliates against and shall hold it and them harmless from any claims, demands, damage, loss, liability, lawsuit and other proceedings, judgment, award, cost or expense (including reasonable attorneys’ fees) as and when incurred by the Company or such Subsidiaries or such other Members,

Managers, Non-Voting Advisors and members of the Advisory Board or their respective Affiliates in connection with or resulting from such indemnifying Member’s, Manager’s, Non-Voting Advisor’s or Advisory Board member’s gross negligence, fraud or willful misconduct in connection with the Company’s or Subsidiary’s business.

(c) To the extent that, at law or in equity, a Member, Manager, Non-Voting Advisor, member of the Advisory Board or officer of the Company or a Subsidiary has duties (including fiduciary duties) and liabilities relating thereto to the Company or to another Member, Manager, Non-Voting Advisor or member of the Advisory Board, such Member, Manager, Non-Voting Advisor, member of the Advisory Board or officer of the Company or Subsidiary acting in connection with the Company’s or Subsidiary’s business or affairs, shall not be liable to the Company or to any Member, Manager, Non-Voting Advisor or member of the Advisory Board for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Member, Manager, Non-Voting Advisor or member of the Advisory Board otherwise existing at law or in equity, are agreed by the Members to replace such other duties and liabilities of such Member, Manager, Non-Voting Advisor or member of the Advisory Board.

4.3. Investment Representations. Each Member represents that it has acquired its Shares for its own account for investment purposes only and not with a view to the distribution or resale thereof, in whole or in part, and each Member agrees that it will not Transfer all or any portion of, or offer to Transfer all or any portion of, its Shares, or solicit offers to buy from or otherwise approach or negotiate in respect thereof with any Person or Persons whomsoever, all or any portion of its Shares (i) in any manner which would violate or cause the Company or any Member to violate applicable federal or state securities laws and (ii) other than in accordance with the provisions of this Agreement.

4.4. Legend. The Company may issue certificates representing Shares and in the event that the Company issues such certificates, such certificates shall bear the following legend:

“THE SHARES REPRESENTED HEREBY WERE ORIGINALLY ISSUED AS OF                      , HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER OR IN VIOLATION OF ANY SUCH STATE SECURITIES LAWS. THE SECURITIES REPRESENTED HEREBY ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AND CERTAIN OTHER AGREEMENTS SET FORTH IN THE LIMITED LIABILITY COMPANY AGREEMENT, AS AMENDED, OF THE COMPANY AND THE COMPANY RESERVES THE RIGHT TO REFUSE THE TRANSFER OF THE SHARES REPRESENTED HEREBY UNTIL THE CONDITIONS THEREIN HAVE BEEN FULFILLED WITH RESPECT TO SUCH TRANSFER. UPON WRITTEN REQUEST, A COPY OF THE LIMITED LIABILITY COMPANY AGREEMENT, AS AMENDED, SHALL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF WITHOUT CHARGE.”

4.5. Limited Liability of Members.

(a) Except as otherwise expressly provided herein or in the Act, no Member (and no director, officer, employee or controlling Person (if any) of such Member) shall be bound by, or be personally liable for, any expense, liability, indebtedness or obligations of the Company or of any other Member. Moreover, except as otherwise expressly provided herein or in the Act or for breach of this Agreement, no Member (and no director, officer, employee or controlling Person (if any) of such Member) shall have any liability under this Agreement to the Company or any other Member other than, with respect to such Member only, its Capital Contributions, if any, required to be made hereunder. The Members shall not be required to contribute any amounts in excess of the amounts set forth in Section 6.1 hereof (all of which shall have been contributed as of the Effective Date); provided, however, that any Member’s failure to fund a Capital Call made pursuant to Section 6.2 shall be subject to the provisions of Article VI.

(b) To the fullest extent permitted by applicable law, except as otherwise expressly provided in Section 9.16 hereof or in Section 5.9 of the Exchange Agreement, recourse for any monetary liability or obligation of a Member to the Company or any other Member under this Agreement shall be had only against the Shares held by such Member or the value thereof, and not against other assets of such Member.

4.6. Dealing with Members. The fact that a Member, an Affiliate of a Member or any officer, director, employee, partner, consultant or agent of a Member, is directly or indirectly interested in or connected with any person, firm or corporation employed by the Company or any Subsidiary to render or perform a service, or from or to whom the Company may buy or sell any property or have other business dealings, shall not prohibit the Company or any Subsidiary from employing such person, firm or corporation or from dealing with him or it (each, an “Affiliate Transaction”) on arm’s-length terms, and neither the Company, any Subsidiary nor any of the Members shall have any rights in or to any income or profits derived therefrom by the party to any such Affiliate Transaction. Except for transactions in the ordinary course of business on arm’s-length terms with Class B Members and except as otherwise provided herein (including the execution, delivery and performance of the REDI Transaction-Related Documents and the Program Documents) and in addition to any other approval required under this Agreement, all Affiliate Transactions shall be approved by a majority of the disinterested Managers of the Board of Managers in respect of such Affiliate Transaction.

4.7. Designation of Tax Matters Member.

(a) The Tax Matters Member shall act as the “tax matters partner” of the Company, as provided in the regulations pursuant to Section 6231 of the Code. The Tax Matters Member shall initially be GS who shall serve as Tax Matters Member until such time as a successor Tax Matters Member is appointed by the Board of Managers. Any Person serving as the Tax Matters Member may be removed and a new Tax Matters Member may be appointed by the affirmative vote of fifty-one percent (51%) of the Board of Managers. Any Tax Matters Member who is to be replaced by a successor Tax Matters Member in accordance with this Section

4.7(a) shall certify that another Member has been selected as the Tax Matters Member of the Company by filing a statement to that effect with the IRS in the form and manner prescribed by Section 301.6231(a)(7)-1(d) of the Treasury Regulations. Each Member hereby approves of such designation and agrees to execute, certify, acknowledge, deliver, swear to, file and record at the appropriate public offices such documents as may be deemed necessary or appropriate to evidence such approval. To the extent and in the manner provided by applicable Code Sections and Treasury Regulations thereunder, the Tax Matters Member (i) shall furnish the name, address, profits interest and taxpayer identification number of each Member to the IRS and (ii) shall inform each Member of administrative or judicial proceedings for the adjustment of Company items required to be taken into account by a Member for income tax purposes. The Tax Matters Member shall cause the Company to circulate to each Class A Member for its review and approval a draft of any income tax return no later than ninety (90) days after the end of the Company’s Fiscal Year. If any Class A Member shall object to any items on the return within thirty (30) days, then the Members shall try to agree on a mutually acceptable resolution of any disputed tax items (however the Tax Matters Member shall have the ultimate authority to reasonably determine in good faith any remaining unresolved tax items). The Tax Matters Member shall act reasonably at all times and keep the other Members reasonably informed about its actions.

(b) Each Member shall be considered to have retained such rights (and obligations, if any) as are provided for under the Code or any other applicable law with respect to any examination, proposed adjustment or proceeding relating to Company tax items (including its rights under Section 6224(c) of the Code and its right to notice of any proposed tax settlements in any court case involving the Company). The Tax Matters Member agrees that it will not bind the Members to any tax settlement (i) under Tax Court Rule 248(a) or (ii) in any Federal District Court case without the approval of holders of a majority of the aggregate number of Shares held by Members who would be affected by such settlement. The Tax Matters Member shall notify the other Members, within 30 business days after it receives notice from the IRS, of any administrative proceeding with respect to an examination of, or proposed adjustment to, any Company tax items. The Tax Matters Member shall provide the other members with notice of its intention to extend the statute of limitations or file a tax claim in any court at least 10 days before taking such action. In the event that the other Members notify the Tax Matters Member of their intention to represent themselves, or to obtain independent counsel and other advisors to represent them, in connection with any such examination, proceeding or proposed adjustment, the Tax Matters Member agrees to supply the other Members and their counsel and other advisors, as the case may be, with copies of all written communications received by the Tax Matters Member with respect thereto, together with such other information as they may reasonably request in connection therewith. The Tax Matters Member further agrees, in that event, to cooperate with the other Members and their counsel and other advisors, as the case may be, in connection with their separate representation, to the extent reasonably practicable and at the sole cost and expense of such other Members. In addition to the foregoing, the Tax Matters Member shall notify the other Members prior to submitting a request for administrative adjustment on behalf of the Company.

(c) All reasonable out-of-pocket expenses and costs incurred by GS (or any replacement Tax Matters Member) in its capacity as Tax Matters Member shall be paid by the Company as an ordinary expense of its business.

4.8. Use of Member Names and Trademarks. Neither the Company nor any Subsidiary or Member shall, without the prior written consent of the appropriate Member in each instance, (i) use (in connection with the Company or any Subsidiary) in advertising, publicity or otherwise the name of any Member (or any Affiliate of such Member), or the name of any member, partner, director, officer, manager or employee of any Member (or any Affiliate of such Member) or any trade name, trademark, trade device, logo service mark, symbol or any abbreviation, contraction or simulation thereof owned or used by any Member (or any Affiliate of such Member), or (ii) represent, directly or indirectly, that any product or any service provided by the Company or any Subsidiary has been approved, endorsed, recommended or provided by, or in association with any Member (or any Affiliate of such Member).

4.9. Confidentiality. Each Member shall cause (i) any Affiliated Manager, Affiliated Advisor or Affiliated Advisory Board Member of such Member to disclose any notices, minutes, information and other materials (collectively, “Materials”) that the Company provides to such Affiliated Manager, Affiliated Advisor or Affiliated Advisory Board Member and other information (written or oral) received in such capacity solely to such individuals who have a need to know such information for purposes of monitoring such Member’s investment in the Company; provided, that, in any event, such Materials and information shall not be provided in any manner (directly or indirectly) to any individual that is a member of the board of directors, board of managers or other similar governance body of any Competing Person; and (ii) all other individuals to which such Materials and other information are disclosed in accordance with clause (i) above to maintain such Materials and other information in strict confidence. “Materials” and other information will not be deemed confidential for purposes of the foregoing to the extent such information (i) was publicly known at the time of its receipt by the recipient or that becomes publicly known thereafter (other than by a breach of this Section 4.9 or any other confidentiality obligation), (ii) was independently developed by the recipient without use of the Materials or such other information or (iii) is required to be disclosed by applicable statute, or regulation, or by judicial or administrative process; provided, that the disclosing Person has exercised reasonable efforts to limit the disclosure of such information (including by cooperating with the Company to the extent the Company seeks to limit the disclosure of such information). Notwithstanding anything to the contrary in this Agreement, each Member (and each employee representative, or other agent of each Member) may disclose to any and all Persons without limitation of any kind, the U.S. federal tax treatment and tax structure of any transactions entered into by the Company and all materials of any kind (including opinions or other tax analyses) that are provided to them relating to such U.S. federal tax treatment and tax structure.

4.10. Rights of Class A Preferred Shares. Notwithstanding any other provision of this Agreement to the contrary, the Class A Preferred Shares shall also have the voting powers, preferences and relative, participating, optional and other special rights as set forth in this Section 4.10:

(a) The Class A Preferred Shares shall rank prior to all the Class A Shares, Class B Shares and Class C Shares with respect to (i) any distribution made in connection with the dissolution and winding-up of the Company as set forth in Section 12.1(a)(i), Section 12.1(a)(iii), Section 12.1(a)(iv) and Section 12.1(a)(v), (ii) any payment or distribution due in connection with any sale or other disposition of Company Assets as set forth in Section 12.1(a)(ii) that does not constitute a Cash Sale Transaction, (iii) any distribution made in connection with a Bankruptcy of the Company and (iv) any payment or distribution due to the Members as consideration in connection with a Cash Sale Transaction that is consummated on or prior to December 31, 2004 or for which definitive documentation is executed on or prior to December 31, 2004 and consummated thereafter; provided, that the Class A Preferred Shares shall only rank prior to the Class A Shares, Class B Shares and Class C Shares, in case of clauses (i), (ii) and (iii) above, until such time as the aggregate payments or distributions made to the Class A Preferred Members in respect of such liquidation, winding up, dissolution, sale, disposition or Bankruptcy are equal to $50 million; and provided, further, that the Class A Preferred Shares shall only rank prior to the Class A Shares, Class B Shares and Class C Shares with respect to clause (iv) above until such time as the aggregate payments or distributions made to the Class A Preferred Members in respect of such Cash Sale Transaction are an amount (such amount, the “Cash Sale Amount”) equal to the greater of (A) $50 million and (B) the consideration that would have been paid to the Class A Preferred Members upon the consummation of such Cash Sale Transaction in respect of the number of Class A Shares into which the outstanding Class A Preferred Shares are convertible pursuant to Section 4.10(d) immediately prior to the consummation of such Cash Sale Transaction. So long as the Class A Preferred Shares rank prior (whether with respect to a liquidation, dissolution or winding-up of the Company, a sale or disposition of all or substantially all Company Assets (other than a Cash Sale Transaction), a Bankruptcy of the Company or a Cash Sale Transaction) to the Class A Shares, Class B Shares and Class C Shares, the Class A Shares, Class B Shares and Class C Shares are collectively referred to herein, where relevant with respect to a liquidation, dissolution or winding-up, a sale or disposition of all or substantially all Company Assets (other than a Cash Sale Transaction), a Bankruptcy of the Company or a Cash Sale Transaction, as the “Junior Shares.” At such time as the Class A Preferred Shares rank on a parity (whether with respect to a distribution, liquidation, dissolution or winding-up, a sale or disposition of all or substantially all the Company Assets (other than a Cash Sale Transaction), a Bankruptcy of the Company or a Cash Sale Transaction) with the Class A Shares, Class B Shares and Class C Shares, the Class A Shares, Class B Shares and Class C Shares are collectively referred to herein, where relevant with respect to a distribution, liquidation, dissolution or winding-up of the Company, a sale or disposition of all or substantially all the Company Assets (other than a Cash Sale Transaction), a Bankruptcy of the Company or a Cash Sale Transaction, as the “Parity Shares.” Upon the consummation of the Cash Sale Transaction and the payment of the Cash Sale Amount due to the Class A Preferred Members (each such Class A Preferred Member to receive its pro rata share of such payment), the Class A Preferred Shares shall be canceled and the Class A Preferred Members shall have no further rights with respect to the Class A Preferred Shares with respect to distributions, voting rights or otherwise and shall cease to be Members of the Company with respect to the Class A Preferred Shares. After the payment to the Class A Preferred Members in all other cases of the $50 million aggregate preference on the Class A Preferred Shares, the remaining assets of the Company shall be distributed in equal amounts per Share to the remaining Members of the Company (excluding Class A Preferred Members in respect of the Class A Preferred Shares held by them).

(b) Distributions made pursuant to Article VIII and Article XII shall be subject to the following terms and conditions:

(i) So long as any Class A Preferred Shares are outstanding, no distributions on any Junior Shares shall be made (i) pursuant to Section 12.2 in connection with a dissolution pursuant to Section 12.1 unless the Class A Preferred Members have received the Cash Sale Amount pursuant to Section 12.2(ii) or an amount, in the aggregate, equal to $50 million pursuant to Section 12.2(iii) or (ii) in the event of a Bankruptcy of the Company unless the Company has made distributions on the Class A Preferred Shares in respect of such Bankruptcy equal to $50 million in the aggregate.

(ii) So long as any Class A Preferred Shares are outstanding, no distributions on any Junior Shares shall be made in respect of any consideration in connection with a Cash Sale Transaction that is consummated on or prior to December 31, 2004 or for which definitive documentation is executed on or prior to December 31, 2004 and consummated thereafter, until such time as the aggregate distributions made to the Class A Preferred Members in respect of such Cash Sale Transaction equal the Cash Sale Amount.

(iii) For the avoidance of doubt, it is understood and agreed that with respect to all other distributions (including dividends), other than those set forth in paragraphs (i) and (ii) above, the Class A Preferred Shares shall receive distributions contemporaneously with the Parity Shares. Such distributions on the Class A Preferred Shares, in the aggregate, shall be equal to distributions made in respect of the number of Class A Shares into which the outstanding Class A Preferred Shares are convertible in accordance with Section 4.10(d) immediately prior to each such distribution.

(c) Unless otherwise so provided in this Agreement, the Class A Preferred Members are entitled to vote with the Class A Members with respect to any matter on which the Class A Members are entitled to vote, with the Class A Preferred Members having the number of votes that they would have had if the Class A Preferred Shares had been converted in accordance with Section 4.10(d) into Class A Shares immediately prior to such vote.

(d) After the Effective Date, the Class A Preferred Members may convert, at any time at the option of the Class A Preferred Members, all, but not less than all, of the then outstanding Class A Preferred Shares held by such Class A Preferred Members into that number of Class A Shares equal to the product of the number of Class A Preferred Shares being so converted by the Class A Preferred Members multiplied by the Conversion Ratio. Such conversion shall be effective as of such time the Class A Preferred Members deliver notice of their election to the Company to convert all of their Class A Preferred Shares into Class A Shares without any further action by such Members or the Company. Notwithstanding any other provision set forth in this Agreement, immediately prior to the consummation of the reorganization of the Company as the Successor Corporation in accordance with Section 9.12, the outstanding Class A Preferred Shares shall, at the Company’s election, convert automatically into either (x) that number of Class A Shares equal to the number of outstanding Class A Preferred Shares multiplied by the Conversion Ratio or (y) that number of shares of the class of equity securities of the Successor Corporation into which the Class A Shares convert upon the consummation of the reorganization of the Company as the Successor Corporation equal to the number of shares of such class of equity securities holders of Class A Preferred Shares would have received had such Class A Preferred Shares been converted into Class A Shares immediately prior to the consummation of the reorganization. For the avoidance of doubt, any conversion of Class A Preferred Shares into such other class of equity securities of the Successor Corporation shall be on economically equivalent terms and conditions as the terms and conditions of the reclassification or conversion of the Class A Shares, assuming for this purpose that the Class A Preferred Shares had been converted into Class A Shares immediately prior to such conversion into such other class of equity securities of the Successor Corporation. Upon the conversion of each such Class A Preferred Share in accordance with this Section 4.10(d) into a Class A Share (or such class of equity of the Successor Corporation into which the Class A Shares convert upon the consummation of the reorganization of the Company as the Successor Corporation), such Class A Preferred Share shall cease immediately to have the powers, rights and preferences of a Class A Preferred Share and shall, instead, have the powers, rights and preferences of a Class A Share under the terms of this Agreement (or such other class of equity of the Successor Corporation under its constitutive documents). In such event, the Class A Preferred Member shall cease to be a Member with respect to such Class A Preferred Shares and shall continue as a Member with respect to such Class A Shares (or a stockholder of the Successor Corporation with respect to such other class of equity).

(e) In the event that the Successor Corporation consummates an Initial Public Offering prior to December 31, 2004 and the IPO Valuation of the Successor Corporation prior to the consummation of the Initial Public Offering is less than $550 million, the Conversion Ratio shall be adjusted pursuant to the following formula (the “Adjusted Conversion Ratio”):

$550 million	X Conversion Ratio = Adjusted Conversion Ratio
IPO Valuation

Notwithstanding any other provision of this Agreement, the IPO Valuation for purposes of determining an adjustment to the Conversion Ratio under this Section 4.10(e) shall in no event be deemed less than $400 million, regardless of whether the IPO Valuation is actually less than $400 million and, in such case, shall be $400 million for purposes of calculating the Adjusted Conversion Ratio in the formula above. In the event the IPO Valuation is less than $550 million, the Conversion Ratio as so adjusted shall be the Conversion Ratio used pursuant to Section 4.10(d) to convert the Class A Preferred Shares as provided in such Section 4.10(d).

(f) In the event that any Class A Preferred Shares remain outstanding on the fourth (4th) anniversary of the Effective Date, the Company shall redeem on such date each such Class A Preferred Share at a redemption price equal to $2.9773 per Class A Preferred Share (subject to adjustment for any subdivision, combination or reclassification of Class A Preferred Shares, or upon any dividend or distribution payable in Class A Preferred Shares), together with a preferred return accrued thereon from the Effective Date through, but not including, the date of such redemption at an annual rate of 8%. Upon the consummation of the redemption of a Class A Preferred Share pursuant to this Section 4.10(f) and the payment of the redemption price and the preferred return thereon in respect of such Class A Preferred Share, such Class A Preferred Share shall be canceled and the Class A Preferred Member holding such Class A Preferred Share shall have no further rights with respect to such Class A Preferred Share with respect to distributions, voting rights or otherwise and shall cease to be a Member of the Company with respect to such Class A Preferred Share. The holders of Class A Preferred Shares of the Company shall treat such preferred return paid in connection with such redemption as a guaranteed payment pursuant to Section 707(c) of the Code to the extent payment pursuant to this Section 4.10(f) exceeds the Capital Account balance related to such Class A Preferred Shares.

(g) If an amendment is approved by the Class A Members holding eighty percent (80%) or more of the Class A Shares in accordance with Section 13.1(a) of this Agreement, such amendment must, in addition to Section 13.1(a), be approved by the Class A Members and Class A Preferred Members holding, in the aggregate, Shares representing eighty percent (80%) or more of the sum of the Class A Shares then outstanding and the Class A Shares then issuable upon conversion of the Class A Preferred Shares then outstanding.

(h) For the avoidance of doubt, any amendment to this Agreement that affects the Shares of any Class A Preferred Member shall not be regarded as either disproportionate from, or materially different than, the effects on the Shares of other Class A Members solely by reason of the fact that such Member is a Class A Preferred Member.

(i) Any amendment to Sections 3.6, 9.19 or this Section 4.10 shall be subject to the approval of all Class A Preferred Members. Any amendment to Section 9.12, Section 12.1 or Section 12.2 that adversely affects the rights of the Class A Preferred Shares shall be subject to the approval of all Class A Preferred Members.

ARTICLE V

BOOKS, RECORDS, BUDGETS AND REPORTS

5.1. Books of Account. At all times during the continuance of the Company, the Board of Managers shall keep or cause to be kept true and complete books of account in accordance with United States generally accepted accounting principles and in which shall be entered fully and accurately the transactions of the Company and the Subsidiaries. Such books of account shall be kept on the basis of the Fiscal Year in accordance with the accrual method of accounting, and shall reflect all transactions of the Company and the Subsidiaries in accordance with United States generally accepted accounting principles.

5.2. Availability of Books of Account. All of the books of account referred to in Section 5.1, together with an executed copy of this Agreement, the Certificate of Formation, and any amendments thereto shall at all times be maintained at the principal office of the Company or such other place in the State of Illinois or in such other state as the Board of Managers may designate in writing to the Members, and upon reasonable notice to the Board of Managers, shall be open to the inspection and examination of the Members or their representatives during reasonable business hours for purposes reasonably related to their Shares.

5.3. Annual and Periodic Reports and Statements. For each Fiscal Year, the Board of Managers shall send or shall cause to be sent to each Person who was a Member at any time during such Fiscal Year, within ninety (90) days after the end of such Fiscal Year, the consolidated annual financial statements of the Company, including an annual balance sheet, profit and loss statement and a statement of changes in financial position, and a statement showing distributions to the Members, all as prepared in accordance with United States generally accepted accounting principles consistently applied and audited by the Company’s independent public accountants, which shall be a “big four” accounting firm and, within ninety (90) days after the end of the Fiscal Year, a statement showing allocations to the Members of taxable income, gains, losses, deductions and credits, as prepared by such accountants. In addition, the Board of Managers shall send or cause to be sent to each Member (i) within forty-five (45) days after the end of the first three fiscal quarters of each year, a quarterly report, as applicable, setting forth such financial and operating information as the Board of Managers shall reasonably determine but which shall include a consolidated balance sheet and income statement, (ii) monthly and quarterly financial reporting information as the Board of Managers shall reasonably determine, and (iii) such financial and other information concerning the Company and each of the Subsidiaries as is reasonably requested by any Member that is necessary for the preparation of (A) such Member’s federal, state and local income or other tax returns or (B) any filing, notice or application made by or on behalf of such Member to or with any regulatory body having jurisdiction over such Member subject to the right of the Company to withhold any confidential information that it reasonably determines will not remain confidential and that the public disclosure of which could adversely affect the Company. In addition to the rights under this Agreement and under the Act, the Company may provide such information to such Members and such other Persons as it deems appropriate.

5.4. Accounting Expenses. All out-of-pocket expenses payable to Persons in connection with the keeping of the books and records of the Company and the Subsidiaries and the preparation of audited or unaudited financial statements and federal and local tax and information returns required to implement the provisions of this Agreement or required by any Governmental Authority with jurisdiction over the Company or any Subsidiary shall be borne by the Company or such Subsidiary as an ordinary expense of its business.

5.5. Fidelity Bonds and Insurance.

(a) The Company shall obtain fidelity bonds with reputable surety companies, covering all persons having access to the Company’s and the Subsidiaries’ funds, indemnifying the Company and the Subsidiaries against loss resulting from fraud, theft and dishonest and other wrongful acts of such persons in such amounts, subject to any minimum amounts required by regulation or otherwise, as shall be determined by the Board of Managers. The Company shall carry or cause to be carried on its behalf with companies acceptable to the Board of Managers all property, liability and workers’ compensation insurance as shall be required under applicable mortgages, leases, agreements, and other instruments and statutes. The Company and the Subsidiaries shall carry directors and officers insurance in such amounts as shall be determined by the Board of Managers.

(b) Each of Wave Securities, Archipelago Trading Services and REDI (now known as Archipelago Securities, L.L.C.) may carry so-called “excess SIPC insurance” for customer accounts in such amounts as shall be determined by the Board of Managers.

ARTICLE VI

CAPITAL CONTRIBUTIONS

6.1. Initial Capital Contribution of the Members.

(a) The Initial Capital Contribution, and the date such Initial Capital Contribution was made, by each Member is set forth opposite their respective names on Schedule 6.1(a) hereto, as amended from time to time.

(b) The number of Shares (and designation as Class A Shares, Class B Shares, Class C Shares or Class A Preferred Shares) held by, and Percentage Interest of, each Member is set forth in Schedule 6.1(b) hereto, as such Schedule may be hereafter amended from time to time.

(c) The number of Class A Shares held by, and the Class A Percentage Interest of, each Class A Member is set forth in Schedule 6.1(c) hereto, as such Schedule may be hereafter amended from time to time.

(d) The number of Class B Shares held by each Class B Member is set forth in Schedule 6.1(d) hereto, as such Schedule may be hereafter amended from time to time.

(e) The number of Class C Shares held by each Class C Member is set forth in Schedule 6.1(e) hereto, as such Schedule may be hereafter amended from time to time.

(f) The number of Class A Preferred Shares held by each Class A Preferred Member is set forth in Schedule 6.1(f) hereto, as such Schedule may be hereafter amended from time to time.

6.2. Capital Calls.

(a) If a majority of the Board of Managers determines that the capital of the Company or any Subsidiary fails to meet, or will imminently fail to meet, the Capital Rules, or would meet such requirements only in combination with the imposition of material restrictions upon the Company’s or such Subsidiary’s business, the Board of Managers shall have the right to make a mandatory cash capital call (a “Regulatory Capital Call”) in an amount necessary to enable the Company or such Subsidiary to satisfy the Capital Rules. In the event such a Regulatory Capital Call is made, the Company shall promptly cause a notice to be delivered to each of the Members describing the amount and nature of the Regulatory Capital Call and providing other required information in respect of such Capital Call as specified in Section 6.2(c) hereof. Each Member shall be required within five (5) days after receipt of such Regulatory Capital Call to contribute to the capital of the Company an amount in cash equal to such Member’s pro rata portion (based on such Member’s Percentage Interest at the time of such Capital Call) of such Regulatory Capital Call. The proceeds of such Regulatory Capital Call shall be contributed by the Company, as necessary, to other members of the Company Group to enable the members of the Company Group to satisfy the Capital Rules.

(b) Acting in accordance with Section 3.5(a), the Board of Managers shall have the right to make additional cash capital calls (each, an “Additional Capital Call”). In the event such an Additional Capital Call is made, the Company shall promptly cause a notice to be delivered to each of the Members describing the amount and nature of the Additional Capital Call and providing other required information in respect of such Additional Capital Call as specified in Section 6.2(c) hereof. Each Member shall be required, within sixty (60) days after receipt of such Additional Capital Call (unless otherwise provided therein), to contribute to the capital of the Company an amount in cash equal to such Member’s pro rata portion (based on such Member’s Percentage Interest at the time of such Capital Call) of such Additional Capital Call. The proceeds of each Additional Capital Call shall be applied to the purposes set forth in the notice delivered with such Additional Capital Call.

(c) All Capital Calls made pursuant to this Article VI shall be accompanied by a written notice delivered to each Member which notice shall state the total amount of the required Capital Contributions by all Members, the proposed application of the proceeds of such capital contribution, the basis on which such Capital Contribution is authorized and each Member’s pro rata share of such total.

(d) Subject to Section 3.3(b), the Company may, but shall not be required to, issue additional Shares to the Members in connection with Capital Contributions made pursuant to a Capital Call in such amount and class or classes as shall be determined by the Board of Managers.

6.3. Failure to Fund Capital Contributions. If any Member shall fail to make all or any portion of any Capital Contribution required pursuant to Section 6.2 in the amount and within the time period specified therein (such Member is hereinafter referred to as a “Non-Contributing Member”), the Board of Managers shall give prompt notice to the Members of such failure and the amount of the

Capital Contribution not funded by the Non-Contributing Member (any such amount not so funded is hereinafter referred to as the “Failed Contribution”), and any Member or Members that is or are (as the case may be) not in default with respect to the Failed Contribution or any contribution required to be made by such Member in connection with such Capital Call may fund all or part of such Failed Contribution (each such funding Member is hereinafter referred to as a “Contributing Member”). If more than one Member desires to be a Contributing Member and such Contributing Members desire to fund together more than the aggregate amount of the Failed Contribution, each such Contributing Member shall have the right to fund the amount the Non-Contributing Member failed to fund pro rata in proportion to the relative Percentage Interests of such Contributing Members. If, after giving effect to the preceding sentence, any amount of such Failed Contribution remains unfunded, (i) in the event more than one Contributing Member elects to fund any additional amount of such Failed Contribution, such Contributing Members may elect to fund any such remaining amount of such Failed Contribution on a pro rata basis or (ii) in the event only one Contributing Member is willing to fund any portion of the remaining unfunded Failed Contribution, such Contributing Member may fund the entire remaining amount of such Failed Contribution. The provisions of the preceding sentence shall continue to apply until either (i) the entire Failed Contribution has been funded by Contributing Members or (ii) in the event the entire amount of such Failed Contribution has not been funded, no Contributing Member is willing to fund any further amount of such Failed Contribution. The portion (the “Funded Portion”) of the Failed Contribution funded by such Contributing Member shall be treated as a Capital Contribution by any such Contributing Member. Any such failure by a Non-Contributing Member to make a Capital Contribution shall result in the dilution of the Percentage Interest of such Non-Contributing Member as provided for in Section 6.4 below. Notwithstanding anything to the contrary contained herein, any failure by a Non-Contributing Member to make a Capital Contribution shall not be a breach of this Agreement and the dilution provided in Section 6.4 shall be the sole and exclusive remedy of the Company and the other Members against a Non-Contributing Member with respect to the failure by a Non-Contributing Member to make a Regulatory Capital Call or Additional Capital Call and the Non-Contributing Members shall have no other or further obligations to the Company in connection with any Failed Contribution.

6.4. Dilution for Failure to Fund Capital Contributions.

(a) Whenever there occurs a Failed Contribution, regardless of whether another Member elects to make a Capital Contribution in place of a Non-Contributing Member, the final Percentage Interest of each Member, after the Capital Call, any Failed Contributions and any Funded Portions, shall be determined in accordance with the following formula:

FPI =	(PI x IC) + CC + FP
IC + ACC + AFP

FPI =	Final Percentage Interest of the Member, expressed as a fraction

PI =	Percentage Interest of the Member immediately prior to the Capital

Call, expressed as a fraction

IC =	Aggregate amount of all Capital Contributions contributed by all the Members, in United States dollars, before giving effect to the Capital Call

ACC =	The aggregate Capital Call less aggregate Failed Contributions, in United States dollars

AFP =	The aggregate of all Funded Portions funded by the Contributing Members in connection with the Capital Call, in United States dollars

CC =	The Capital Contribution, if any, initially contributed by the Member in connection with the Capital Call, in United States dollars

FP =	The Funded Portion, if any, contributed by the Member in connection with the Capital Call, in United States dollars.

(b) In the event that any Non-Contributing Member fails to make any Regulatory Capital Call it is required to make in accordance with Section 6.2(a) above and one or more other Members fund all or a portion of such Failed Contribution, then for a period of sixty (60) days following the date originally set for such Non-Contributing Member to make such Regulatory Capital Call (the “Capital Call Date”) such Non-Contributing Member may notwithstanding such failure pay to such other Members the portion of such Failed Contribution funded by such other Members together with interest accrued thereon at an annual rate of 2% above LIBOR prevailing on such Capital Call Date (or if such date is not a London Banking Day, then the next succeeding London Banking Day). Upon such payment by the Non-Contributing Member (including interest accrued thereon as provided in the preceding sentence), the Percentage Interests and Shares of the Members shall be readjusted to give effect to such repayment as though such Non-Contributing Member were a Contributing Member. No such repayment shall affect any rights exercised by, or distributions made or other benefits provided to, such other Members prior to such repayments by the Company.

(c) In the event that a Member’s Percentage Interest changes as a result of the application of this Section 6.4, such change shall be reflected as (i) in the case of a Non-Contributing Member, a decrease in the number of Shares held by such Non-Contributing Member (and in the case of a Non-Contributing Member that holds Shares of more than one class, a proportionate decrease in the number of Shares of each class held by such Non-Contributing Member), and (ii) in the case of each Contributing Member, an increase (pro rata in proportion to the amounts funded by each Contributing Member) in the number of Shares held by such Contributing Member (and any such increased Shares shall be of such class or classes as shall be determined by the Board of Managers at the time of such Failed Contribution). Any increase or decrease in the Shares held by a Member pursuant to this Section 6.4 shall not be subject to the provisions of Article IX.

6.5. Capital of the Company. The capital of the Company shall be the aggregate capital in all of the Members’ Capital Accounts. Except as otherwise provided herein, no Member shall be entitled to (i) withdraw or receive any interest or other return on its Capital Contribution or (ii) voluntarily contribute capital to the Company.

6.6. Return of Capital Contribution. Except as otherwise provided in this Agreement, no Member shall have the right to demand the return of all or any part of its Capital Contribution until the Company has been dissolved, or, in the event it has such right, to demand or receive any property other than cash in return for its Capital Contribution.

ARTICLE VII.

CAPITAL ACCOUNTS AND PROFIT AND LOSS ALLOCATIONS

7.1. Capital Accounts.

(a) The Company shall maintain a Capital Account for each Member in accordance with U.S. federal income tax principles. The Capital Account of each Member immediately following the Closing, giving effect to the revaluation provided in the last sentence of Section 7.1(b), shall be deemed to equal the amount set forth opposite such Member’s name on Schedule 7.1(a).

(b) The Capital Account of each Member shall be increased by (i) the amount of any cash and the agreed net fair market value (as used herein, “Agreed net fair market value” of property shall mean the gross fair market value of such property as determined by the Board of Managers net of liabilities encumbering the property or assumed by the Company) as of the date of contribution of any property contributed as a Capital Contribution to the capital of the Company by such Member and (ii) the amount of any Profits allocated to such Member. The Capital Account of each Member shall be decreased by (i) the amount of any Losses allocated to such Member and (ii) the amount of cash or the fair market value of any property, net of any liabilities assumed by the Member or to which such property is subject under Section 752 of the Code, distributed to such Member. In all respects, the Members’ Capital Accounts shall be determined in accordance with the detailed capital accounting rules set forth in Treasury Regulations Section 1.704-1(b)(2)(iv) and shall be adjusted upon the occurrence of certain events as provided in Treasury Regulations Section 1.704-1(b)(2)(iv)(f). In particular, the Members’ Capital Accounts shall be so adjusted in good faith upon the admission of GAP as a Member.

(c) A transferee of all (or a portion) of the Shares held by a Member shall succeed to the Capital Account (or portion of the Capital Account) attributable to the transferred Shares.

7.2. Profits and Losses.

(a) The profits and losses of the Company (“Profits” and “Losses”) shall be the net income or net loss (including capital gains and losses, income and gain exempt from tax, and items of loss, deduction or expense not deductible from Company income or capitalizable into the basis of Company property), respectively, of the Company determined for each Fiscal Year in accordance with the accounting method followed for federal income tax purposes except that in computing Profits and Losses, (i) all depreciation, cost recovery and amortization deductions shall be deemed equal to Depreciation, (ii) gain or loss on the sale or other disposition of an asset of the Company shall be determined by reference to Book Value, (iii) items that are specifically allocated pursuant to Section 7.2(f) or Section 7.2(h) hereof shall not be taken into account in determining Profits and Losses and (iv) gain or loss from Capital Transactions (including any gain or loss arising as a result of a revaluation pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(f)) shall be included in Profits and Losses except to the extent specially allocated pursuant to Sections 7.2(d)(i), 7.2(d)(ii) and 7.2(e)(i).

(b) Whenever a proportionate part of the Profits or Losses is allocated to a Member, except as otherwise provided in Section 7.2(d), Section 7.2(e), Section 7.2(f) or Section 7.2(h), every item of income, gain, loss, deduction or credit entering into the computation of such Profits or Losses or arising from the transactions with respect to which such Profits or Losses were realized shall be credited or charged, as the case may be, to such Member in the same proportion; provided, however, that “recapture income”, if any, shall be allocated to the Members who were allocated the corresponding depreciation deductions.

(c) If any Member Transfers all or any part of its Shares during any Fiscal Year or the number of Shares held by such Member is increased or decreased, Profits and Losses attributable to such Shares for such Fiscal Year shall be apportioned between the transferor and transferee or computed as to such Members on the basis of an interim closing of the books and records of the Company, provided, that in all events any apportionment described in this Section 7.2(c) shall be permissible under the Code and the applicable regulations thereunder.

(d) Profits (and items thereof) shall be allocated among all the Members as follows:

(i) First, gains from Capital Transactions (but not other items of income) pro rata among all the Class A Preferred Members in accordance with the amounts previously allocated pursuant to Section 7.2(e)(v) hereof (and not reversed by this Section 7.2(d)(i) or Section 7.2(d)(vi)) until the amount allocated and previously allocated pursuant to this Section 7.2(d)(i) and 7.2(d)(vi) equals all amounts allocated and previously allocated pursuant to Section 7.2(e)(v);

(ii) Second, gains from Capital Transactions (but not other items of income) to the Legacy REDI Members, pro rata among such Members until the total amount of gains allocated and previously allocated to such Members pursuant to this Section 7.2(d)(ii) and amount of losses allocated and previously allocated to Legacy Archipelago Members pursuant to Section 7.2(e)(i) equals the Aggregate Applicable Existing Options Exercise Price Amount at such time;

(iii) Third, gains from Capital Transactions (but not other items of income) (x) 50% to the Legacy REDI Members, pro rata among such Members in proportion to the number of Shares then held by each Legacy REDI Member and (y) 50% to PCX, until the amount allocated and previously allocated to each of (a) the Legacy REDI Members, in the aggregate, and (b) PCX, in each case pursuant to this Section 7.2(d)(iii) (and not reversed by Section 7.2(e)(ii) hereof) equals $26,429,235;

(iv) Fourth, gains from Capital Transactions (but not other items of income) pro rata among all EEP Members and Class C Members in proportion to the number of EEP Class B Shares and EEP Class C Shares then held by each EEP Member and Class C Member until the aggregate amount allocated and previously allocated pursuant to this Section 7.2(d)(iv) equals the product of $4.80 multiplied by the aggregate number of EEP Class B Shares and EEP Class C Shares then held by all EEP Members and Class C Members;

(v) Fifth, pro rata among all the Members in accordance with the amounts previously allocated pursuant to Section 7.2(e)(vi) hereof (and not reversed by this Section 7.2(d)(v)) until the amount allocated and previously allocated pursuant to this Section 7.2(d)(v) equals all amounts allocated and previously allocated pursuant to Section 7.2(e)(vi);

(vi) Sixth, pro rata among all the Class A Preferred Members in accordance with the amounts previously allocated pursuant to Section 7.2(e)(v) hereof (and not reversed by Section 7.2(d)(i) or this Section 7.2(d)(vi)) until the amount allocated and previously allocated pursuant to Section 7.2(d)(i) and this Section 7.2(d)(vi) equals all amounts allocated and previously allocated pursuant to Section 7.2(e)(v);

(vii) Seventh, pro rata among all Members in accordance with amounts previously allocated pursuant to Section 7.2(e)(iv) hereof (and not reversed by this Section 7.2(d)(vii)) until the amount allocated and previously allocated pursuant to this Section 7.2(d)(vii) equals all amounts allocated and previously allocated pursuant to Section 7.2(e)(iv); and

(viii) Thereafter, pro rata among all the Members in proportion to their respective Percentage Interests.

(e) Subject to Section 7.2(h)(ii), Losses (and items thereof) shall be allocated among all the Members as follows:

(i) First, Losses from Capital Transactions (but not other deductions or losses) to the Legacy Archipelago Members pro rata until the total amount of losses allocated and previously allocated to such Members pursuant to this Section 7.2(e)(i) and amount of gains allocated and previously allocated to Legacy REDI Members pursuant to Section 7.2(d)(ii) equals the Aggregate Applicable Existing Options Exercise Price Amount at such time;

(ii) Second, Losses from Capital Transactions (but not other deductions or losses) (x) 50% to the Legacy REDI Members, pro rata among such Members in proportion to the number of Shares then held by each Legacy REDI Member, and (y) 50% to PCX, in accordance with the amounts previously allocated pursuant to Section 7.2(d)(iii) hereof (and not reversed by this Section 7.2(e)(ii)), until the amount allocated and previously allocated to each of the Legacy REDI Members, in the aggregate, and PCX pursuant to this Section 7.2(e)(ii) equals all amounts allocated and previously allocated to each of the Legacy REDI Members, in the aggregate, and PCX pursuant to Section 7.2(d)(iii) hereof;

(iii) Third, pro rata among all the Members in accordance with the amounts previously allocated pursuant to Section 7.2(d)(viii) (and not reversed by this Section 7.2(e)(iii)), until the amount allocated and previously allocated pursuant to this Section 7.2(e)(iii) equals all amounts allocated and previously allocated pursuant to Section 7.2(d)(viii) hereof;

(iv) Fourth, pro rata among the Members with positive Capital Accounts in proportion to such positive balances until such balances have been reduced to (A) zero, in the case of Members other than the Class A Preferred Members and (B) $50,000,000 in the aggregate, in the case of the Class A Preferred Members;

(v) Fifth, pro rata among the Class A Preferred Members with positive Capital Accounts in proportion to such positive balances until such balances have been reduced to zero; and

(vi) Thereafter, pro rata among all the Members in proportion to their respective Percentage Interests.

(f) Notwithstanding Sections 7.2(d), 7.2(e) and 7.2(h) hereof,

(i) For federal income tax purposes but not for purposes of crediting or charging Capital Accounts, Depreciation or gain or loss realized by the Company with respect to any property that was contributed to the Company or that was held by the Company at a time when the Book Value of the Company Assets was adjusted pursuant to the third sentence of Section 7.1(b) shall, in accordance with Section 704(c) of the Code and Treasury Regulation Section 1.704-1(b)(2)(iv)(d) and (f), be allocated based on any reasonable method under Treasury Regulation Section 1.704-3 approved by the Board of Managers among the Members in a manner which takes into account the differences between the adjusted basis for federal income tax purposes to the Company of its interest in such property and the fair market value of such interest at the time of its contribution or revaluation.

(ii) If there is a net decrease in the Minimum Gain of the Company during a taxable year (including any Minimum Gain attributable to Member-Funded Debt), each Member at the end of such year shall be allocated, prior to any other allocations required under this Article VII, items of gain or income for such year (and, if necessary, for subsequent years) in the amount and proportions described in Treasury Regulation Sections 1.704-2(g), 1.704-2(i)(4) and 1.704-2(j)(2).

(iii) Notwithstanding the allocations provided for in Sections 7.2(d), 7.2(e) and 7.2(h) hereof, no allocation of an item of loss or deduction shall be made to a Member to the extent such allocation would cause or increase a deficit balance in such Member’s Capital Account as of the end of the taxable year to which such allocation relates if any other Member has a positive Capital Account balance at the end of such year. Any such item of loss or deduction shall be allocated to Members with positive Capital Account balances in proportion to such balances. If any Member receives an adjustment, allocation or distribution that causes or increases such a deficit balance, taking into account the rules of Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6), such Member shall be allocated (after taking into account any allocations made pursuant to Section 7.2(f)(ii)) items of income and gain in an amount and manner to eliminate the Member’s Capital Account deficit attributable to such adjustment, allocation or distribution as quickly as possible. For purposes of this Section 7.2(f)(iii), there shall be excluded from a Member’s deficit Capital Account balance at the end of a taxable year of the Company (x) such Member’s share, determined in accordance with Section 704(b) of the Code and Treasury Regulation Section 1.704-2(g) of Minimum Gain (provided, that, in the case of Minimum Gain attributable to Member-Funded Debt, such Minimum Gain shall be allocated to the Member or Members to whom such debt is attributable pursuant to Treasury Regulation Section 1.704-2(i)), (y) the amount of any loans (other than Member-Funded Debt) for which such Member is personally liable (whether as a result of a guarantee or otherwise) and (z) the amount that such Member is obligated to restore to the Company under Treasury Regulation Section 1.704-1(b)(2)(ii)(c).

(iv) Notwithstanding the allocations provided for in subsection (i) of this Section 7.2(f) and Sections 7.2(d) and (e), if there is a net increase in Minimum Gain of the Company during a taxable year of the Company that is attributable to (x) nonrecourse debt other than Member-Funded Debt, then any deductions attributable thereto shall be allocated among all the Members in accordance with their Percentage Interests or (y) Member-Funded Debt then first Depreciation, to the extent the increase in such Minimum Gain is allocable to depreciable property, and then a proportionate part of other deductions and expenditures described in Section 705(a)(2)(B) of the Code, shall be allocated to the lending or guaranteeing Member (and to joint lenders or guarantors in proportion to their relative obligations), provided, that the total amount of deductions so allocated for any year shall not exceed the increase in Minimum Gain attributable to such Member-Funded Debt in such year.

(v) Any special allocation under Sections 7.2(f)(ii) through (iv), inclusive, shall be taken into account in computing subsequent allocations of Profits and Losses of any item thereof pursuant to this Article VII so that the net amount of any items so allocated and the

Profits, Losses and all items thereof allocated to each Member pursuant to this Article VII shall, to the extent permissible under Section 704(b) of the Code and the Treasury Regulations promulgated thereunder, be equal to the net amount that would have been allocated to each Member pursuant to this Article VII if such special allocation had not occurred.

(g) Notwithstanding anything to the contrary in this Agreement, for Fiscal Years beginning on or after March 15, 2002, Sections 7.2(b), 7.2(d), 7.2(e) and 7.2(f) shall be applied by treating the Company as if it first came into existence on March 15, 2002 and no allocations of Profits or Losses, or any items thereof, have been made prior to March 15, 2002.

(h) (i) In the event of any exercise of an employee option to purchase Shares pursuant to a share option award agreement (an “Incentive Plan Option”), the following shall be deemed to occur for purposes of this Article VII:

(1) the Company shall be deemed to have paid, as compensation, to the person exercising such Incentive Plan Option an amount equal to the excess of (i) the fair market value (as determined by the Board) of such Share on the date of such exercise over (ii) the exercise price paid by such person in respect of such Incentive Plan Option; and

(2) such person shall be deemed to have contributed to the Company, as a Capital Contribution, an amount equal to the sum of (i) the amount of cash deemed paid to such person pursuant to clause (1) above and (ii) the exercise price paid by such person in respect of such Incentive Plan Option.

Appropriate adjustments to the foregoing shall be made in the event that such Incentive Plan Option is exercised pursuant to any “cashless” exercise provision in the Share Option Award Agreement with respect to such Incentive Plan Option.

(ii) Notwithstanding the allocations provided for in Sections 7.2(d) and (e), the deduction in respect of any amount deemed to have been paid as compensation pursuant to Section 7.2(h)(i)(1) on any Applicable Existing Option shall be allocated entirely to the Legacy Archipelago Members, pro rata among such Members in proportion to the number of Shares then held by each such Legacy Archipelago Member.

(i) The Members intend that the Capital Account of each Member (other than the Class A Preferred Members, to the extent that they have not converted Class A Preferred Shares into Class A Shares) upon a dissolution and winding-up of the Company pursuant to Section 12.1 and for purposes of liquidating distributions under Section 12.2 shall be equal to the amount that such Member would be entitled to receive if the Company were to make liquidating distributions to such Members in accordance with each Member’s Percentage Interest (after taking into account any preferred return owed to the Class A Preferred Members and any preferences reflected in Sections 7.2(d)(i) and (vi) hereof) and the Capital Accounts of the Class A Preferred Members allocable to their Class A Preferred Shares shall be equal, in the aggregate, to $50,000,000 or, in the case of a dissolution of the Company in connection with a Cash Sale Transaction only, such greater amount, if any, that may be payable pursuant to

Section 4.10(b). Accordingly, notwithstanding the allocation provisions otherwise set forth under this Section 7.2 (but only to the extent permissible under Section 704(b) of the Code and the Treasury Regulations issued thereunder), the Company shall allocate Profits and Losses of the Company among the Members in the year in which it makes liquidating distributions under Section 12.2 in a manner such that each Member’s Capital Account (other than the portion of the Capital Accounts of the Class A Preferred Members allocable to any Class A Preferred Shares) at the end of such year will, to the extent possible, be equal to the amount that such Member would be entitled to receive if the Company were to make liquidating distributions to the Members (other than the Class A Preferred Members, to the extent that they have not converted Class A Preferred Shares into Class A Shares) in accordance with each Member’s Percentage Interest (after taking into account any preferred return owed to the Class A Preferred Members and any preferences reflected in Section 7.2(d)(i) and (vi) hereof) and the Capital Accounts of the Class A Preferred Members at the end of such year will, to the extent possible, be equal, in the aggregate, to $50,000,000 or, in the case of a dissolution of the Company in connection with a Cash Sale Transaction only, such greater amount, if any, that may be payable pursuant to Section 4.10(b).

ARTICLE VIII.

DISTRIBUTIONS

8.1. Distributions.
Subject to Section 4.10(b):

(a) Unless otherwise determined by the Board of Managers pursuant to Section 3.3(f), beginning with the Fiscal Year ending December 31, 2002, the Company shall make an annual pro rata cash distribution, after the end of each Fiscal Year, to each Member, in proportion to its Percentage Interest, in an amount equal to 50% of the Profits (attributable to Net Cash Flow, unless otherwise determined by the Board of Managers) earned in such Fiscal Year, after deducting all other distributions attributable to such Fiscal Year made to such Member (including any distribution made under Section 8.1(b)), provided, however, that (i) after giving effect to all such distributions under this Section 8.1(a) and all other distributions (including distributions made under Section 8.1(b)) attributable to such Fiscal Year, the aggregate balance in all the Member’s Capital Accounts is in excess of $10 million as of the end of such Fiscal Year and (ii) the aggregate of all distributions attributable to such Fiscal Year made under this Section 8.1(a) does not exceed 25% of the Profits earned in such Fiscal Year before giving effect to any other distributions made in respect of such Fiscal Year (including any distributions made under Section 8.1(b)).

(b) As soon as reasonably practicable after the end of each calendar quarter, the Tax Matters Member shall determine the Tax Allowance Amount for every Member in respect of such quarter (or portion thereof, in the case of the first calendar quarter ending after the Effective Date). Upon such determination, the Board of Managers shall cause each Member’s Tax Allowance Amount to be distributed to such Member; provided, however, that the Board of

Managers does not determine in accordance with Section 3.5(b) not to make such distributions. Tax Allowance Amounts in respect of any calendar quarter must be paid either to all Members or to no Members.

(c) All amounts withheld pursuant to the Code or any provision of any state or local tax law with respect to any payment, distribution or allocation to the Company or the Members shall be treated as amounts distributed to the Members pursuant to Section 8.1(b) for all purposes of this Agreement. The Board of Managers are authorized to withhold from distributions, or with respect to allocations, to the Members and to pay over to any federal, state or local government any amounts required to be so withheld pursuant to the Code or any provision of any other federal, state or local law and shall allocate such amounts to those Members with respect to which such amounts were withheld or, if no sufficiently large distribution is imminent, the Board of Managers may require the relevant Member to promptly reimburse the Company for the amount of such tax withheld and paid over by the Company. No such reimbursement will be considered a Capital Contribution for purposes of this Agreement, nor shall any requirement that any such reimbursement be paid be considered a Capital Call. Taxes withheld on amounts directly or indirectly payable to the Company or subsidiary pass-through vehicles and taxes otherwise paid by the Company or subsidiary pass-through vehicles shall be treated for purposes of this Agreement as distributed to the appropriate Members and paid by the appropriate Members to the relevant taxing jurisdiction.

8.2. Distribution Limitations. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make a distribution to any Member on account of its Shares if such distribution would violate the Act or other applicable law or breach any contract or agreement to which the Company or any of the Subsidiaries is a party or could reasonably be expected to cause the Company or any Subsidiary to fail to meet the Capital Rules.

8.3. Liquidation. In the event of any sale or other disposition of all or substantially all of the assets of the Company and receipt of the final payment of any installment obligation received as a result of any such sale or disposition, the Company shall be dissolved and the proceeds of such sale or other disposition shall be distributed to the Members in liquidation as provided in Article XII.

8.4. Distributions of Shares. Except in connection with Sections 9.16, 9.17 and 9.18 and any issuance approved in accordance with Section 3.3(b), if any Member receives or acquires any additional Shares from the Company, such additional Shares shall be the same class or classes of Shares as such Member currently holds (on a pro rata basis in the case of any Member that holds Shares of more than one (1) class), except as may otherwise be agreed by Class A Members and Class A Preferred Members holding, in the aggregate, eighty percent (80%) or more of the aggregate Class A Shares and Class A Preferred Shares then outstanding.

8.5. Exchange Agreement Set-Off. Any distributions otherwise payable to any Member pursuant to this Article VIII shall be reduced in the manner set forth in Section 5.9 of the Exchange Agreement, if applicable; provided, however, that, for all purposes of this Agreement, the amount of any such reduction (i) shall be treated as an amount distributed to such Member pursuant to the relevant provision of this Article VIII, and (ii) shall not be treated as a Capital Contribution made by such Member. Any amount paid to or on behalf of any Member by the Company pursuant to Section 5.9 of the Exchange Agreement shall not be treated as an amount distributed to such Member for any purposes of this Agreement.

ARTICLE IX.

TRANSFER AND CONVERSION OF COMPANY SHARES

9.1. Limitations on Transfers of Shares by Members.

(a) Without the prior written consent of Class A Members and Class A Preferred Members holding, in the aggregate, Shares representing eighty percent (80%) or more of the sum of the Class A Shares then outstanding and the Class A Shares then issuable upon conversion of the Class A Preferred Shares then outstanding, until the earlier of (i) January 7, 2004 or (ii) the date that the Profits of the Company determined in accordance with the accounting method followed for federal income tax purposes exceed $20 million for each of two (2) consecutive Fiscal Years, no Class A Member may Transfer Shares with the result that its Percentage Interest would be reduced to less than 50% of its Percentage Interest as of the Effective Date, (this transfer restriction being referred to as the “Special Transfer Restriction”); provided, that Transfers of such Shares shall continue to be subject to all other provisions of this Article IX, including the provisions of Section 9.2 hereof. The preceding sentence shall not apply to the reduction of a Member’s Percentage Interest arising from such Member’s failure to make a Capital Contribution under Article VI.

(b) Notwithstanding any other provision of this Article IX except Sections 9.1(h) and 9.9, (i) each Member (other than GAP) may at any time Transfer all or any portion of its Shares to such Member’s Ultimate Parent Entity or to an entity that is wholly owned or controlled, directly or indirectly, by the Ultimate Parent Entity of such Member (or with respect to PCX, GSP, Virago, JL and Gamma, to, or to an entity that is wholly owned or controlled, directly or indirectly, by, PCX, the Current GSP Shareholders, the Current Virago Members, the Current JL Members or the Current Gamma Partners, respectively) and (ii) GAP may at any time Transfer all or any portion of its Shares to any GAP Permitted Transferee as provided in Section 9.1(n); provided, that such entity agrees in writing to be bound by all of the provisions of this Agreement applicable to the transferor, including all of the provisions of this Article IX.

(c) Notwithstanding any other provision of this Article IX except Sections 9.1(h) and 9.9, each of GSP or Virago may pledge or otherwise grant a security interest in all or a portion of its Shares to a major commercial bank, located and conducting business in the United States and subject to the supervision or examination of United States federal or state banking authorities, solely for the purpose of obtaining financing to fund a required Regulatory Capital Call or Additional Capital Call under Section 6.2, provided, however, that (i) such financing is limited to the amount required to make such Regulatory Capital Call or Additional Capital Call, (ii) the terms of such pledge or security interest do not entitle such commercial bank to exercise any rights in respect of such Member’s Shares unless and until there is a payment default of principal or interest by such Member and (iii) the terms of such financing call for the immediate release by the commercial bank of the pledge or other security interest upon payment in full of the outstanding indebtedness thereunder.

(d) Notwithstanding any other provision of this Article IX except Sections 9.1(h) and 9.9, GSP may Transfer its Shares (or any portion thereof) to Gerald D. Putnam, his spouse, siblings, parents and lineal descendants (each, a “Family Member”), or to one or more trusts for the benefit of him or one or more Family Members, solely for the purpose of estate planning, provided, however, that (i) any such transferee receiving such Shares shall be required to grant to GSP an irrevocable proxy coupled with an interest providing it with full discretion to exercise voting rights associated with such Shares, (ii) such transferred Shares shall remain subject to all the rights, obligations and limitations attached to such Shares prior to such Transfer (including the transfer restrictions contained in this Article IX and the Capital Contribution provisions contained in Article VI) as if such Shares were owned by GSP, (iii) the transferee shall be required to agree to be bound by all of the provisions of this Agreement and (iv) for purposes of this Agreement, such transferred Shares shall be considered to be held by GSP for so long as the conditions contained in clauses (i) through (iii) above have been complied with and such Shares have not otherwise been transferred in breach of this Agreement. GSP agrees to hold harmless and indemnify the other Members and the Company for any loss, damages, liabilities or claims arising out of or attributable to a violation of this Section 9.1(d).

(e) Notwithstanding any other provision of this Article IX except Sections 9.1(h) and 9.9, Virago may Transfer its Shares (or any portion thereof) to M. Townsend, S. Townsend or any of their Family Members, or to one or more trusts for the benefit of either of them or one or more of their Family Members, solely for the purpose of estate planning, provided, however, that (i) any such transferee receiving such Shares shall be required to grant to Virago an irrevocable proxy coupled with an interest providing it with full discretion to exercise voting rights associated with such Shares, (ii) such transferred Shares shall remain subject to all the rights, obligations and limitations attached to such Shares prior to such Transfer (including the transfer restrictions contained in this Article IX and the Capital Contribution provisions contained in Article VI) as if such Shares were held by Virago, (iii) the transferee shall be required to agree to be bound by all of the provisions of this Agreement and (iv) for purposes of this Agreement, such transferred Shares shall be considered to be held by Virago for so long as the conditions contained in clauses (i) through (iii) above have been complied with and such Shares have not otherwise been Transferred in breach of this Agreement. Virago agrees to hold harmless and indemnify the other Members and the Company for any loss, damages, liabilities or claims arising out of or attributable to any violation of this Section 9.1(e).

(f) Notwithstanding any other provision of this Article IX except Sections 9.1(h) and 9.9, each Class A Member may Transfer up to 25% of its Shares (measured as of the Effective Date) to any entity whose primary purpose is to afford the partners, members, managers, directors, officers, employees or consultants of such Member or its Affiliates a participation in investments made by such Member or its Affiliates; provided, however, that (i) any such transferee receiving such Shares (other than a transferee that is a wholly owned direct or indirect subsidiary of, or whose sole general partner is a wholly owned direct or indirect subsidiary of, such Member (or such Member’s Ultimate Parent Entity) making such Transfer, so long as such Member (or such general partner, Ultimate Parent Entity or wholly owned direct or indirect subsidiary) continues to direct the voting of such Shares) shall be required to grant to the Member making such Transfer an irrevocable proxy coupled with an interest providing it with full discretion to exercise voting rights associated with such Shares, (ii) such transferred Shares shall remain subject to all the rights, obligations and limitations attached to such Shares prior to such Transfer (including, without limitation, the transfer restrictions contained in this Article IX and the Capital Contribution provisions contained in Article VI) as if such Shares were held by the Member making such Transfer, (iii) the transferee shall be required to agree to be bound by all of the provisions of this Agreement and (iv) for purposes of this Agreement, such transferred Shares shall be considered to be held by the Member making such Transfer for so long as the conditions contained in clauses (i) through (iii) above have been complied with and such Shares have not otherwise been transferred in breach of this Agreement. Each Member making such a Transfer agrees to hold harmless and indemnify the other Members and the Company for any loss, damages, liabilities or claims arising out of or attributable to a violation of this Section 9.1(f).

(g) [Intentionally Omitted.]

(h) Notwithstanding anything to the contrary contained in this Article IX except Section 9.1(l), no Member shall Transfer all or any portion of the Shares held by such Member to the extent that after such Transfer the sum of percentage interests in the Company’s capital or profits Transferred during the taxable year of the Company exceeds two (2) percent of the total interests in the Company’s capital or profits as determined under Treasury Regulation ss. 1.7704-1(j). Solely for purposes of this Section 9.1(h), any Transfer that qualifies as a “private transfer” as defined in Treasury Regulation ss. 1.7704-1(e), or any Transfer with respect to which the Company has received an opinion of counsel of nationally recognized standing that the Transfer does not create a risk that the Company will be treated as a publicly traded partnership, will be disregarded. The Members will use their best efforts to amend this Agreement to comply with any subsequent regulations under Code ss. 7704 in order to prevent the Company from being treated as a publicly traded partnership. Notwithstanding anything to the contrary contained in this Article IX except Section 9.1(l), no Member shall Transfer all or any portion of the Shares held by such Member to the extent such Transfer would cause the Company to lose its status as a partnership for U.S. federal income purposes.

(i) Notwithstanding anything to the contrary contained in this Article

IX except Sections 9.1(b) and 9.1(l), no Member shall Transfer all or any portion of the Shares held by such Member to any Person (other than a Person that is a Member of the Company prior to such Transfer) that, together with any of its Affiliates, Beneficially Owns any interest in or operates or controls in any manner whatsoever any ECN, “alternative trading system” (as such term is defined in Rule 300 of Regulation ATS under the Exchange Act) or “exchange” within the meaning of Section 3(a)(i) of the Exchange Act or Rule 3a1-1 under the Exchange Act or other facility for matching or executing orders that provides for the trading of equity securities (x) of United States issuers and/or (y) of non-United States issuers whose equity securities are listed for trading on a United States stock exchange or trade through the NASDAQ System without the prior approval of such Transfer by the Board of Managers in accordance with Section 3.2 as if such decision were a Significant Decision.

(j) Any purported Transfer in violation of this Article IX shall be void ab initio, and shall not bind the Company, and the Member making such purported Transfer shall indemnify and hold the Company and the other Members harmless from and against any federal, state or local income taxes, or transfer taxes, including transfer gains taxes, arising as a result of, or caused directly or indirectly by, such purported Transfer. The giving of any consent to a Transfer in any one or more instances shall not limit or waive the need for such consent in any other or subsequent instances.

(k) Notwithstanding the transfer restrictions contained in Sections 9.1(a) and 9.4, if JPM or AC is required to Transfer all or any portion of its Shares in order to comply with the BHC Act or the request of a regulatory authority having jurisdiction over it, JPM or AC, as the case may be, may Transfer such portion of its Shares as is necessary to cause JPM and AC to comply with the BHC Act or the request of such authority provided that each of JPM and AC have taken all actions available to it under this Agreement that would eliminate the need for such Transfer (including conversion of Shares pursuant to Section 9.5); provided, further, that any such Transfer shall be subject to all other provisions of this Article IX (including Section 9.2 (provided, that approval of the Board of Managers (as required by Section 9.2(c)(ii)) shall not be required in connection with any Transfer pursuant to this Section 9.1(k))).

(l) [Intentionally Omitted.]

(m) Notwithstanding any other provision of this Article IX except Sections 9.1(h) and 9.9, JL may pledge or otherwise grant a security interest in all or a portion of its Shares to Fidelity, Schwab, SLK, TD and/or CSFB (each, a “JL Lender”), solely for the purpose of obtaining financing to fund the tax liabilities of JL and/or its members arising as a result of the transactions contemplated by the Exchange Agreement (and a JL Lender may acquire such Shares pursuant to a foreclosure proceeding in connection with such pledge or security interest); provided, however, that (i) such financing is limited to the amount required to pay such tax liabilities (and related interest cost and expenses), (ii) the terms of such pledge or security interest do not entitle the JL Lender to exercise any rights in respect of JL’s Shares unless and until there is a payment default of principal or interest by JL and (iii) the terms of such financing call for the immediate release by the JL Lender of the pledge or other security interest upon payment in full of the outstanding indebtedness thereunder. Any transferee of Shares of a JL Lender in accordance with Section 9.1(b) may also be a JL Lender for purposes of the foregoing.

(n) Notwithstanding any other provision of this Article IX except Sections 9.1(h) and 9.9, GAP may at any time Transfer all or a portion of its Shares to (i) any investment entity (but, for the avoidance of doubt, not any portfolio company) over which GAP LLC has, directly or indirectly, majority control or (ii) any Person over which there is exercised, directly or indirectly, majority control by Persons that have majority control over GAP LLC; provided, that with respect to any such Transfer, such investment entity or Person agrees in writing to be bound by all of the provisions of this Agreement applicable to the transferor, including all of the provisions of this Article IX. Each entity or Person to which GAP may Transfer its Shares in accordance with this Section 9.1(n) is referred to in this Agreement as a “GAP Permitted Transferee”. Notwithstanding anything herein to the contrary, GAP shall have the right to assign its rights under Sections 3.2(b),(d), and (g) and Section 9.12 to any GAP Permitted Transferee to whom it has Transferred all or a portion of its Shares.

9.2. Right of First Refusal.

(a) Subject to Section 9.1, a Member may Transfer all or any portion of its Shares if, and only if, the provisions of this Section 9.2 have been satisfied; provided, however, that the provisions of this Section 9.2 shall not apply to a transaction effected in accordance with Section 9.10 or a Transfer pursuant to Section 9.1(b), (c), (d), (e), (f), (m) or (n) or Section 9.19. If any Member desires to Transfer all or a portion of its Shares pursuant to a bona fide offer (the “Bona Fide Offer”) from any other Person (including any other Member) (the “Proposed Transferee”), such Member (the “Seller”) shall first give written notice (“Notice of Sale”) to the Company and each Class A Member (each, a “Significant Member”), which Notice of Sale shall state the Seller’s desire to make such Transfer, the identity and address of the Proposed Transferee, the portion of the Seller’s Shares proposed to be Transferred to the Proposed Transferee (the “Offered Shares”), the price and such other terms on which the Seller proposes to Transfer its Shares to the Proposed Transferee (collectively, the “Offer Terms”), and shall enclose a copy of the Bona Fide Offer received from the Proposed Transferee with respect thereto. The Significant Members shall be permitted to confirm that the Bona Fide Offer is firm and subject only to conditions that could reasonably be expected to be satisfied, by (i) reviewing the documents pursuant to which such Bona Fide Offer was made and (ii) requiring that the Proposed Transferee submit evidence reasonably satisfactory to the Significant Members of financing for such purchase. Each Notice of Sale shall constitute an irrevocable offer by the Seller to sell to the Significant Members the Offered Shares on the Offer Terms; provided, however, that, if such Offer Terms contemplate the deferral of any part of the purchase price or the receipt by the Seller of any other Indebtedness in consideration for the applicable Transfer, then such Offer Terms shall be deemed to include the condition that any Significant Member accepting such offer demonstrate its creditworthiness to the reasonable satisfaction of the Seller (which may be satisfied by the provision of reasonable security or other credit enhancement). Notwithstanding anything to the contrary contained in this Section 9.2, no Offer Terms in respect of Offered Shares may include any form of consideration other than cash (which may be paid at closing, in installments or after any period of time), readily liquid marketable securities traded on a United States national securities exchange or quoted on the Nasdaq National Market (in which case a Purchaser (as defined below) may elect to pay cash in an amount equal to the fair market value as of the date of the Notice of Sale of such marketable securities in lieu of delivering such marketable securities) or Indebtedness (secured, unsecured, guaranteed, supported by a letter of credit or otherwise) of the Proposed Transferee of such Offered Shares.

(b) Subject to the proviso contained in the penultimate sentence of Section 9.2(a) hereof, the Significant Members may elect to purchase (or cause an Affiliate designated by them to purchase) the Offered Shares on the Offer Terms by delivering to the Seller, with a copy to the Company and the other Significant Members, within twenty (20) days following the date the Notice of Sale is received by such Member, notice (a “Notice of Purchase”) stating (x) the maximum number of the Offered Shares that such Significant Member (or such designated Affiliate) elects to purchase (the “Maximum Share”) (which Maximum Share may be greater than such Significant Member’s proportionate share of the Offered Shares calculated in accordance with its Percentage Interest), (y) that the election made by such Notice of Purchase is irrevocable and (z) that such Significant Member irrevocably commits to purchase any number of the Offered Shares up to and including the Maximum Share specified in preceding clause (x) on the Offer Terms; provided, that in the event the Offer Terms contain any restriction on the conduct of business of the Proposed Transferee, such restriction shall not be applicable to any Significant Member accepting such offer. Each of the Significant Members that delivers a Notice of Purchase (each, a “Purchaser”) shall be allocated the Maximum Share of the Offered Shares set forth in such Purchaser’s Notice of Purchase, unless such allocation, together with the number of Offered Shares allocated to the other Purchasers, exceeds one hundred percent (100%) of the Offered Shares, in which case each Purchaser whose Maximum Share is less than such Purchaser’s proportionate amount of the Offered Shares calculated in accordance with its Percentage Interest shall receive its Maximum Share, and the remaining share of the Offered Shares shall be allocated among the remaining Purchasers ratably in accordance with their respective Percentage Interests.

(c) If in the aggregate the Purchasers do not commit to purchase all of the Offered Shares within the time periods specified in Section 9.2(b), (i) the Seller shall be under no obligation to sell any portion of the Offered Shares to any Purchaser, unless the Seller so elects, and (ii) provided that the Board of Managers has approved such Transfer in accordance with Section 3.3(u) (except with respect to Transfers pursuant to Section 9.1(k), which shall not require such Board of Managers approval), the Seller may, within a period of three (3) months after the date which is 20 days from the date of the Notice of Sale, Transfer all, but not less than all, of the Offered Shares to the Proposed Transferee at a price equal to or higher than the price included in the Offer Terms and on terms no more favorable to the Proposed Transferee than those offered in the Notice of Sale.

(d) Notwithstanding anything to the contrary contained in this Section 9.2,

if, as contemplated by the proviso contained in the penultimate sentence of Section 9.2(a) hereof, a Seller’s Offer Terms include the deferral of any part of the purchase price or the receipt by the Seller of any Indebtedness in consideration for the applicable Transfer, and such Seller is not reasonably satisfied with the creditworthiness of a Purchaser (a “Non-Creditworthy Purchaser”) that has committed to purchase all or a portion of the Offered Shares on such Offer Terms and such Non-Creditworthy Purchaser does not in the reasonable opinion of the Seller provide adequate security or other credit enhancement therefor, then such Non-Creditworthy Purchaser may, at its option, elect to make a cash payment at the closing provided for in Section 9.2(e) hereof in lieu of such Indebtedness. If such option is not exercised by any Non-Creditworthy Purchaser as to any Offered Shares, then, subject to Section 9.2(c), the other Purchasers may purchase such Offered Shares in accordance with Section 9.2(b) and, if any Offered Shares thereafter remain unpurchased, the Seller may, within a period of three (3) months after the date which is 20 days from the date of the Notice of Sale, Transfer the Offered Shares to the Proposed Transferee on the Offer Terms.

(e) Subject to obtaining any required regulatory approvals, the closing of the purchase and sale of any Offered Shares to any Purchaser shall take place on a date not earlier than twenty (20) days nor later than ninety (90) days following the date of the last Notice of Purchase delivered in accordance with Section 9.2(b), or as the Purchasers and the Seller shall mutually agree. The closing shall be held at 10:00 a.m., local time, at the principal office of the Company. The Purchasers shall give at least ten (10) days prior notice of such date and location to the Seller. At such closing, (i) the Seller shall deliver to each Purchaser certificates or other documents evidencing the allocated portion of the Shares being sold, free and clear of any lien, claim or encumbrance (and each Seller hereby represents and warrants that such Shares shall, immediately prior to such sale, be so free and clear and that it will have good and marketable title to such Shares), (ii) each Purchaser shall deliver to the Seller the consideration to be paid for its share of such Shares in accordance with the Offer Terms (or Section 9.2(d) hereof), (iii) the Company shall duly record the Transfer on its books and records and (iv) the Seller and each Purchaser shall execute such other documents and take such other action as shall be reasonably necessary to consummate the purchase and sale of the applicable Offered Shares on the terms contemplated by the Offer Terms.

(f) If the Significant Members do not elect to purchase the Offered Shares on the Offer Terms and the Seller shall not have consummated the Transfer of the Offered Shares to the Proposed Transferee prior to the expiration of the three (3) month period specified in the paragraph (c)(ii) of this Section 9.2, then the provisions of this Section 9.2 shall again apply to any and all future Transfers.

(g) Notwithstanding Section 9.2(a), any Purchaser that fails to deliver to the Seller pursuant to Section 9.2(e)(ii) the full amount of the consideration required to be paid for its share of such Offered Shares in accordance with the Offer Terms (or Section 9.2(d) hereof) shall, in addition to all other liabilities and claims to which it may otherwise be subject due to such failure, forfeit any right such Purchaser otherwise may have pursuant to Section 9.2 to receive a Notice of Sale and to submit a Notice of Purchase with respect to any subsequent Offered Shares.

9.3. Drag-Along Rights.

(a) Subject to Section 9.2 hereof, in the event that (i) a Member or any group of Members acting in concert (individually or collectively, an “Offeror”) shall propose to enter into an agreement to Transfer, arrange for a Transfer of or Transfer to any Person or Persons (other than one or more Affiliates of such Member or Members) all of its Shares in a bona fide arm’s-length transaction reflecting the fair value of the Shares held by such Offeror, (ii) such Offeror’s collective Percentage Interest is equal to or greater than 85% and (iii) the other Members have not exercised their right to purchase all of the Offered Shares pursuant to Section 9.2 hereof (an “Exit Transfer”), then such Offeror may elect to require all other Members to sell all of the Shares held by them concurrently with such Exit Transfer to such Person or Persons on terms (including the form and amount of, and the time of receipt of, consideration therefor) identical to those applicable to the Exit Transfer as adjusted to reflect the Shares sold by such other Members.

(b) In the event that an Offeror elects to exercise its rights under Section 9.3(a), such Offeror shall give written notice to the Company and each other Member (the “Offerees”), setting forth in detail the terms of the proposed contract, arrangement or Transfer. The Offerees shall first have the right to exercise their rights of first refusal upon the terms and for the periods specified in Section 9.2 hereof; provided, that, in the event of a proposed Exit Transfer, the twenty (20) day period specified under Section 9.2(b) during which a Notice of Purchase may be given (i) shall be extended to one hundred and twenty (120) days and (ii) shall be extended for an additional period of thirty (30) days if, during the 120-day period, such Offerees shall provide the Offeror with a binding commitment from a nationally recognized bank or financial institution to provide financing for the exercise of such right of first refusal by such Offerees and/or a letter from a nationally recognized investment banking firm stating that they are highly confident that they will be able to arrange financing for the exercise of such right of first refusal by such Offerees. If such Offeree shall give written notice of its intent not to exercise such right or shall fail to exercise such right of first refusal in full within the periods specified in the preceding sentence, the Offeror may require all Offerees to sell all of the Shares Beneficially Owned by each of them concurrently with the Exit Transfer on terms identical with those of such Exit Transfer by giving written notice to each such Offeree setting forth the proposed closing date of the Exit Transfer, which proposed date shall not be less than ten (10) days or more than sixty (60) days after the date such notice is delivered to the Offerees; provided, that in the event the terms of such Exit Transfer include any restriction on the conduct of business of the Offeror, such restriction shall not be applicable to the Offerees.

9.4. Tag-Along Rights.

(a) Subject to Section 9.2 hereof, no Member, whether acting alone or in concert with any other Member pursuant to a common plan, understanding or arrangement (individually or collectively, a “Transferor”), shall enter into a contract to Transfer, arrange for the Transfer of or Transfer to any Person or group, directly or indirectly or through one or more intermediaries, in a single transaction or a series of related transactions, all or any portion of its Shares (other than a Transfer pursuant to Section 9.1(b), 9.1(c), 9.1(d), 9.1(e), 9.1(f), 9.1(k), 9.1(m) or 9.1(n)), unless each other Member is given the opportunity to Transfer a proportionate number of Shares concurrently with the aforementioned Transfer to any such Person or group on terms (including the form and amount of, and the time of receipt of, consideration therefor) identical to those applicable to the Transferor, as adjusted to reflect the Shares sold by such other Members.

(b) No opportunity shall be deemed given to any Member for purposes of the Section 9.4(a) unless (i) such Member shall have been given written notice by the Transferor setting forth in detail the terms of the applicable proposed Transfer, and shall have been given at least twenty (20) days after such notice is given within which to exercise its rights contained in this Section 9.4 by written notice thereof given to the Transferor, (ii) the terms on which the Transferor actually sells its Shares are no more favorable to the Transferor, and include no more cash, than the terms set forth in the notice given by it pursuant to clause (i) of this sentence and (iii) the Person or group to which the Transferor actually Transfers its Shares actually purchases, at or prior to the time of purchase of such Shares, from each Person exercising his or its rights pursuant to this Section, at least the Shares as such Person shall specify in the notice given by such Person pursuant to clause (i) of this sentence.

9.5. Conversion of Shares.

(a) Each of JPM and AC shall have the right, at its option, at any time when a regulatory authority having jurisdiction over it requests that it cease to hold Class A Shares or when otherwise required to comply with the BHC Act, to convert all or any portion of the Class A Shares held by it into Class B Shares by providing written notice to the Company that such Member elects to convert such Class A Shares into Class B Shares.

(b) To the extent permitted by applicable law, each of JPM and AC shall have the right, at its option, at any time, to convert into Class A Shares all or any portion of the Class B Shares held by it as a result of a conversion of Class A Shares into Class B Shares pursuant to Section 9.5(a), by providing written notice to the Company that such Member elects to convert such Class B Shares into Class A Shares.

(c) To the extent permitted by applicable law, any transferee of Class B Shares held by JPM or AC as a result of a conversion of their Class A Shares and Transferred by JPM or AC pursuant to a Transfer permitted under this Agreement shall have the right, at its option, to convert all or any portion of such Class B Shares into Class A Shares by providing written notice to the Company that such transferee elects to convert such Class B Shares into Class A Shares.

(d) Each conversion pursuant to this Section 9.5 shall be deemed to have been effected on the date on which the applicable notice is received by the Company.

(e) For the avoidance of doubt, nothing in this Section 9.5 shall be construed to confer any conversion rights upon any Class B Member other than JPM, AC and each transferee of Class B Shares Transferred by JPM or AC pursuant to a Transfer permitted under this Agreement. For the avoidance of doubt, a conversion of Class A Shares or Class B Shares in accordance with this Section 9.5 shall not constitute a Transfer for purposes of this Agreement.

9.6. Transfer Binding on Company. No Transfer of all or any part of the Shares held by a Member permitted to be made under this Agreement shall be binding upon the Company unless and until a duplicate original of such instrument of Transfer, duly executed and acknowledged by the Transferor, has been delivered to the Company, and such instrument evidences (i) the written acceptance by the Transferee of all of the terms and provisions of this Agreement, and (ii) the Transferor’s representation that such Transfer was made in accordance with all applicable laws and regulations. The Transferees shall pay to the Company any costs and expenses of the Company in connection with the accounting for any adjustment pursuant to Section 743 of the Code in the event an election has been made pursuant to Section 7.2(g).

9.7. Additional Members.

(a) A Member who Transfers all of its Shares pursuant to a Transfer permitted under this Agreement shall cease to be a Member of the Company and a party to this Agreement except that unless and until an Additional Member is admitted in its stead, the transferring Member shall not cease to be a Member of the Company under the Act and a party to this Agreement and shall retain the rights and powers of a Member under the Act and hereunder. Any Person who is a transferee of any Shares of a Member who has satisfied the requirements of this Article IX shall become an Additional Member only when (i) the Board of Managers has entered such Person as a Member on the books and records of the Company, which the Board of Managers is hereby directed to do upon satisfaction of such requirements, (ii) if so required by the Board of Managers, such Person shall have paid all reasonable legal fees and filing costs in connection with its substitution as a Member, (iii) such Person executes an accession agreement, in such form as is approved by the Board of Managers, or a counterpart of this Agreement, and (iv) with respect to any transfer after the Closing by a Legacy Archipelago Member or a Legacy REDI Member, such transferee agrees in writing to be bound by all of the provisions of Section 9.16 of this Agreement and Section 5.9 of the Exchange Agreement applicable to the transferor. Notwithstanding anything to the contrary contained in this Agreement (other than Section 9.15), a Person shall become an Additional Member and shall become bound by this Agreement without executing this Agreement upon (i) the approval of a majority of the Board of Managers, without further act, vote or consent of any Member, Manager or Person, (ii) the issuance of Shares to such Person in connection with the Program and the Program Documents (including in connection with the assignment of the right to be issued such Shares by a participant in the Program to such Person) and (iii) the execution by such Person of an agreement or other writing, in such form as is approved by the Board of Managers, providing that such Person shall become a member of the Company upon such issuance of Shares. Notwithstanding anything to the contrary contained in this Agreement (including the immediately preceding sentence), a Person shall become an Additional Member and shall become bound by this Agreement in accordance with Sections 9.15. Notwithstanding anything to the contrary contained in this Agreement, any Person (other than a transferee of any Shares) may also become an Additional Member (and may be issued Shares in connection therewith) upon (i) (x) in the case of a Person that upon admission as a Member would have a Percentage Interest of ten percent (10%) or more, the consent of Class A Members and Class A Preferred Members holding, in the aggregate, Shares representing eighty percent (80%) or more of the sum of the Class A Shares then outstanding and the Class A Shares then issuable upon conversion of the Class A Preferred Shares then outstanding and (y) in the case of a Person that upon admission as a Member would have a Percentage Interest of less than ten percent (10%), the approval of the Board of Managers in accordance with Section 3.3(b), without further act, vote or consent of any Member, Manager or Person, and (ii) the execution by such Person of an accession agreement, in such form as is approved by the Board of Managers, or a counterpart of this Agreement. Any existing Member who acquires additional Shares in accordance with this Agreement shall automatically be admitted to the Company with respect to such additional Shares without any act, vote or consent of any Member, Manager or other Person. Upon the Transfer or issuance of any Shares permitted under this Agreement or the admission of any Additional Member and from time to time in connection with the adjustment of the Capital Accounts of the Members accomplished in accordance with this Agreement, the Board of Managers shall amend Schedules 2.7(a), 2.7(b), 2.7(c), 3.2(a), 3.7, 6.1(a), 6.1(b), 6.1(c), 6.1(d), 6.1(e), 6.1(f), 7.1(a) and 9.10(a) to set forth the Initial Capital Contributions and the date thereof, the Percentage Interests, the Class A Shares, the Class A Percentage Interests, the Class B Shares, the Class C Shares, the Class A Preferred Shares, the Capital Accounts and the Ultimate Parent Entities of the Members, and the names and the mailing addresses of the Members, the Managers and the non-voting advisors, in each case, as applicable. The admission of an Additional Member shall not in and of itself constitute an amendment of this Agreement.

(b) Any Person who is a transferee of all or any portion of the Shares of a Member but who does not become an Additional Member and desires to make a further Transfer of any such Shares, shall be subject to all the provisions of this Agreement (including Article IX) to the same extent and in the same manner as any Member desiring to make a Transfer of the Shares.

9.8. Acceptance of Prior Acts. Any person who becomes a Member, by becoming a Member ratifies all actions duly taken by the Company pursuant to the terms and provisions of this Agreement prior to the date it became a Member and, without limiting the generality of the foregoing, specifically ratifies and approves all agreements and other instruments as may have been duly executed and delivered on behalf of the Company prior to said date and which are in full force and effect on said date.

9.9. Additional Limitations. Notwithstanding anything contained in this Agreement, no Transfer of any Shares shall be made, and the Company shall have the right to prohibit and may refuse to accept any Transfer, unless such Transfer does not violate any applicable federal or state securities, real estate syndication or comparable law and does not require registration of the Company or any security thereof under any federal or state securities law or the

Investment Company Act of 1940, as amended. The Company may elect prior to any Transfer to require an opinion of counsel with respect to any of the foregoing matters.

9.10. Beneficial Ownership of Certain Members.

(a) (1) Each of GS, ETR, Instinet, JPM, AC, Merrill, BNP, Southwest, Fidelity, Schwab, SLK, TD, Fleet, CSFB, Lehman, NDG and BOA (each such Member, for purposes of this Section 9.10(a), the “Subsidiary Member”) hereby represents and warrants to each of the other Members that its Ultimate Parent Entity is the Person set forth opposite such Subsidiary Member’s name on Schedule 9.10(a) hereto and GAP hereby represents and warrants to each of the other Members that Persons having control of GAP LLC exercise majority control over GAP and over each holder of GAP’s equity securities.

(2) Subject to the provisions of Sections 9.10(a)(3) and (a)(4), if at any time when the Subsidiary Member Beneficially Owns any Shares, its Ultimate Parent Entity ceases to Beneficially Own (either directly or through one or more wholly owned subsidiaries of the Ultimate Parent Entity) all equity securities of the Subsidiary Member, (i) the Subsidiary Member shall notify the other Members of such cessation and (ii) the other Members shall have the right (exercisable by providing the Subsidiary Member notice within 120 days of such Members’ receiving such notice from the Subsidiary Member of such change in Beneficial Ownership of the Subsidiary Member) to purchase on a pro rata basis, and the Subsidiary Member shall have the obligation to sell to such Members, all (but not less than all) of the Subsidiary Member’s Shares for an aggregate cash purchase price equal to 50% of the balance of the Subsidiary Member’s Capital Account on the date of such notice; provided, that, in the event that the Subsidiary Member’s Capital Account on the date of such notice is zero, the other Members shall have the right (exercisable in the manner set forth above) to acquire on a pro rata basis, and the Subsidiary Member shall have the obligation to transfer and assign to such Members, all (but not less than all) of the Subsidiary Member’s Shares at no cost to such Members.

(3) Section 9.10(a)(2) shall be inapplicable where the Subsidiary Member is (x) a special purpose vehicle (an “SPV”) substantially all of the assets of which are represented by the investment in the Company or (y) a subsidiary of the Ultimate Parent Entity of whose assets the investment in the Company represents less than 20% (based on book value). In the case of a sale or other transfer of shares or other ownership interests of a subsidiary referred to in clause (y) above, while such Transfer shall not be subject to Section 9.10(a)(2), any subsequent Transfer of Shares shall continue to be subject to the provisions of Article IX hereof. In the case of a sale or other transfer of shares or other ownership interests in an SPV, such Transfer shall for purposes of this Agreement be treated as a Transfer of the Shares held by such Subsidiary Member which shall be subject to the applicable terms of this Agreement (including Sections 9.1, 9.2, 9.3 and 9.4). It is understood that the preceding sentence would also apply (and Section 9.10(a)(2) would not apply) where Shares have been transferred within the Ultimate Parent Entity group to an SPV in accordance with Section 9.1(b) and shares or other ownership interests of such SPV are subsequently Transferred.

(4) Notwithstanding Section 9.10(a)(2), the Subsidiary Member may issue a new series of non-voting interests in it, and may permit Transfers of such non-voting interests, to one or more Persons other than the Subsidiary Member’s Ultimate Parent Entity or its Affiliates, provided, that such non-voting interests may not, in any manner whatsoever, create any legal, economic, voting or other rights, claims or interests, whether directly or indirectly and whether absolute, contingent or equitable, or any direct economic rights, claims or interests, in any Shares held by the Subsidiary Member.

(5) Any purported issuance or Transfer of interests in the Subsidiary Member in violation of this Section 9.10(a) shall be void ab initio, and shall not bind the Company or any other Member. Upon notice from the Company and to the fullest extent permitted by law, the Subsidiary Member shall immediately redeem any such interests issued or Transferred in violation of this Section 9.10(a) at no cost or liability to the Company.

(b) (1) GSP represents and warrants to each of the other Members that the only Beneficial Owner of its equity securities is Putnam and entities in which Putnam Beneficially Owns all of the equity capital securities (each, a “Current GSP Shareholder”).

(2) Subject to the provisions of Section 9.10(b)(3) and (b)(4), if at any time when GSP Beneficially Owns any Shares, the Current GSP Shareholders cease to Beneficially Own (either directly or through Persons directly or indirectly wholly owned or controlled by the Current GSP Shareholders) all equity securities of GSP, (i) GSP shall notify the other Members of such cessation, and (ii) the other Members shall have the right (exercisable by providing GSP notice within 120 days of such Members’ receiving such notice from GSP of such change in Beneficial Ownership of GSP) to purchase on a pro rata basis, and GSP shall have the obligation to sell to such Members, all (but not less than all) of GSP’s Shares for an aggregate cash purchase price equal to 50% of the balance of GSP’s Capital Account on the date of such notice; provided, that, in the event that GSP’s Capital Account on the date of such notice is zero, the other Members shall have the right (exercisable in the manner set forth above) to acquire on a pro rata basis, and GSP shall have the obligation to transfer and assign to such Members, all (but not less than all) of GSP’s Shares at no cost to such Members.

(3) Section 9.10(b)(2) shall be inapplicable in the event that GSP is (x) an SPV substantially all of the assets of which are represented by the investment in the Company (a “GSP SPV”) or (y) a Person wholly owned or controlled by the Current GSP Shareholders of whose assets the investment in the Company represents less than 20% (based on book value). In the case of a sale or other transfer of shares or other ownership interests of a Person referred to in clause (y) above, while such Transfer shall not be subject to Section 9.10(b)(2), any subsequent Transfer of Shares shall continue to be subject to the provisions of Article IX hereof. In the case of a sale or other transfer of shares or other ownership interests in a GSP SPV, such Transfer shall for purposes of this Agreement be treated as a Transfer of the Shares held by GSP which shall be subject to the applicable terms of this Agreement (including

Sections 9.1, 9.2, 9.3 and 9.4). It is understood that the preceding sentence would also apply (and Section 9.10(b)(2) would not apply) where Shares have been transferred within the Current GSP Shareholder group to a GSP SPV in accordance with Section 9.1(b) and shares or other ownership interests of such GSP SPV are subsequently Transferred.

(4) Notwithstanding the foregoing, GSP may issue a new series of non-voting interests in it, and may permit Transfers of such non-voting interests, to one or more Persons other than Putnam, provided, that such non-voting interests may not, in any manner whatsoever, create any legal, economic, voting or other rights, claims or interests, whether directly or indirectly and whether absolute, contingent or equitable, or any direct economic rights, claims or interests, in the Shares held by GSP.

(5) Any purported issuance or Transfer of interests in GSP in violation of this Section 9.10(b) shall be void ab initio, and shall not bind the Company or any other Member. Upon notice from the Company and to the extent permitted by applicable law, GSP shall immediately redeem any such interests issued or Transferred in violation of this Section 9.10(b) at no cost or liability to the Company.

(c) (1) Virago represents and warrants to each of the other Members that its only members are M. Townsend, S. Townsend and Christopher Doubek and entities in which they Beneficially Own all of the equity capital securities (each, a “Current Virago Member”).

(2) Subject to the provisions of Section 9.10(c)(3) and (c)(4), if at any time when Virago Beneficially Owns any Shares, the Current Virago Members cease to Beneficially Own (either directly or through Persons directly or indirectly wholly owned or controlled by the Current Virago Members) all equity securities of Virago, (i) Virago shall notify the other Members of such cessation, and (ii) the other Members shall have the right (exercisable by providing Virago notice within 120 days of such Members’ receiving such notice from Virago of such change in Beneficial Ownership of Virago) to purchase on a pro rata basis, and Virago shall have the obligation to sell to such Members, all (but not less than all) of Virago’s Shares for an aggregate cash purchase price equal to 50% of the balance of Virago’s Capital Account on the date of such notice; provided, that, in the event that Virago’s Capital Account on the date of such notice is zero, the other Members shall have the right (exercisable in the manner set forth above) to acquire on a pro rata basis, and Virago shall have the obligation to transfer and assign to such Members, all (but not less than all) of Virago’s Shares at no cost to such Members.

(3) Section 9.10(c)(2) shall be inapplicable in the event that Virago is (x) an SPV substantially all of the assets of which are represented by the investment in the Company (a “Virago SPV”) or (y) a Person wholly owned or controlled by the Current Virago Members of whose assets the investment in the Company represents less than 20% (based on book value). In the case of a sale or other transfer of shares or other ownership interests of a Person referred to in clause (y) above, while such Transfer shall not be subject to Section 9.10(c)(2), any subsequent Transfer of Shares shall continue to be subject to the provisions of Article IX hereof. In the case of a sale or other transfer of shares or other ownership interests in a Virago SPV, such Transfer shall for purposes of this Agreement be treated as a Transfer of the Shares held by Virago which shall be subject to the applicable terms of this Agreement (including Sections 9.1, 9.2, 9.3 and 9.4). It is understood that the preceding sentence would also apply (and Section 9.10(c)(2) would not apply) where Shares have been transferred within the Current Virago Member group to a Virago SPV in accordance with Section 9.1(b) and shares or other ownership interests of such Virago SPV are subsequently Transferred.

(4) Notwithstanding the foregoing, Virago may issue a new series of non-voting interests in it, and may permit Transfers of such non-voting interests, to one or more Persons other than M. Townsend, S. Townsend or Christopher Doubek, provided, that such non-voting interests may not, in any manner whatsoever, create any legal, voting or other rights, claims or interests whether directly or indirectly and whether absolute, contingent or equitable, or any direct economic rights, claims or interests, in the Shares held by Virago.

(5) Any purported issuance or Transfer of interests in Virago in violation of this Section 9.10(c) shall be void ab initio, and shall not bind the Company or any other Member. Upon notice from the Company, Virago shall immediately redeem any such interests issued or Transferred in violation of this Section 9.10(c) at no cost or liability to the Company.

(d) (1) Gamma represents and warrants to each of the other Members that its only partners are set forth in Schedule 9.10(d) hereto (each, a “Current Gamma Partner”).

(2) Subject to the provisions of Sections 9.10(d)(3) and (d)(4), if at any time when Gamma Beneficially Owns any Shares, the Current Gamma Partners cease to Beneficially Own (either directly or through Persons directly or indirectly wholly owned or controlled by the Current Gamma Partners) all equity securities of Gamma, (i) Gamma shall notify the other Members of such cessation, and (ii) the other Members shall have the right (exercisable by providing Gamma notice within 120 days of such Members’ receiving such notice from Gamma of such change in Beneficial Ownership of Gamma) to purchase on a pro rata basis, and Gamma shall have the obligation to sell to such Members, all (but not less than all) of Gamma’s Shares for an aggregate cash purchase price equal to 50% of the balance of Gamma’s Capital Account on the date of such notice; provided, that, in the event that Gamma’s Capital Account on the date of such notice is zero, the other Members shall have the right (exercisable in the manner set forth above) to acquire on a pro rata basis, and Gamma shall have the obligation to transfer and assign to such Members, all (but not less than all) of Gamma’s Shares at no cost to such Members.

(3) Section 9.10(d)(2) shall be inapplicable in the event that Gamma is (x) an SPV substantially all of the assets of which are represented by the investment in the Company (a “Gamma SPV”) or (y) a Person wholly owned or controlled by the Current Gamma Partners of whose assets the investment in the Company represents less than 20% (based on book value). In the case of a sale or other transfer of shares or other ownership interests of a Person referred to in clause (y) above, while such Transfer shall not be subject to Section

9.10(d)(2), any subsequent Transfer of Shares shall continue to be subject to the provisions of Article IX hereof. In the case of a sale or other transfer of shares or other ownership interests in a Gamma SPV, such Transfer shall for purposes of this Agreement be treated as a Transfer of the Shares held by Gamma which shall be subject to the applicable terms of this Agreement (including Sections 9.1, 9.2, 9.3 and 9.4). It is understood that the preceding sentence would also apply (and Section 9.10(d)(2) would not apply) where Shares have been transferred within the Current Gamma Partner group to a Gamma SPV in accordance with Section 9.1(b) and shares or other ownership interests of such Gamma SPV are subsequently Transferred.

(4) Notwithstanding the foregoing, Gamma may issue a new series of non-voting interests in it, and may permit Transfers of such non-voting interests, to one or more Persons other than Current Gamma Partners, provided, that such non-voting interests may not, in any manner whatsoever, create any legal, economic, voting or other rights, claims or interests, whether directly or indirectly and whether absolute, contingent or equitable, or any direct economic rights, claims or interests, in the Shares held by Gamma.

(5) Any purported issuance or Transfer of interests in Gamma in violation of this Section shall be void ab initio, and shall not bind the Company or any other Member. Upon notice from the Company, Gamma shall immediately redeem any such interests issued or Transferred in violation of this Section at no cost or liability to the Company. Gamma represents and warrants to each of the other Members that (i) its primary purpose is to afford the partners, members, managers, directors, officers, employees or consultants of BNP and its Affiliates a participation in investments made by BNP or its Affiliates, (ii) the principal purpose of the use of Gamma to invest in the Company was not to permit the Company to satisfy the 100 partner limitation in Treas. Reg. Section 1.7704-1(h)(1)(ii) and (iii) each Current Gamma Partner was employed by BNP on November 24, 1999. Gamma agrees to hold harmless and indemnify the other Members and the Company for any loss, damages, liabilities or claims arising out of or attributable to a violation of this Section 9.10(d).

(e) (1) Subject to the provisions of Sections 9.10(e)(2) and (e)(3), if at any time PCX Transfers any Shares in accordance with Section 9.1(b), and thereafter PCX ceases to Beneficially Own (either directly or through one or more wholly owned subsidiaries of PCX) all equity securities of the transferee of such Shares (the “PCX Transferee”), (i) PCX shall notify the other Members of such cessation and (ii) the other Members shall have the right (exercisable by providing PCX notice within 120 days of such Members’ receiving such notice from PCX of such change in Beneficial Ownership of such transferee) to purchase on a pro rata basis, and PCX shall have the obligation to cause the PCX Transferee to sell to such Members, all (but not less than all) of the PCX Transferee’s Shares for an aggregate cash purchase price equal to 50% of the balance of the PCX Transferee’s Capital Account on the date of such notice; provided, that, in the event that the PCX Transferee’s Capital Account on the date of such notice is zero, the other Members shall have the right (exercisable in the manner set forth above) to acquire on a pro rata basis, and PCX shall have the obligation to cause the PCX Transferee to transfer and assign to such Members, all (but not less than all) of the PCX Transferee’s Shares at no cost to such Members.

(2) Section 9.10(e)(1) shall be inapplicable where the PCX Transferee is (x) an SPV substantially all of the assets of which are represented by the investment in the Company (a “PCX SPV”) or (y) a subsidiary of PCX of whose assets the investment in the Company represents less than 20% (based on book value). In the case of a sale or other transfer of shares or other ownership interests of a subsidiary referred to in clause (y) above, while such Transfer shall not be subject to Section 9.10(e)(1), any subsequent Transfer of Shares shall continue to be subject to the provisions of Article IX hereof. In the case of a sale or other transfer of shares or other ownership interests in a PCX SPV, such Transfer shall for purposes of this Agreement be treated as a Transfer of the Shares held by such PCX SPV which shall be subject to the applicable terms of this Agreement (including Sections 9.1, 9.2, 9.3 and 9.4). It is understood that the preceding sentence would apply (and Section 9.10(e)(1) would not apply) where Shares have been transferred within the PCX group to a PCX SPV in accordance with Section 9.1(b) and shares or other ownership interests of such PCX SPV are subsequently proposed to be Transferred.

(3) Notwithstanding Section 9.10(e)(1), any PCX Transferee may issue a new series of non-voting interests in it, and may permit Transfers of such non-voting interests, to one or more Persons other than PCX or its Affiliates, provided, that such non-voting interests may not, in any manner whatsoever, create any legal, economic, voting or other rights, claims or interests, whether directly or indirectly and whether absolute, contingent or equitable, or any direct economic rights, claims or interests, in any Shares held by such PCX Transferee.

(4) Any purported issuance or Transfer of interests in the PCX Transferee in violation of this Section 9.10(e) shall be void ab initio, and shall not bind the Company or any other Member. Upon notice from the Company, PCX shall immediately redeem any such interests issued or Transferred in violation of this Section 9.10(e) at no cost or liability to the Company.

(f) (1) JL represents and warrants to each of the other Members that its only members holding equity interests are Larry Leibowitz and Robin Jackson and entities in which they Beneficially Own all of the equity capital securities (each, a “Current JL Member”). The foregoing does not include certain members who have non-voting, non-equity income interests in JL.

(2) Subject to the provisions of Sections 9.10(f)(3) and (f)(4), if at any time when JL Beneficially Owns any Shares, the Current JL Members collectively cease to Beneficially Own (either directly or through Persons directly or indirectly wholly owned or controlled by the Current JL Members) all equity interests in JL, (i) JL shall notify the other Members of such cessation, and (ii) the other Members shall have the right (exercisable by providing JL notice within 120 days of such Members’ receiving such notice from JL of such change in Beneficial Ownership of

JL) to purchase on a pro rata basis, and JL shall have the obligation to sell to such Members, all (but not less than all) of JL’s Shares for an aggregate cash purchase price equal to 50% of the balance of JL’s Capital Account on the date of such notice; provided, that, in the event that JL’s Capital Account on the date of such notice is zero, the other Members shall have the right (exercisable in the manner set forth above) to acquire on a pro rata basis, and JL shall have the obligation to transfer and assign to such Members, all (but not less than all) of JL’s Shares at no cost to such Members.

(3) Section 9.10(f)(2) shall be inapplicable in the event that JL is (x) an SPV substantially all of the assets of which are represented by the investment in the Company (a “JL SPV”) or (y) a Person wholly owned or controlled by the Current JL Members of whose assets the investment in the Company represents less than 20% (based on book value). In the case of a sale or other transfer of shares or other ownership interests of a Person referred to in clause (y) above, while such Transfer shall not be subject to Section 9.10(f)(2), any subsequent Transfer of Shares shall continue to be subject to the provisions of Article IX hereof. In the case of a sale or other transfer of shares or other ownership interests in a JL SPV, such Transfer shall for purposes of this Agreement be treated as a Transfer of the Shares held by JL which shall be subject to the applicable terms of this Agreement (including Sections 9.1, 9.2, 9.3 and 9.4). It is understood that the preceding sentence would also apply (and Section 9.10(f)(2) would not apply) where Shares have been transferred within the Current JL Member group to a JL SPV in accordance with Section 9.1(b) and shares or other ownership interests of such JL SPV are subsequently Transferred.

(4) Notwithstanding the foregoing, JL may issue a new series of non-voting interests in it, and may permit Transfers of such non-voting interests, to one or more Persons other than the Current JL Members, provided, that such non-voting interests may not, in any manner whatsoever, create any legal, voting or other rights, claims or interests whether directly or indirectly and whether absolute, contingent or equitable, or any direct economic rights, claims or interests, in the Shares held by JL.

(5) Any purported issuance or Transfer of interests in JL in violation of this Section 9.10(f) shall be void ab initio, and shall not bind the Company or any other Member. Upon notice from the Company, JL shall immediately redeem any such interests issued or Transferred in violation of this Section 9.10(f) at no cost or liability to the Company.

(g) (1) GAP represents and warrants to each of the other Members that (i) General Atlantic Partners 77, L.P., a Delaware limited partnership, GAP Coinvestment Partners II, L.P., a Delaware limited partnership, GapStar, LLC, a Delaware limited liability company, GAPCO GmbH & Co. KG, a German limited partnership, and GAP-W LLC, a Delaware limited liability company, are the only holders of its equity securities (each, a “Current GAP Shareholder”) and (ii) GAP LLC indirectly exercises majority control over GAP and Persons exercising control over GAP LLC exercise majority control over each Current GAP Shareholder.

(2) Subject to the provisions of Section 9.10(g)(3) and (g)(4), if at any time when GAP Beneficially Owns any Shares, the Current GAP Shareholders or any GAP Permitted Transferee collectively cease to Beneficially Own, either directly or indirectly, all equity interests in GAP, or the Persons exercising control over GAP LLC do not, directly or indirectly, exercise majority control over GAP or any Current GAP Shareholder or such GAP Permitted Transferee, (i) GAP shall notify the other Members of such cessation, and (ii) the other Members shall have the right (exercisable by providing GAP notice within 120 days of such Members’ receiving such notice from GAP of such change in Beneficial Ownership of GAP) to purchase on a pro rata basis, and GAP shall have the obligation to sell to such Members, all (but not less than all) of GAP’s Shares for an aggregate cash purchase price equal to 50% of the balance of GAP’s Capital Account on the date of such notice; provided, that, in the event that GAP’s Capital Account on the date of such notice is zero, the other Members shall have the right (exercisable in the manner set forth above) to acquire on a pro rata basis, and GAP shall have the obligation to transfer and assign to such Members, all (but not less than all) of GAP’s Shares at no cost to such Members.

(3) Section 9.10(g)(2) shall be inapplicable in the event that GAP is (x) an SPV substantially all of the assets of which are represented by the investment in the Company (a “GAP SPV”) or (y) a Person wholly owned or controlled, directly or indirectly, by the Current GAP Shareholders or any GAP Permitted Transferee of whose assets the investment in the Company represents less than 20% (based on book value). In the case of a sale or other transfer of shares or other ownership interests of a Person referred to in clause (y) above, while such Transfer shall not be subject to Section 9.10(g)(2), any subsequent Transfer of Shares shall continue to be subject to the provisions of Article IX hereof. In the case of a sale or other transfer of shares or other ownership interests in a GAP SPV, such Transfer shall for purposes of this Agreement be treated as a Transfer of the Shares held by GAP which shall be subject to the applicable terms of this Agreement (including Sections 9.1, 9.2, 9.3 and 9.4). It is understood that the preceding sentence would also apply (and Section 9.10(g)(2) would not apply) where Shares have been transferred within the Current GAP Shareholder group to a GAP SPV in accordance with Section 9.1(b) and shares or other ownership interests of such GAP SPV are subsequently Transferred.

(4) Any purported issuance or Transfer of interests in GAP in violation of this Section 9.10(g) shall be void ab initio, and shall not bind the Company or any other Member. Upon notice from the Company and to the fullest extent permitted by law, GAP shall immediately redeem any such interests issued or Transferred in violation of this Section 9.10(g) at no cost or liability to the Company.

9.11. Notice of Transfer to Tax Matters Member. Each Member shall notify the Tax Matters Member of any Transfer of its Shares (including Transfers by way of liquidation of a Member, Transfers to an entity controlled by a Member and Transfers involving the merger of a Member into another entity) or, if a Member is disregarded as an entity for United States federal income tax purposes, of any Transfer of an interest in such Member, within ten (10) days of such Transfer.

9.12. Matters Relating to Initial Public Offering.

(a) Notwithstanding anything else contained herein to the contrary, if the Board of Managers determines, in accordance with Section 3.3, that conditions may be favorable for the Company to make an Initial Public Offering, the Company may be reorganized as a Delaware corporation (the “Successor Corporation”), whether by merger or conversion, and, in connection therewith, the Shares may be exchanged for or converted into shares of stock in the Successor Corporation on such terms and conditions as are approved by the Board of Managers in accordance with Section 3.3 and this Section 9.12 without any further consent or approval of any Member or other Person; provided, that the Company may not so reorganize as a Delaware corporation at any time prior to five (5) business days preceding the consummation of the Initial Public Offering without the prior written consent of the GAP Representative. Each Member hereby agrees to execute and deliver such instruments or documents as the Board determines, in accordance with Section 3.3, are necessary or advisable (and which are consistent with the terms of this Agreement in all material respects) in connection with any such reorganization.

(b) If the Company determines to reorganize as a corporation, the Company shall, at the Company’s election, either (i) allow the shareholders of GAP to contribute their GAP equity securities to the Successor Corporation as part of the formation of the Successor Corporation for United States federal income tax purposes in a transaction intended to qualify as tax-free to the shareholders of GAP under Section 351 of the Code, (ii) merge GAP into the Successor Corporation as part of the formation of the Successor Corporation for United States federal income tax purposes in a transaction intended to qualify as a reorganization under Section 368(a) and Section 351 of the Code, or (iii) enter into any other transaction mutually acceptable to the Company and GAP that will cause the shareholders of GAP to own directly shares in the Successor Corporation, and that the Company and GAP believe will be tax-free to the Company, the Successor Corporation, the Members, GAP and the shareholders of GAP for United States federal income tax purposes and does not impose any additional material costs on the Company or GAP. If the Company effectuates the transaction described in clause (i) of the preceding sentence, the Successor Corporation shall not liquidate GAP within one year of the date of such transaction. Notwithstanding the foregoing, neither the Company nor the Successor Corporation will be required to indemnify or otherwise pay any amount to GAP or any shareholder of GAP if the transaction is not completed on a tax-free basis to GAP or any shareholder of GAP.

(c) If the Company is reorganized as the Successor Corporation in accordance with Sections 9.12(a) and (b), then (i) immediately prior to the consummation of such reorganization the Class A Preferred Shares shall automatically convert into Class A Shares (or such other class of equity securities of the Successor Corporation on such terms and conditions identical with the terms and conditions of the reclassification or conversion of the Class A Shares) in accordance with Section 4.10(d) and (ii) upon the consummation of such reorganization, the Class A Shares, Class B Shares and Class C Shares shall be exchanged for or converted into shares of Common Stock on terms and conditions that are consistent in all material respects with this Agreement.

(d) Except with respect to Sections 4.1(b), 4.1(c), 4.2, 4.4, 4.5, 4.7, 9.17(b) and 10.3 and the remedies provided hereunder with respect to breaches of this Agreement (which shall continue in full force and effect, except as limited below), upon the consummation of an Initial Public Offering of the Successor Corporation, this Agreement shall terminate and the provisions hereof shall cease to have any force or effect; provided, however, that Sections 4.2, 4.5, 4.7 and the remedies provided hereunder with respect to breaches of this Agreement shall continue to have force and effect after the consummation of such Initial Public Offering solely with respect to matters which occurred prior to the consummation of such Initial Public Offering.

9.13. Matters Relating to a Merger. If the Company is merged with or into any other entity and the Company is not the surviving entity in such merger, the Board of Managers shall use its best efforts to ensure that such merger is structured in a manner that provides that the merger consideration will be distributed to the Members in proportion to their respective Percentage Interests irrespective of whether a Member holds Class A Shares, Class B Shares, Class C Shares or Class A Preferred Shares; provided, however, that in any merger that constitutes a Cash Sale Transaction, the holders of Class A Preferred Shares shall receive the Cash Sale Amount in accordance with Section 4.10(a).

9.14. Issuance of Tracking Stock. Notwithstanding anything to the contrary contained in this Article IX, each Class A Member and Beneficial Owner of such Class A Member may issue securities registered with the Commission under the Securities Act intended to track the performance of particular businesses of such Class A Member or Beneficial Owner that include such Member’s Shares, provided, that such Member or Beneficial Owner retains all voting rights of such Shares and such Shares comprise no more than 50% of the assets (by fair market value measured as of the date such securities are initially issued by such Class A Member or Beneficial Owner) of the particular businesses tracked by such securities.

9.15. Incentive Plan. Notwithstanding anything to the contrary contained herein, including Section 9.7, the Board of Managers, the Compensation Committee of the Board of Managers or, upon authorization by the Board of Managers or the Compensation Committee of the Board of Managers, any officer of the Company, shall be authorized to take any and all action it deems necessary, desirable or appropriate in order to administer and perform the Incentive Plans in accordance with their respective terms, including the making of Awards (as such term is defined in each Incentive Plan), the execution and delivery of award agreements (including Share Option Award Agreements and Share Appreciation Right Award Agreements, as such terms are defined in the relevant Incentive Plans) on behalf of the Company, the issuance of Shares and the admission of Additional Members (pursuant to an accession agreement or other appropriate documentation in form and substance acceptable to the Board of Managers, the Compensation Committee of the Board of Managers or any such duly authorized officer) in connection with the exercise of Awards made pursuant to the Incentive Plans, the amendment of the Incentive Plans, and the taking of all necessary and appropriate action in connection with the foregoing, without further act, vote or consent of any Member, Manager or other Person.

9.16. Exchange Agreement Share Adjustments.

(a) As used in this Section 9.16:

(i) “Adjustable Loss” shall mean a Loss (as defined in the Exchange Agreement) with respect to which a remedy is provided pursuant to Section 5.9 of the Exchange Agreement and this Section 9.16. An “Adjustable REDI Loss” shall mean an Adjustable Loss with respect to which the Legacy REDI Members are entitled to a remedy pursuant to Section 5.9 of the Exchange Agreement and this Section 9.16. An “Adjustable Archipelago Loss” shall mean an Adjustable Loss with respect to which the Legacy Archipelago Members are entitled to a remedy pursuant to Section 5.9 of the Exchange Agreement and this Section 9.16.

(ii) “Applicable Company Value” of each of REDI and Archipelago will initially be $350 million and will thereafter be subject to reduction as follows:

(A) an Adjustable REDI Loss will result in a dollar-for-dollar reduction in the Applicable Company Value of Archipelago by the amount of such Adjustable REDI Loss; and

(B) an Adjustable Archipelago Loss will result in a dollar-for-dollar reduction in the Applicable Company Value of REDI by the amount of such Adjustable Archipelago Loss.

The parties acknowledge and agree that the Applicable Company Value of each of REDI and Archipelago has been determined solely for purposes of this Section 9.16 and is not intended to have any force or effect for any other purpose.

(iii) “REDI Class A Fraction” means, immediately after giving effect to the issuance or redemption and cancellation of Class A Shares, Class B Shares and/or Class C Shares, as applicable, pursuant to Section 9.16(b), a fraction (i) the numerator of which is the aggregate number of issued and outstanding Class A Shares then owned by Legacy REDI Members, and (ii) the denominator of which is the aggregate number of issued and outstanding Class A Shares.

(iv) “REDI EEP Class C Fraction” means, immediately after giving effect to the issuance or redemption and cancellation of Class C Shares pursuant to Section 9.16(c), a fraction (i) the numerator of which is the aggregate number of issued and outstanding EEP Class C Shares and (ii) the denominator of which is the sum of (A) the aggregate number of issued and outstanding EEP Class C Shares and (B) the aggregate number of issued and outstanding EEP Class B Shares.

(v) “REDI Non-EEP Class C Proportion” will be satisfied at any time if, at such time, (1) the ratio of (x) the aggregate issued and outstanding Class A Shares then owned by Legacy REDI Members to (y) the aggregate number of issued and outstanding Class C Shares other than EEP Class C Shares (“Non-EEP Class C Shares”) then owned by Legacy REDI Members is equal to (2) the ratio at such time of (x) the aggregate issued and outstanding Class A Shares then owned by Legacy Archipelago Members to (y) the aggregate number of issued and outstanding Class B

Shares then owned by Legacy Archipelago Members that are not EEP Class B Shares (“Non-EEP Class B Shares”).

(vi) “Share Adjustment Number” shall mean, in the case of any Adjustable Loss, the aggregate number of Shares to be issued or to be redeemed and canceled, as determined in accordance with Section 9.16(b).

(b) In the case of an Adjustable REDI Loss, the number of Class A Shares and Non-EEP Class C Shares held by Legacy REDI Members will be proportionately increased so that after giving effect thereto (1) the ratio of (i) the sum of the aggregate number of Class A Shares and Non-EEP Class C Shares held by Legacy REDI Members to (ii) the sum of the aggregate number of Class A Shares and Non-EEP Class B Shares held by Legacy Archipelago Members shall equal the ratio of the Applicable Company Value of REDI to the Applicable Company Value of Archipelago, determined after giving effect to the reduction in Applicable Company Value arising from such Adjustable Loss (and any prior Adjustable Losses) and (2) the REDI Non-EEP Class C Proportion is satisfied; provided, however, that in the event that an Adjustable REDI Loss relates solely to a breach of a representation or warranty or covenant of an individual Legacy Archipelago Member, then the number of Class A Shares or Class B Shares held by such Legacy Archipelago Member will be decreased (and the number of Class A Shares and Class C Shares held by Legacy REDI Members will, if necessary, be adjusted) so that after giving effect thereto the ratios set forth above in this sentence are satisfied. In the event that there shall be an Adjustable REDI Loss for which Class A Shares and Non-EEP Class C Shares are to be issued to the Legacy REDI Members as provided in the preceding sentence, the Company shall issue an aggregate number of Class A Shares and Class C Shares (in the proportions specified above) equal to the Share Adjustment Number to the Legacy REDI Members which will be allocated among them on a pro rata basis in proportion to the number of Shares (of each class) held by all Legacy REDI Members immediately prior to such issuance.

In the case of an Adjustable Archipelago Loss, the number of Class A Shares and Non-EEP Class C Shares held by Legacy REDI Members will be proportionately decreased so that after giving effect thereto (1) the ratio of (x) the aggregate number of Class A Shares and Non-EEP Class C Shares held by Legacy REDI Members to (y) the sum of the aggregate number of Class A Shares and Non-EEP Class B Shares held by Legacy Archipelago Members, shall equal the ratio of the Applicable Company Value of REDI to the Applicable Company Value of Archipelago, determined after giving effect to the reduction in Applicable Company Value arising from such Adjustable Loss (and any prior Adjustable Losses) and (2) the REDI Non-EEP Class C Proportion is satisfied. In the event that there shall be an Adjustable Archipelago Loss, an aggregate number of Class A Shares and Non-EEP Class C Shares held by the Legacy REDI Members equal to the Share Adjustment Number shall be redeemed and canceled without any payment in exchange therefor, on a pro rata basis in proportion to the number of Class A Shares and Non-EEP Class C Shares held by all Legacy REDI Members immediately prior to such redemption (and so that after giving effect thereto the REDI Non-EEP Class C Proportion is satisfied); provided, however, that in the event that an Adjustable Archipelago Loss relates solely to a breach of a representation or warranty or covenants of an individual Legacy REDI Member, solely Class A Shares and Non-EEP Class C Shares held by such REDI Member shall be redeemed and canceled without any payment in exchange therefor in connection with such Adjustable Archipelago Loss.

(c) In addition, in the event that there shall be an Adjustable Loss and at that time there are any EEP Class C Shares outstanding, the Company shall issue, or redeem and cancel, as applicable, a number of EEP Class C Shares such that, immediately after such issuance or redemption and cancellation, the REDI EEP Class C Fraction equals the REDI Class A Fraction. Such issuance or redemption and cancellation shall be made on a pro rata basis in proportion to the number of EEP Class C Shares held by all Legacy REDI Members immediately prior to such issuance or redemption and cancellation; provided, however, that in the event that an Adjustable Archipelago Loss relates solely to a breach of a representation or warranty of an individual Legacy REDI Member, solely EEP Class C Shares held by such Legacy REDI Member shall be redeemed and canceled without any payment in exchange therefor in connection with such Adjustable Archipelago Loss.

(d) The Company shall, and the Board of Managers shall cause the Company to, issue or redeem and cancel, as applicable, any Shares issuable or redeemable pursuant to this Section 9.16 no later than ten (10) business days following the final determination pursuant to Section 5.9 of the Exchange Agreement that a remedy is available pursuant to this Section 9.16 with respect to any Loss. The foregoing shall not apply if the Adjustable Loss is settled through a cash election as provided in Section 5.9(h) of the Exchange Agreement.

(e) In accordance with Section 5.9 of the Exchange Agreement, the issuance of Shares to, and the redemption and cancellation of Shares held by, the Legacy REDI Members or the Legacy Archipelago Members, as applicable, in accordance with this Section 9.16 shall, to the fullest extent permitted by law, be the sole remedy available to REDI and the Legacy REDI Members, on the one hand, or the Company and the Legacy Archipelago Members, on the other hand, for any claim arising under Section 5.9 of the Exchange Agreement. Each Member acknowledges that, to the fullest extent permitted by law, there shall not be any direct responsibility of, or recourse against, any of REDI, any Legacy REDI Member, any Legacy Archipelago Member or the Company pursuant to Section 5.9 of the Exchange Agreement other than as expressly set forth in this Section 9.16. The execution and delivery of this Agreement (or such other instrument pursuant to which a Person becomes an Additional Member in accordance with this Agreement) by the Members (including Additional Members) shall constitute the Members’ approval of the terms and provisions of this Section 9.16 and the terms and provisions of Section 5.9 of the Exchange Agreement, which are an integral term of the transactions contemplated by the Exchange Agreement.

(f) Notwithstanding anything to the contrary in this Agreement, in the event of the issuance or redemption and cancellation of Class A Shares, Class B Shares or Class C Shares pursuant to this Section 9.16, the capital accounts of the Members, and the allocation of Profits and Losses (or items thereof) shall be adjusted to take account of such issuance or redemption and cancellation as shall as needed to give the Members the same capital accounts that they would have had had such issuance or redemption and cancellation occurred on the Effective Date (or, in the case of EEP Class C Shares, the date(s) on which such

EEP Class C Shares were issued), and had the initial capital accounts of the parties then reflected the amount of such Adjustable REDI Loss or Adjustable Archipelago Loss, as the case may be.

(g) Notwithstanding anything else contained herein, the foregoing provisions of this Section 9.16 will be applied ignoring (and treating as not outstanding), for calculation purposes, any Shares issued after the Effective Date other than Class B Shares issued pursuant to Article X, Class C Shares issued pursuant to Section 9.17(a), or any Shares issued pursuant to this Section 9.16.

9.17. Additional Share Issuances to Legacy REDI Members.

(a) In the event that any Class B Shares are issued pursuant to Article X, the Company shall, and the Board of Managers shall cause the Company to, concurrently issue to the Legacy REDI Members, on a pro rata basis based on the number of Class A Shares then held by such Members, an aggregate number of Class C Shares equal to the number of Shares so issued (without any additional consideration to be owed or paid by the Legacy REDI Members therefor); provided, however, that in the event that any Shares have been or are being concurrently issued or redeemed and cancelled pursuant to Section 9.16, the number of Class C Shares to be issued pursuant to this Section 9.17(a) shall be equal to the product of (i) the number of Class C Shares otherwise required to be issued under this Section 9.17(a) without taking into account this proviso, and (ii) the quotient of (A) the REDI Class A Fraction immediately after the most recent issuance or redemption and cancellation of Shares pursuant to Section 9.16, divided by (B) one minus such REDI Class A Fraction.

(b) Upon the consummation of an Initial Public Offering by the Company (or the Successor Corporation in accordance with Section 9.12(a)), the Company shall, and the Board of Managers shall cause the Company to, concurrently issue to the Legacy REDI Members an aggregate number of Class A Shares (or other securities as provided below) equal to the number of Shares subject to Applicable Existing Options as of such date (based on the nominal number of Shares subject to Applicable Existing Options as of such date without any reduction attributable to a “cashless exercise” or similar method of exercise under which a portion of the Shares otherwise issuable pursuant to the Applicable Existing Options could be delivered or cancelled in respect of or to satisfy the applicable exercise price or withholding tax and without any reduction for any exercise price payable), without any consideration to be owed or paid by the Legacy REDI Members therefor; provided, however, that in the event of any exercise of any Applicable Existing Options prior to the consummation of an Initial Public Offering by the Company (or a successor thereto in accordance with Section 9.12(a)) or during the period after any dissolution of the Company but prior to an Initial Public Offering of the Company, the Company shall, and the Board of Managers shall cause the Company to, concurrently issue to the Legacy REDI Members an aggregate number of Class A Shares equal to the number of Shares so issued upon such exercise of the Applicable Existing Options (based on the nominal number of Shares involved in the exercise of such Applicable Existing Options without any reduction attributable to a “cashless exercise” or similar method of exercise under which a portion of the Shares otherwise issuable pursuant to the Applicable Existing Options are or could be delivered or cancelled in respect of or to satisfy the applicable exercise price or withholding tax and without any reduction for any exercise price paid or payable), without any consideration to be owed or paid by the Legacy REDI Members therefor; provided, further, that the Company may elect to aggregate the Shares issuable pursuant to the foregoing proviso and issue such Shares at the conclusion of each fiscal quarter of the Company; provided, further, that in the event that any Shares have been or are being concurrently issued or redeemed and cancelled pursuant to Section 9.16, the number of Class A Shares to be issued pursuant to this Section 9.17(b) shall be equal to the product of (i) the number of Class A Shares otherwise required to be issued under this Section 9.17(b) without taking into account this proviso, and (ii) the quotient of (A) the REDI Class A Fraction immediately after the most recent issuance or redemption and cancellation of Shares pursuant to Section 9.16, divided by (B) one minus such REDI Class A Fraction. For purposes of the preceding sentence, when an employee exercises any Awards that are outstanding as of the date hereof, such exercises shall be deemed to be exercises of Applicable Existing Options until such time as all Applicable Existing Options held by such employee shall have been exercised. Such Legacy REDI Members shall not receive any addition to their Capital Accounts, but shall receive a preferential allocation of gains pursuant to Section 7.2(d)(i) (or, if there are losses, the Legacy Archipelago Members shall be subject to a preferential allocation of losses pursuant to Section 7.2(e)(i)) equal to the amount of the exercise price paid by such employee with respect to their Applicable Existing Options (the sum of all such exercise prices at any time, the “Aggregate Applicable Existing Options Exercise Price Amount”). Class A Shares issuable pursuant to this Section 9.17(b) shall be issued to the Legacy REDI Members on a pro rata basis based on the number of Class A Shares (or securities received in exchange for or in respect of Class A Shares) held by such Members as of the date of such issuance. In the event that the Applicable Existing Options are converted into or become exercisable for any property or securities other than Class A Shares, then the foregoing right of the Legacy REDI Members to be issued Class A Shares will automatically be converted into the right to receive the appropriate amount of such other property or securities. Following dissolution or reorganization of the Company in accordance with Section 9.12, references to Legacy REDI Members in this paragraph (b) will be deemed to include any transferee of the applicable Class A Shares (or of the securities received in exchange for or in respect of the Class A Shares).

(c) The Shares (or other securities) issued to the Legacy REDI Members pursuant to Section 9.17 (a) or (b) above will be fully vested and, except as set forth in this Agreement or pursuant to applicable law, will not be subject to any transfer restrictions.

9.18. Preemptive Rights.

(a) In the event that, in accordance with Section 3.3(b), the Company proposes to issue any equity or equity-based securities of the Company to any existing Member (the “Offeree Member”), each other Member shall have the preemptive right to purchase a portion of such securities, pro rata based on the number of Shares then held by each Member; provided, that if the securities proposed to be issued are Shares, the Shares which each Member shall have the right to purchase shall be of the class being offered, except that, notwithstanding the class of Shares being offered, Class B Members and Class C

Members (who hold only that class of Shares) shall have the right to purchase only Class B Shares or Class C Shares, respectively; provided, further, that in the event Class A Shares or Class A Preferred Shares are being offered, Class B Members and Class C Members that are also Class A Members or Class A Preferred Members shall have the right to purchase Class A Shares or Class A Preferred Shares, on the one hand, and Class B Shares or Class C Shares, on the other hand, as the case may be, in proportion to the number of Shares of each such class held by such Member immediately prior to such offering. The Company shall be obligated to give written notice to each Member of its intention to issue such securities. Upon receipt of such notice, each Member shall have ten (10) business days in which to exercise such right, in whole or in part, by sending an acceptance notice to the Company. To the extent any Member does not purchase its entire allocation within the time provided, such unpurchased portion may be acquired by the Offeree Member.

(b) The provisions of Section 9.18(a) shall not apply in connection with issuances of equity or equity-based securities (i) to any Person other than a then-current Member, (ii) to employees of the Company or any of the Subsidiaries pursuant to the Incentive Plan and any other employee option plan, stock purchase plan, benefit plan or other similar plan, agreement, program or arrangement approved by the Board of Managers (including upon the exercise of employee stock options or other convertible securities issued pursuant to such a plan, agreement, program or arrangement), (iii) in connection with an Initial Public Offering, (iv) in connection with any bona fide, arm’s-length direct or indirect merger, acquisition (including acquisitions of less than all of the assets of, or equity interests in, any Person) or other similar strategic or business combination transaction, (v) pursuant to any order flow-based or similar incentive program made available to customers of the Company that is approved by the Board of Managers, or (vi) pursuant to any rights offering or other similar offering of equity or equity-based securities made generally available to the then-current Members, whether such offering is with respect to a particular class of Shares or pro rata based on the then-current holdings of such Members. A Member shall have the right to transfer or assign its right to purchase all (but not less than all) of its pro rata share of any issuance of equity or equity-based securities pursuant to this Section 9.18 to the same extent to which such Member could transfer Shares pursuant to Section 9.1(b). The Company shall not be under any obligation to consummate any proposed issuance of equity or equity-based securities, regardless of whether it shall have delivered notice hereunder in respect of such proposed issuance.

9.19. Put to GAP.

(a) GAP hereby agrees, subject to the terms and conditions of this Section 9.19, following the delivery of a written notice by the Company to its Members (the “Put Notice”), to purchase 25,190,609 outstanding Shares (the “Put Maximum”), in the aggregate, at a purchase price of $2.9773 per Share from the Members (other than GAP); provided that, for the avoidance of doubt, in no event shall GAP pay an aggregate purchase price in excess of $75 million. The agreement of GAP to purchase Shares pursuant to this Section 9.19 is hereinafter referred to as the “Outstanding Share Put

Option.” GAP may transfer and assign its rights and obligations under the Outstanding Share Put Option pursuant to this Section 9.19 to any GAP Permitted Transferee.

(b) The Company shall deliver the Put Notice to each of the Members at such time as the Company determines appropriate but not in any event later than December 31, 2003 (unless GAP otherwise agrees in writing to a later date). Each Member may exercise the Outstanding Share Put Option by providing written notice to GAP and the Company (the “Notice of Exercise”) no later than five (5) business days following the date on which the Company mailed or delivered (whichever is earlier) the Put Notice to the Members (the “Exercise Period”). The Notice of Exercise shall indicate (x) that such Member intends to exercise the Outstanding Share Put Option and (y) the number and class of Shares that such Member intends to sell to GAP. Upon receipt of the Notice of Exercise by GAP and the Company, such Notice of Exercise shall be binding on such Member, subject to reduction as provided in Section 9.19(c). The failure of a Member to respond within the Exercise Period to GAP and the Company shall be deemed to be an irrevocable waiver of such Member’s rights under this Section 9.19 to exercise the Outstanding Share Put Option, provided that each Member may waive its rights under this Section 9.19 prior to the expiration of the Exercise Period by giving written notice to GAP and the Company and such waiver shall be irrevocable.

(c) If the Members have indicated through their Notices of Exercise that they wish to put more than the Put Maximum to GAP pursuant to the Outstanding Share Put Option, GAP shall reduce the number of Shares it shall purchase pursuant to this Section 9.19 in accordance with the following sentence. GAP shall accept from each of the Members that delivers a Notice of Exercise the maximum number of Shares put by such Member pursuant to its Notice of Exercise, unless such number of Shares, together with the number of Shares put by all other Members who delivered a Notice of Exercise in accordance with Section 9.19(b), exceeds one hundred percent (100%) of the Put Maximum, in which case (i) each Member who exercised the Outstanding Share Put Option and put to GAP a number of Shares less than such Member’s proportionate amount of the Put Maximum (calculated by dividing the total number of Shares then owned by such Member by the total number of Shares then owned by all Members (excluding GAP)), shall have all such Shares put to GAP purchased by GAP and (ii) each Member who exercised the Outstanding Share Put Option and put to GAP a number of Shares in excess of such Member’s proportionate amount of the Put Maximum (calculated as described above), shall have purchased by GAP a number of Shares equal to such Member’s proportionate amount of the Remaining Shares (calculated by dividing the total number of Shares then owned by such Member by the total number of Shares then owned by all Members (excluding GAP) who put to GAP a number of Shares in excess of their respective proportionate amounts of the Put Maximum); provided, that such Member’s proportionate amount of the Remaining Shares does not exceed the number of Shares put to GAP by such Member; provided, further that in the event such Member’s proportionate amount of the Remaining Shares exceeds the number of Shares put to GAP by such Member, such Member shall have purchased by GAP the number of

Shares put to GAP by such Member, and if after the applications of clauses (i) and (ii) there are still Remaining Shares, then clause (ii) shall be implemented mutatis mutandis with respect to Members who have put to GAP a number of Shares in excess of its proportionate amount of the Remaining Shares until there are no Remaining Shares. The “Remaining Shares” shall mean the difference between (x) the Put Maximum and (y) the total number of Shares put to GAP by the Members who put to GAP a number of Shares less than such Member’s proportionate amount of their Put Maximum (calculated as described above). All Shares put to, and purchased by, GAP in accordance with this Section 9.19(c) are referred to herein as the “Accepted Shares”.

(d) The Outstanding Share Put Option shall be settled, and GAP shall purchase and the Members who exercised the Outstanding Share Put Option shall sell the Accepted Shares, in accordance with the terms of this Section 9.19, on a date that is within five (5) business days following the expiration of the Exercise Period (the “Settlement Date”).

(e) On the Settlement Date, (i) the Members who exercised the Outstanding Share Put Option shall assign, transfer, convey and deliver to GAP the Accepted Shares, and (ii) GAP shall accept, purchase and acquire from the Members, the Accepted Shares and pay to each such Member in U.S. dollars by wire transfer of immediately available funds in an amount equal to the number of Shares purchased by GAP from such Member pursuant to this Section 9.19 multiplied by $2.9773; provided that, for the avoidance of doubt, in no event shall GAP pay an aggregate purchase price in excess of $75 million. All amounts paid by GAP pursuant to this Section 9.19 shall be rounded up to the nearest dollar.

(f) Each Member exercising the Outstanding Share Put Option and selling to GAP any Accepted Shares under this Section 9.19 represents, warrants and covenants that, as of the Settlement Date:

(i) such Member has been duly authorized to exercise the Outstanding Share Put Option and sell to GAP such Member’s portion of the Accepted Shares;

(ii) each of such Member’s Shares put to GAP and purchased by GAP on the Settlement Date are duly authorized, validly issued and fully paid and non-assessable; and

(iii) each of such Member’s Shares put to GAP and to be purchased by GAP on the Settlement Date are owned, beneficially and of record, by such Member and will be delivered to GAP free and clear of all mortgages, pledges, assessments, security interests, leases, liens, options, rights of first refusal or the like, adverse claims, levies, charges or other encumbrances or rights of others of any kind, except for those created under this Agreement.

(g) In the event the Company after the Effective Date but prior to the Settlement Date (i) pays a dividend or makes a distribution on its outstanding Shares in Shares, (ii) subdivides its outstanding Shares into a greater number of Shares, (iii) combines its outstanding Shares into a smaller number of shares or (iv) issues any Shares by reclassification of its Shares prior to the Settlement Date, the Put Maximum and the price per Share paid by GAP pursuant to this Section 9.19 shall be adjusted appropriately.

(h) Notwithstanding anything else contained herein, this Section 9.19 shall not be subject to the provisions of Section 9.1, Section 9.2 or Section 9.4.

ARTICLE X.

EQUITY ENTITLEMENT PROGRAM

10.1. Authorization.

(a) Notwithstanding any other provision hereof, the Members and the Board of Managers hereby ratify, approve and authorize the adoption and performance of the Program and the execution, delivery and performance of the Program Documents by any of the officers of the Company or any other Person designated by the Board of Managers on behalf of the Company.

(b) The Board of Managers shall be authorized to take any and all action it deems necessary, desirable or appropriate in order to administer and perform the Program and the Program Documents in accordance with their respective terms, including the awarding of entitlements (the “Entitlements”) to acquire Shares, the issuance of Shares pursuant to an Entitlement, the admission of Additional Members and the amendment of the Program and the Program Documents, without further act, vote or consent of any Member, Manager or other Person; provided, that no Entitlements may be awarded pursuant to the Program with respect to securities order flow provided by Participants in the Program to Wave Securities subsequent to June 30, 2001.

10.2. Limited Rights of Participants.

(a) Participants in the Program and holders of Entitlements shall have no rights whatsoever with respect to the Company other than those expressly granted in the Program and the Program Documents.

(b) To the fullest extent permitted by law, neither the Company nor any Member or Manager shall have any fiduciary or similar duties to participants in the Program or to holders of Entitlements. Entitlements shall not represent an equity or other ownership interest in the Company. Participants in the Program and holders of Entitlements are not members of the Company and shall have no right to vote in any matters submitted to a vote of the members of the Company or other equity holders of the Company or to otherwise participate in the management of the Company. Participants in the Program and holders of Entitlements shall have no direct or indirect claim on, or right to share in any distribution of, the assets or Profits of the Company.

10.3. Lock-Up Agreement. In the event of an Initial Public Offering of the Successor Corporation or a Change in Control, no EEP Class B Shares (or any

securities received in exchange for such EEP Class B Shares in connection with such Initial Public Offering or such Change in Control) may be Transferred for one (1) year from the date of consummation of the Initial Public Offering or Change in Control, as the case may be, and any purported Transfer during such period shall be void ab initio; provided, however, that the foregoing restriction shall not apply to any EEP Class B Shares (or any securities received in exchange for such EEP Class B Shares in connection with such Initial Public Offering or such Change in Control) acquired by GAP in accordance with Section 9.19 pursuant to the exercise of the Outstanding Share Put Option. In the case of an Initial Public Offering of the Successor Corporation, each Member (other than GAP as set forth in the proviso to the preceding sentence) who owns any EEP Class B Shares (or any securities received in exchange for such EEP Class B Shares in connection with such Initial Public Offering) shall, if requested in writing by the lead or managing underwriter of the Initial Public Offering, enter into an agreement in a form reasonably satisfactory to such underwriter with respect to such restriction on Transfer; provided, however, that each Class B Member that is registered as an investment company under the Investment Company Act of 1940, as amended, shall not be required to enter into such agreement but shall be deemed to have agreed to be bound by such restriction on Transfer for the benefit of the underwriters by becoming a Class B Member.

ARTICLE XI.

TERMINATION OF A MEMBER

11.1. Termination of a Member. The death, retirement, resignation, expulsion, dissolution or Bankruptcy of a Member or any other event that terminates the continued membership of any Member (each a “Terminating Event”) shall not in and of itself cause the Company to be dissolved, wound up or terminated unless, no later than ninety (90) days following a Terminating Event with respect to a Member, Members owning all of the remaining Class A Shares and Class A Preferred Shares unanimously determine not to continue the business of the Company, in which case the Company shall dissolve and liquidate pursuant to Article XII hereof and the remaining Class A Members and Class A Preferred Members shall select the liquidator pursuant to such Article. No Member shall have the right to withdraw or resign as a Member or, except as provided in Section 12.1(a), dissolve the Company voluntarily.

ARTICLE XII.

TERMINATION OF THE COMPANY; LIQUIDATION
AND DISTRIBUTION OF ASSETS

12.1. Dissolution and Termination.

(a) The Company shall be dissolved only upon the occurrence of any of the following:

(i) dissolution of the Company pursuant to Section 11.1;

(ii) the sale or other disposition of all or substantially all of the Company Assets and receipt of the final payment of any installment obligation received as a result of any such sale or disposition;

(iii) the unanimous written consent of all Class A Members and Class A Preferred Members;

(iv) any event which makes it unlawful for the Company’s business to be continued unless, no later than thirty (30) days following such event, Members owning all of the Class A Shares and Class A Preferred Shares unanimously determine not to dissolve the Company;

(v) the issuance of a decree by any court of competent jurisdiction that the Company be dissolved and liquidated; or

(vi) at any time that there are no Members of the Company, unless the Company is continued in accordance with the Act.

Upon dissolution, the Company shall wind-up its affairs and shall be liquidated and a certificate of cancellation of the Company’s Certificate of Formation, as required by law, shall be filed.

(b) In the event of the dissolution of the Company, its business activities shall be wound up, any amounts due from the Members shall be collected, its debts and liabilities shall be satisfied and its remaining assets, if any, shall be distributed as set forth in Section 12.2 below. Dissolution shall be effective on the date of the occurrence of an event set forth in Section 12.1(a) but the Company shall not terminate until all of the Company Assets have been liquidated and the proceeds distributed in accordance with the provisions of this Article XII. Notwithstanding the dissolution of the Company, prior to the termination of the Company as aforesaid, the business of the Company and the affairs of the Members as such, shall continue to be governed by this Agreement.

12.2. Distribution Upon Liquidation. Upon dissolution of the Company, the Board of Managers, as provided in this Agreement, or if there shall be none, a duly appointed trustee or liquidator as provided in this Agreement, shall proceed to the liquidation of the Company and the proceeds of such liquidation shall, notwithstanding any other provision of this Agreement to the contrary, be applied and distributed in the following order of priority:

(i) to (x) creditors, including Members and Managers who are creditors, to the extent otherwise permitted by law, in satisfaction of Indebtedness or liabilities of the Company (including, in the case of Members, the License Agreements, the Townsend Assistance Agreement, the PCX Facility Services Agreement, the SLK Clearing Agreements and any other commercial arrangement between the Company and any Member ) (in each case, whether by payment or the making of reasonable provision for payment thereof, including the setting up of any reserves that the Managers or trustee or liquidator, as the case may be, shall determine are reasonably necessary for any liabilities or obligations of the Company) in satisfaction of all Indebtedness and liabilities of the

Company (including the expenses of the liquidation);

(ii) in connection with a dissolution pursuant to Section 12.1(a)(ii), to the Class A Preferred Members in accordance with Section 4.10(a)(iv), if applicable, in an amount equal to the Cash Sale Amount;

(iii) unless the Class A Preferred Members have received the Cash Sale Amount as provided in clause (ii) above, to the Class A Preferred Members until such Members have received an amount, in the aggregate, equal to $50 million;

(iv) to the Members (other than the Class A Preferred Members) with positive Capital Accounts (after making all allocations required by Article VII) in proportion to such positive balances until such balances have been reduced to zero; and

(v)  to the Members (other than the Class A Preferred Members) in proportion to their respective Percentage Interests.

12.3. Sale of Company Assets.

(a) As expeditiously as possible after dissolution, the Board of Managers, as provided for in this Agreement, or if there shall be none, a duly appointed trustee or liquidator as provided in this Agreement, shall satisfy all Company Indebtedness and liabilities, and make the distributions provided for in Section 12.2. Except as agreed by the Board of Managers and subject to Section 12.3(b) below and the priorities set forth in Section 12.2, no Member shall have the right to demand or receive property other than cash upon liquidation, and the Board of Managers, or any such trustee or liquidator, shall, in any event, have the power to sell Company Assets for cash as necessary to provide for the satisfaction of all Company Indebtedness and liabilities.

(b) In connection with the sale by the Company and reduction to cash of its assets, although the Company has no obligation to offer to sell any property to the Members, any Member or any Affiliate of any Member may bid on and purchase any Company Assets. If the Board of Managers, or any trustee or liquidator, determines that an immediate sale of part or all of the Company’s assets would cause undue loss to the Members, the Board of Managers, or any trustee or liquidator, may, with the approval of the Board of Managers in accordance with Section 3.2(k) or Section 3.2(l), as applicable, as if such decision were a Significant Decision, defer liquidation of and withhold from distribution for a reasonable time any Company Assets (except those necessary to satisfy the Company’s obligations).

12.4. Deficit Capital Accounts. Notwithstanding anything to the contrary contained in this Agreement, and notwithstanding any custom or law to the contrary, upon dissolution of the Company, any deficit in a Member’s Capital Account shall not be an asset of the Company and such Member shall not be obligated to contribute such amount to the Company to bring the balance of such Member’s Capital Account to zero.

ARTICLE XIII.

AMENDMENTS

13.1. Amendments.

(a) Subject to the satisfaction of Sections 3.3, 3.4 and 3.5 hereof, amendments may be made to this Agreement from time to time by the approval of Class A Members holding eighty percent (80%) or more of the Class A Shares; provided, however, that any amendment to this Agreement that adversely affects the Shares of any particular Class A Member in a manner that is disproportionate from and materially different than the effects on the Shares of other Class A Members (other than Persons that are admitted as new Members on the date such amendment is made) must be approved by each such Member so affected; provided, further, that (i) any provision of this Agreement that expressly requires the approval of a specified Class A Percentage Interest to take an action may only be amended by the approval of Class A Members having among them such specified Class A Percentage Interest, and (ii) Sections 3.5, 4.5(b) and 13.1 of this Agreement may not be amended without the approval of all Class A Members. Sections 9.1(k) and 9.5 of this Agreement may not be modified without the approval of JPM; provided, however, that an amendment to any other provision of this Agreement (including other provisions in Article IX) shall not be considered a modification of Sections 9.1(k) or 9.5. In making any amendments, there shall be prepared and filed by the Board of Managers such documents and certificates as shall be required to be prepared and filed. All amendments to this Agreement shall be in writing.

(b) Notwithstanding anything to the contrary contained in this Agreement, the Board of Managers shall amend Schedules 2.7(a), 2.7(b), 2.7(c), 2.7(d), 3.2(a), 3.7, 6.1(a), 6.1(b), 6.1(c), 6.1(d), 6.1(e), 7.1(a) and 9.10(a) to reflect the admission of Additional Members, the Transfer of Shares, changes in the Capital Accounts of Members and any other changes in the information set forth therein accomplished in accordance with this Agreement, and the amendment of such Schedules shall not constitute an amendment of this Agreement and shall not require the consent of any Member or other Person.

ARTICLE XIV.

MISCELLANEOUS

14.1. Further Assurances. Each party to this Agreement agrees to execute, acknowledge, deliver, file and record such further certificates, amendments (not inconsistent with Section 13.1), instruments and documents, and to do all such other acts and things, as may be required by law or as, in the reasonable judgment of the Board of Managers, may be necessary or advisable to carry out the intent and purpose of this Agreement.

14.2. Notices. Unless otherwise specified in this Agreement, all notices, demands, elections, requests or other communications that any party to this Agreement may desire or be required to give hereunder shall be in writing and shall be given by hand, by facsimile, or by a recognized overnight courier service providing confirmation of delivery, addressed as follows:

(a) to the Company, at the address set forth in Section 2.6; and

(b) to the Members, at their respective addresses set forth in Schedule 2.7(a), 2.7(b), 2.7(c) or 2.7(d) herein. Each Member shall have the right to designate another address or change an address by written notice to the Company and the other Members in the manner prescribed herein.

All notices given pursuant to this Section 14.2 shall be deemed to have been given (i) if delivered by hand on the date of delivery or on the date delivery was refused by the addressee, (ii) if delivered by facsimile transmission, when transmitted to the applicable number so specified in (or pursuant to) this Section 14.2 and an appropriate answer back is received or (iii) if delivered by overnight courier, on the date of delivery as established by the return receipt or courier service confirmation (or the date on which the courier service confirms that acceptance of delivery was refused by the addressee).

14.3. Headings and Captions. All headings and captions contained in this Agreement and the table of contents hereto are inserted for convenience only and shall not be deemed a part of this Agreement.

14.4. Variance of Pronouns. All pronouns and all variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the Person may require.

14.5. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one Agreement.

14.6. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS THEREOF.

14.7. Partition. The Members hereby agree that no Member nor any successor-in-interest to any Member shall have the right, while this Agreement remains in effect, to have the property of the Company partitioned, or to file a complaint or institute any proceeding at law or in equity to have the property of the Company partitioned, and each Member, on behalf of himself, his successors, representatives, heirs and assigns, hereby waives any such right.

14.8. Invalidity. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement. If a provision of this Agreement is held to be invalid and the rest of this Agreement is not invalidated, each party shall use all reasonable efforts to effect as far as practicable and valid under applicable law a new provision to achieve the purpose of such invalidated provision.

14.9. Successors and Assigns. This Agreement shall be binding upon the parties hereto and their respective successors, executors, administrators, legal representatives, heirs and legal assigns and shall inure to the benefit of the parties hereto and, except as otherwise provided herein, their respective successors, executors, administrators, legal representatives, heirs and legal assigns. No Person other than the parties hereto and their respective successors, executors, administrators, legal representatives, heirs and legal assigns, shall have any rights or claims under this Agreement.

14.10. Entire Agreement; Waiver. This Agreement and Sections 5.9 and 7.7 of the Exchange Agreement supersede all prior agreements among the parties with respect to the subject matter hereof and contain the entire Agreement among the parties with respect to such subject matter. No waiver of any provision hereof by any party hereto shall be deemed a waiver by any other party nor shall any such waiver by any party be deemed a continuing waiver of any matter by such party. No amendment, modification, supplement, discharge or waiver hereof or hereunder shall require the consent of any Person not a party to this Agreement.

14.11. No Brokers. Each of the parties hereto warrants to each other that (except as disclosed under the Exchange Agreement) there are no brokerage commissions or finders’ fees (or any basis therefor) resulting from any action taken by such party or any Person acting or purporting to act on its behalf upon entering into this Agreement. Each Member agrees to indemnify and hold harmless each other Member for all costs, damages or other expenses arising out of any misrepresentation made in this Section 14.11.

14.12. ARBITRATION.

(a) In the event that a Member (the “Complaining Party”) has a dispute or disagreement with any other Member(s) relating to this Agreement, such Complaining Party shall provide written notice to the other of the foregoing and request a meeting to discuss such dispute or disagreement. The Members shall thereafter meet and discuss such dispute or disagreement in good faith, without obligation but with the objective of seeking an amicable resolution satisfactory to each of the Members party to such dispute or disagreement. If such dispute or disagreement is not resolved after the good faith efforts of the applicable Members, then any such Member may deliver notice to initiate arbitration in accordance with this Section 14.12; provided, however, that no party to this Agreement shall initiate arbitration in respect of such dispute or disagreement (but only with respect to such dispute or disagreement) until thirty (30) days have passed from the date that such written notice is first given. Thereafter, any unresolved controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration. Each of the parties agrees to follow the procedures, and abide by the requirements, set forth in this Section 14.12.

(b) The Members acknowledge that pre-arbitration discovery is generally more limited than and different from court proceedings and any party’s right to appeal or to seek modification of rulings by the arbitrators is strictly limited. Notwithstanding anything to the contrary herein, the parties intend that, to the fullest extent permitted by applicable law, punitive damages shall not be awarded in any event pursuant to any arbitration conducted under this Agreement.

(c) Any arbitration shall be exclusively referred to and finally resolved by arbitration in accordance with the Commercial Arbitration Rules (the “Rules”) of the American Arbitration Association (the “AAA”) (which Rules are deemed to be incorporated by reference into this Section 14.12), to the extent such Rules are not inconsistent with the provisions of this Agreement or Delaware law. Any such arbitration shall be (i) brought and conducted in Wilmington, Delaware unless another location shall be mutually agreed by the parties to such dispute and (ii) conducted in English. If the arbitrators deem it necessary or appropriate, the parties to any dispute may be permitted limited discovery based on the United States Federal Rules of Civil Procedure then in effect, subject to applicable law and such limitations as the arbitrators may impose consistent with the objective of expediting the resolution of the dispute; provided, however, that in any dispute submitted to arbitration hereunder that relates to whether any Person is required to furnish indemnity under this Agreement, to the fullest extent permitted by applicable law, discovery rights in accordance with the United States Federal Rules of Civil Procedure then in effect shall be applicable and available in all events. The parties agree that service of any notice in the course of any such arbitration at their respective addresses for notice and in the manner provided herein shall be valid and sufficient notice for purposes of such arbitration.

(d) In any arbitration pursuant to this Agreement, the award shall be rendered by a majority of the members of an arbitral tribunal consisting of three arbitrators, each of whom shall be an attorney experienced in matters of Delaware law (but not necessarily members of the Delaware Bar). The members of the arbitral tribunal shall be selected by mutual agreement of the parties to the arbitration within 30 days after the commencement of such arbitration. In the event of the failure of said parties to agree as to the members of the arbitral tribunal within such 30-day period, such arbitrators shall be appointed by the AAA in accordance with the Rules.

(e) The arbitral tribunal shall decide the matter without undue delay, however, no time limits shall be imposed. Awards, decisions and rulings of the arbitral tribunal shall be in writing, and shall set forth the reasons therefor and, to the extent applicable, the manner in which the amount of any damages or other monetary recovery was calculated. The arbitral tribunal may apportion the costs (including the fees of the arbitrators, administrative fees and the parties’ attorneys’ fees and expenses) among the parties in such manner as shall be determined by the arbitral tribunal. Any monetary award shall be in U.S. dollars. Any award, decision or ruling of the arbitral tribunal shall, to the maximum extent permitted by law, be final, binding and conclusive on the parties, and judgment upon such award, decision or ruling may be entered in any court, state or federal, having jurisdiction thereof.

(f) Nothing in this Section 14.12 shall be construed to preclude any party to this Agreement from seeking injunctive or other equitable relief in a court of law or equity where absent such relief such party would suffer irreparable harm.

14.13. Maintenance as a Separate Entity. The Company shall maintain books and records and bank accounts separate from those of its Affiliates; shall at all times hold itself out to the public as a legal entity separate and distinct from any of its Affiliates (including in its leasing activities, in entering into any contract, in preparing its financial statements, and in its stationery and on any signs it posts), and shall cause its controlled Affiliates to do the same and to conduct business with it on an arm’s-length basis; shall not commingle its assets with assets of any of its Affiliates; shall not guarantee any obligation of any of its Affiliates; shall cause its business to be carried on by the Board of Managers and shall keep minutes of all meetings of the Members.

14.14. Expenses. Without prejudice to its ability (subject to Section 5.9 of the Exchange Agreement and Section 9.16 hereof) to recover for any losses, damages or liabilities relating to any dispute, controversy or claim arising out of or relating to this Agreement, each of the parties to this Agreement shall pay its own expenses in connection with this Agreement and any amendments, consents or waivers (whether or not the same become effective) under or in respect of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

GSP, LLC

By:	/s/ Gerald D. Putnam
	Name:	Gerald D. Putnam
	Title:	President

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

VIRAGO ENTERPRISES, L.L.C.

By:	/s/ MarrGwen Townsend
	Name:	MarrGwen Townsend
	Title:	Authorized Person

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

GS ARCHIPELAGO INVESTMENT, L.L.C.

By:	/s/ Duncan Niederauer
	Name:	Duncan Niederauer
	Title:	Managing Director

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

E*TRADE ARCHIPELAGO HOLDINGS, L.L.C.

By:	/s/ R. Jarrett Lilien

Name:	R. Jarrett Lilien
Title:	Chief Operating Officer and President

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

INSTINET INTERNATIONAL CORPORATION

By:	/s/ Paul A. Merolla
	Name:	Paul A. Merolla
	Title:	Secretary and General Counsel

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

J.P.	MORGAN CAPITAL, L.P.
By:	J.P. MORGAN CAPITAL MANAGEMENT COMPANY, L.P., its General Partner
By:	J.P. MORGAN CAPITAL MANAGEMENT COMPANY, L.L.C., its General Partner
By:	J.P. MORGAN INVESTMENT PARTNERS, L.P., its Managing Member
By:	J.P. MORGAN CAPITAL CORPORATION, its General Partner

By:	/s/ Stephen Murray
	Name:	Stephen Murray
	Title:	Managing Director

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

AMERICAN CENTURY VENTURES II, L.L.C.

By:	/s/ Harold Bradley
	Name:	Harold Bradley
	Title:	President

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

MERRILL LYNCH L.P. HOLDINGS INC.

By:	/s/ Curtis W. Cariddi
	Name:	Curtis W. Cariddi
	Title:	Vice President

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

PACIFIC EXCHANGE, INC.

By:	/s/ Philip DeFeo

Name:	Philip DeFeo
Title:	Chairman and Chief Executive Officer

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

FIDELITY GLOBAL BROKERAGE GROUP, INC.

By:	/s/ William Baxter
	Name:	William Baxter
	Title:	Senior Vice President

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

CHARLES SCHWAB & CO., INC.

By:	/s/ Lawrence Leibowitz
	Name:	Lawrence Leibowitz
	Title:	Executive Vice President

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

SPEAR, LEEDS & KELLOGG, L.P.

By:	/s/ Duncan Niederauer
	Name:	Duncan Niederauer
	Title:	Managing Director

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

TD WATERHOUSE GROUP, INC.

By:	/s/ Joseph Barra
	Name:	Joseph Barra
	Title:	Executive Vice President

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

FLEET SECURITIES, INC.

By:	/s/ Charles Siegel
	Name:	Charles Siegel
	Title:	Secretary

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

CREDIT SUISSE FIRST BOSTON NEXT FUND, INC.

By:
Name:
Title:

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

LEHMAN BROTHERS INC.

By:	/s/ Chris Kapsaroff
	Name:	Chris Kapsaroff
	Title:	Vice President

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

NATIONAL DISCOUNT BROKERS GROUP, INC.

By:	/s/ Clifford Goldstein
	Name:	Clifford Goldstein
	Title:	Vice President

By:

Name:
Title:

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

BANC OF AMERICA TECHNOLOGY INVESTMENTS, INC.

By:	/s/ Daniel Friel
	Name:	Daniel Friel
	Title:	Senior Vice President

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

JL MANAGEMENT, LLC

By:	/s/ Lawrence Leibowitz
	Name:	Lawrence Leibowitz
	Title:	Managing Member

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

GAP ARCHA HOLDINGS, INC.

By:	/s/ Matthew Nimetz
	Name:	Matthew Nimetz
	Title:	Vice President

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

GERALD D. PUTNAM

By:	/s/ Gerald D. Putnam

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

MARRGWEN TOWNSEND

By:	/s/ MarrGwen Townsend

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

STUART TOWNSEND

By:	/s/ Stuart Townsend

Note:  Schedules to this agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. The Registrant agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.

Schedule 2.7(a)

Names and Addresses of Class A Members

Member	Legacy Class

GSP:	Archipelago

GSP, LLC
100 South Wacker Drive
Suite 2000
Chicago, Illinois 60606
Facsimile: (312) 960-9630
Attn: Gerald D. Putnam

Virago:	Archipelago

Virago Enterprises, L.L.C.
c/o Townsend Analytics
100 South Wacker Drive
Suite 2040
Chicago, Illinois 60606
Facsimile: (312) 621-0487
Attn: Stuart and MarrGwen Townsend

GS:	Archipelago

GS Archipelago Investment, L.L.C.
c/o Goldman Sachs & Co.
One New York Plaza
42nd Floor
New York, New York 10004
Facsimile: (212) 493-9057
Attn: Allan Levine

and

GS Archipelago Investment, L.L.C
c/o Goldman Sachs & Co.
120 Broadway
New York, NY 10271
Facsimile: (212) 433-7452
Attn: Duncan Niederauer

ETR:	Archipelago

E*TRADE Archipelago Holdings, L.L.C.
135 East 57th Street
31st Floor
New York, New York 10022
Facsimile: (866) 650-0003
Attn: Michael Klena

Instinet:	Archipelago

Instinet International Corporation
c/o Instinet Corporation
3 Times Square
New York, New York 10036
Facsimile: (646) 223-9017
Attn: Paul A. Merolla

JPM:	Archipelago

J.P. Morgan Capital, L.P.
277 Park Avenue
44th Floor
New York, New York 10172
Facsimile: (646) 534-3990
Attn: William Cruger

AC:	Archipelago

American Century Ventures II, L.L.C.
4500 Main Street
15th Floor
Kansas City, Missouri 64111
Facsimile: (816) 340-3016
Attn: Harold Bradley

Merrill:	Archipelago

Merrill Lynch L.P. Holdings Inc.
4 World Financial Center
5th Floor
New York, New York 10080
Facsimile: (212) 449-3872
Attn: Onuoha Odim

with a copy to:

Merrill Lynch L.P. Holdings Inc.
c/o Merrill Lynch Corporate Law
222 Broadway
17th Floor
New York, New York 10038
Facsimile: (212) 670-4517
Attn: Katherine Zrike

PCX:	Archipelago

Pacific Exchange, Inc.
115 Sansome Street
San Francisco, California 94104
Facsimile: (415) 393-5964
Attn: Philip D. DeFeo

Fidelity:	REDI

Fidelity Global Brokerage Group, Inc.
200 Seaport Boulevard, Z2H
Boston, Massachusetts 02210
Facsimile: (617) 443-4024
Attn: Craig Messinger

and

FMR Corp.
82 Devonshire Street
Boston, Massachusetts 02109
Facsimile: (617) 476-7050
Attn: David Spotts

Schwab:	REDI

Charles Schwab & Co., Inc.
111 Pavonia Avenue East
Jersey City, New Jersey 07310
Facsimile: (201) 222-7937
Attn: Lawrence Leibowitz

and

Charles Schwab & Co., Inc.
101 Montgomery Street
San Francisco, California 94104
Facsimile: (415) 636-1477
Attn: Mark Tellini

SLK:	REDI

Spear, Leeds & Kellogg, L.P.
120 Broadway
New York, New York 10271
Facsimile: (212) 433-7452
Attn: Duncan Niederauer

TD:	REDI

TD Waterhouse Group, Inc.
100 Wall Street
29th Floor
New York, New York 10005
Facsimile: (212) 908-7077
Attn: Joseph Barra

Fleet:	REDI

Fleet Securities, Inc.
26 Broadway
New York, New York 10004-1798
Facsimile: (212) 747-2079
Attn: Charles Siegel

CSFB:	REDI

Credit Suisse First Boston Next Fund, Inc.
11 Madison Avenue
16th Floor
New York, New York 10010
Facsimile: (212) 538-0424
Attn: Alan Freudenstein

Lehman:	REDI

Lehman Brothers Inc.
745 Seventh Avenue
2nd Floor
New York, New York 10019
Facsimile: (212) 548-9080 or (212) 526-4433
Attn: Jeffrey S. Wecker

NDG:	REDI

National Discount Brokers Group, Inc.
c/o Deutsche Bank
60 Wall Street
Mail Stop NYC60-3205
New York, New York 10005
Facsimile: (212) 250-1563
Attn: Cliff Goldstein

BOA:	REDI

Banc of America Technology Investments, Inc.
9 West 57th Street
40th Floor
New York, NY 10019
Facsimile: (212) 583-8572
Attn: Jonathan Sandelman

Banc of America Technology Investments, Inc.
100 North Tryon Street
22nd Floor
Charlotte, North Carolina 28255
Facsimile: (704) 386-2358
Attn: Daniel Friel and James Basinger

and

Kennedy Covington Lobdell & Hickman, L.L.P.
214 North Tyron Street
47th Floor
Charlotte, North Carolina 28202
Facsimile: (704) 353-3184
Attn: Rick Giovanelli

JL:	REDI

JL Management, LLC
c/o Schwab Capital Markets
111 Pavonia Avenue East
Jersey City, New Jersey 07310
Facsimile: (201) 222-7937
Attn: Lawrence Leibowitz

Schedule 2.7(b)

Names and Addresses of Class B Members

Member	Legacy Class

SWS Securities, Inc.	Archipelago
1201 Elm Street
Suite 3500
Dallas, Texas 75270-2180
Facsimile: (214) 859-9309
Attn: Donald W. Hultgren

BNP Paribas Brokerage, Inc.	Archipelago
c/o CooperNeff Group, Inc.
555 Croton Road
4th Floor
King of Prussia, Pennsylvania 19406
Facsimile: (610) 491-1716
Attn: Thomas Mahoney

Gamma ECN Investors, G.P.	Archipelago
c/o CooperNeff Group, Inc.
555 Croton Road
4th Floor, Suite 111
King of Prussia, Pennsylvania 19406
Facsimile: (610) 265-7245
Attn: Christopher Nuneviller

SLK-Hull Derivatives LLC	Equity Entitlement Program
Hull Group, L.L.C.
311 South Wacker Drive
8th Floor
Chicago, Illinois 60606
Facsimile: (312) 697-2784
Attn: Peter J. Layton

E*TRADE Securities, Inc.	Equity Entitlement Program
135 East 57th Street
31st Floor
New York, New York 10022
Facsimile: (866) 650-0003
Attn: Michael Klena

ITG Inc.	Equity Entitlement Program
380 Madison Avenue
4th Floor
New York, New York 10017
Facsimile: (212) 588-4000
Attn: Howard Naphatali

JP Morgan Securities, Inc.	Equity Entitlement Program
270 Park Avenue
New York, New York 10017
Facsimile: (212) 622-0381
Attn: Richard Weston

Pax Clearing Corporation	Equity Entitlement Program
440 South LaSalle Street
Suite 3100
Chicago, Illinois 60605
Facsimile: (312) 260-5069
Attn: Collin Carrico

OTA LLC	Equity Entitlement Program
One Manhattanville Road
Purchase, New York 10577
Facsimile: (914) 694-6342
Attn: Richard Jaffe

O’Connor & Company, LLC	Equity Entitlement Program
175 West Jackson Boulevard
Suite 400
Chicago, Illinois 60604
Facsimile: (312) 604-8111
Attn: Joseph Burgee

Schonfeld Securities, LLC	Equity Entitlement Program
650 Madison Avenue
New York, New York 10022
Facsimile: (212) 758-8903
Attn: Mark Peckman

RBC Dain Rauscher, Inc.	Equity Entitlement Program
Dain Rauscher Plaza
60 South Sixth Street, MS P14
Minneapolis, Minnesota 55402
Facsimile: (612) 371-7766
Attn: Bently Anderson

Robertson Stephens, Inc.	Equity Entitlement Program
c/o Fleet Boston Financial Corporation
100 Federal Street
19th Floor
Mail Code: MADE10019C
Boston, Massachusetts 02110
Facsimile: (617) 434-7980
Attn: Robert J. Fitzpatrick

Order Execution Services LLC	Equity Entitlement Program
194 Nassau Street
Princeton, New Jersey 08542
Facsimile: (609) 430-2953
Attn: David Scheckel

Credit Agricole:	Equity Entitlement Program

Credit Agricole Indosuez Cheuvreux
666 Third Avenue
New York, New York 10017
Facsimile: (646) 658-3653
Attn: Michael Walsh

and

Credit Agricole Indosuez Cheuvreux
9 Quai du President Paul Doumer
Courbevoie 92920 La Defense
Paris, FRANCE
Facsimile: (01) 33-1-41-89-79-39
Attn: Jean-Claude Bassien

Lexit Capital, L.L.C.	Equity Entitlement Program
70 Hudson Street
1st Floor
Hoboken, New Jersey 07030
Facsimile: (201) 610-9706
Attn: John Jacobs

Nomura Securities International, Inc.	Equity Entitlement Program
2 World Financial Center
Building B
New York, New York 10281
Facsimile: (212) 667-1712
Attn: John Noonan

Terra Nova Trading, L.L.C.	Equity Entitlement Program
100 South Wacker Drive
Suite 1550
Chicago, Illinois 60606
Facsimile: (312) 827-3694
Attn: Chris Doubek

Nova Fund, L.P.	Equity Entitlement Program
c/o Renaissance Technologies Corp.
800 Third Avenue
New York, New York 10022
Facsimile: (212) 758-7136
Attn: Carla Porter

Tewksbury Investment Fund Ltd.	Equity Entitlement Program
201 King of Prussia Road
Radnor, Pennsylvania 19087
Facsimile: (610) 971-5050
Attn: Jeffrey Cameron

GCC-ARCA, Inc.	GlobeNet Transaction
c/o OHAB and Company
100 East Sybelia Avenue
Maitland, Florida 32751
Facsimile: (407) 740-6441
Attn: Patrick Rodgers

Schedule 2.7(c)

Names and Addresses of Class C Members

Member	Legacy Class

Fidelity:	REDI

Fidelity Global Brokerage Group, Inc.
200 Seaport Boulevard, Z2H
Boston, Massachusetts 02210
Facsimile: (617) 443-4024
Attn: Craig Messinger

and

FMR Corp.
82 Devonshire Street
Boston, Massachusetts 02109
Facsimile: (617) 476-7050
Attn: David Spotts

Schwab:	REDI

Charles Schwab & Co., Inc.
111 Pavonia Avenue East
Jersey City, New Jersey 07310
Facsimile: (201) 222-7937
Attn: Lawrence Leibowitz

and

Charles Schwab & Co., Inc.
101 Montgomery Street
San Francisco, California 94104
Facsimile: (415) 636-1477
Attn: Mark Tellini

SLK:	REDI

Spear, Leeds & Kellogg, L.P.
120 Broadway
New York, New York 10271
Facsimile: (212) 433-7452
Attn: Duncan Niederauer

TD:	REDI

TD Waterhouse Group, Inc.
100 Wall Street
29th Floor
New York, New York 10005
Facsimile: (212) 908-7077
Attn: Joseph Barra

Fleet:	REDI

Fleet Securities, Inc.
26 Broadway
New York, New York 10004-1798
Facsimile: (212) 747-2079
Attn: Charles Siegel

CSFB:	REDI

Credit Suisse First Boston Next Fund, Inc.
11 Madison Avenue
16th Floor
New York, New York 10010
Facsimile: (212) 538-0424
Attn: Alan Freudenstein

Lehman:	REDI

Lehman Brothers Inc.
745 Seventh Avenue
2nd Floor
New York, New York 10019
Facsimile: (212) 548-9080 or (212) 526-4433
Attn: Jeffrey S. Wecker

NDG:	REDI

National Discount Brokers Group, Inc.
c/o Deutsche Bank
60 Wall Street
Mail Stop NYC60-3205
New York, New York 10005
Facsimile: (212) 250-1563
Attn: Cliff Goldstein

BOA:	REDI

Banc of America Technology Investments, Inc.
9 West 57th Street
40th Floor
New York, NY 10019
Facsimile: (212) 583-8572
Attn: Jonathan Sandelman

Banc of America Technology Investments, Inc.
100 North Tryon Street
22nd Floor
Charlotte, North Carolina 28255
Facsimile: (704) 386-2358
Attn: Daniel Friel and James Basinger

and

Kennedy Covington Lobdell & Hickman, L.L.P.
214 North Tyron Street
47th Floor
Charlotte, North Carolina 28202
Facsimile: (704) 353-3184
Attn: Rick Giovanelli

JL:	REDI

JL Management, LLC
c/o Schwab Capital Markets
111 Pavonia Avenue East
Jersey City, New Jersey 07310
Facsimile: (201) 222-7937
Attn: Lawrence Leibowitz

Schedule 2.7(d)

Names and Addresses of Class A Preferred Members

GAP:

GAP Archa Holdings, Inc.
c/o General Atlantic Service Corporation
3 Pickwick Plaza
Greenwich, Connecticut 06830
Attn:	Matthew Nimetz, Esq.
Thomas J. Murphy
Facsimile: (203) 622-8818

Schedule 3.2(a)

Names and Addresses of Managers

Manager	Appointing Legacy Class or Member

Gerald D. Putnam c/o Archipelago Holdings, L.L.C. 100 South Wacker Drive Suite 2000 Chicago, Illinois 60606 Facsimile: (312) 960-9630	N/A (CEO)

Stuart Townsend c/o Townsend Analytics 100 South Wacker Drive Suite 2040 Chicago, Illinois 60606 Facsimile: (312) 621-0487	N/A (Virago Representative)

Philip D. Defeo c/o Pacific Exchange, Inc. 115 Sansome Street San Francisco, California 94104 Facsimile: (415) 393-5964	N/A (PCX Representative)

Duncan Niederauer c/o Spear, Leeds & Kellogg, L.P. 120 Broadway New York, New York 10271 Facsimile: (212) 433-7452	N/A (GS Representative)

Joseph Barra c/o TD Waterhouse Group, Inc. 100 Wall Street 29th Floor New York, New York 10005 Facsimile: (212) 908-7077	REDI (TD)

Lawrence Leibowitz c/o Schwab Capital Markets 111 Pavonia Avenue East Jersey City, New Jersey 07310 Facsimile: (201) 222-7937	REDI (Schwab)

Manager	Appointing Legacy Class or Member

Craig Messinger c/o Fidelity Global Brokerage Group, Inc. 200 Seaport Boulevard, Z2H Boston, Massachusetts 02210 Facsimile: (617) 443-4024	REDI (Fidelity)

Alan Freudenstein c/o Credit Suisse First Boston Next Fund, Inc. 11 Madison Avenue 16th Floor New York, New York 10010 Facsimile: (212) 538-0424	REDI (CSFB)

Onuoha Odim c/o Merrill Lynch L.P. Holdings Inc. 4 World Financial Center 5th Floor New York, New York 10080 Facsimile: (212) 449-3872	Archipelago (Merrill)

Jeffrey Wecker c/o Lehman Brothers Inc. 745 Seventh Avenue 2nd Floor New York, New York 10019 Facsimile: (212) 526-4433	REDI (Lehman)

William Cruger c/o JP Morgan Capital, L.P. 277 Park Avenue 44th Floor New York, New York 10172 Facsimile: (646) 534-3990	Archipelago (JPM)

William E. Ford c/o General Atlantic Service Corporation 3 Pickwick Plaza Greenwich, Connecticut 06830 Facsimile: (203) 622-8818	N/A (GAP Representative)

Schedule 3.7

Names and Addresses of Non-Voting Advisors

Advisor	Appointing Legacy Class

Harold Bradley c/o American Century Ventures II, L.L.C. 4500 Main Street 15th Floor Kansas City, Missouri 64111 Facsimile: (816) 340-3016	Archipelago (AC)

Michael Klena c/o E*Trade Securities, Inc. 135 East 57th Street 31st Floor New York, New York 10022 Facsimile: (866) 650-0003	Archipelago (ETR)

Jonathan Sandelman c/o Bank of America LLC 9 West 57th Street 40th Floor New York, New York 10019 Facsimile: (212) 583-8572	REDI (BOA)

Schedule 6.1(a)

Initial Capital Contributions

Member	Capital Contribution	Date of Contribution

GSP	47.5% limited liability company interest in Wave Securities	January 7, 1999

Virago	47.5% limited liability company interest in Wave Securities	January 7, 1999

Southwest	5.0% limited liability company interest in Wave Securities	January 7, 1999

GS	$10,000,000	January 7, 1999

ETR	$25,000,000	January 7, 1999

JPM	$33,333,333	June 10, 1999

Instinet	$25,000,000	July 27, 1999

Merrill	$29,166,667	September 8, 1999

NBC	$40,000,000	September 10, 1999

BNP	$5,000,000	November 24, 1999

Gamma	$2,500,000	November 24, 1999

PCX	$20,000,000	July 12, 2000

Fidelity	658,280 shares of REDI	March 15, 2002

Schwab	676,400 shares of REDI	March 15, 2002

SLK	2,240,590 shares of REDI	March 15, 2002

TD	254,435 shares of REDI	March 15, 2002

Fleet	74,735 shares of REDI	March 15, 2002

CSFB	802,535 shares of REDI	March 15, 2002

Lehman	89,605 shares of REDI	March 15, 2002

NDG	106,380 shares of REDI	March 15, 2002

BOA	54,185 shares of REDI	March 15, 2002

JL	42,855 shares of REDI	March 15, 2002

Member	Capital Contribution	Date of Contribution

GCC-ARCA, Inc.	contribution of assets(1)	October 18, 2002

GAP	$50,000,000	November 12, 2003

(1)          Substantially all of the assets of GlobeNet Capital Corporation, including all of the issued and outstanding capital stock of Archipelago Trading Services, less cash received by GlobeNet Capital Corporation and liabilities of GlobeNet Capital Corporation assumed by ARCA-GNC pursuant to the Asset Purchase Agreement, dated as of August 20, 2002, entered into by and among ARCA-GNC, the Company and GlobeNet Capital Corporation.

Schedule 6.1(b)

Percentage Interests of Members

Member	Shares	Designation	Percentage Interest

GSP	5,421,822	Class A	3.0196%

Virago	5,421,822	Class A	3.0196%

GS	7,491,954	Class A	4.1725%

ETR	3,676,737	Class A	2.0477%

Instinet	7,889,822	Class A	4.3941%

JPM	5,917,367	Class A	3.2956%

AC	1,800,627	Class A	1.0028%

Merrill	9,002,510	Class A	5.0138%

PCX	7,404,375	Class A	4.1237%

Fidelity	12,135,085	Class A (10,848,549) & Class C (1,286,536)	6.7584%

Schwab	5,092,543	Class A (4,476,502) & Class C (616,041)	2.8362%

SLK	34,215,862	Class A (30,253,141) & Class C (3,962,721)	19.0558%

TD	4,110,598	Class A (3,613,333) & Class C (497,265)	2.2893%

Fleet	562,640	Class A (494,573) & Class C (68,067)	0.3134%

CSFB	13,965,735	Class A (12,397,274) & Class C (1,568,461)	7.7779%

Lehman	1,651,907	Class A (1,476,784) & Class C (175,123)	0.9199%

NDG	1,811,584	Class A (1,603,677) & Class C (207,907)	1.0089%

BOA	465,524	Class A (416,174) & Class C (49,350)	0.2593%

JL	322,685	Class A (283,653) & Class C (39,032)	0.1797%

Member	Shares	Designation	Percentage Interest

GAP	41,984,246	Class A Preferred (16,793,637) & Class A (22,126,100) & Class C (1,301,434) & Class B (1,763,075)	23.3822%

BNP Paribas Brokerage, Inc.	1,571,862	Class B	0.8754%

SWS Securities, Inc.	303,456	Class B	0.1690%

Gamma ECN Investors, G.P.	424,837	Class B	0.2366%

Terra Nova Trading, L.L.C.	1,082,636	Class B	0.6030%

SLK-Hull Derivatives LLC	1,131,670	Class B	0.6302%

E*TRADE Securities, Inc.	56,920	Class B	0.0317%

ITG Inc.	758,383	Class B	0.4224%

JP Morgan Securities, Inc.	689,255	Class B	0.3839%

Pax Clearing Corporation	197,877	Class B	0.1102%

OTA LLC	200,000	Class B	0.1114%

Member	Shares	Designation	Percentage Interest

O’Connor & Company, LLC	337,807	Class B	0.1881%

Schonfeld Securities, LLC	306,544	Class B	0.1707%

RBC Dain Rauscher, Inc.	316,848	Class B	0.1765%

Tewksbury Investment Fund Ltd.	149,160	Class B	0.0831%

Robertson Stephens, Inc.	107,583	Class B	0.0599%

OES LLC	83,421	Class B	0.0464%

Credit Agricole Indosuez Cheuvreux	46,357	Class B	0.0258%

Nova Fund, L.P.	22,508	Class B	0.0125%

Lexit Capital, L.L.C.	57,297	Class B	0.0319%

Nomura Securities International, Inc.	164,440	Class B	0.0916%

Member	Shares	Designation	Percentage Interest

GCC-ARCA, Inc.	1,201,823	Class B	0.6693%

Total	179,556,129		100.0000%

Schedule 6.1(c)

Class A Shares and Class A Percentage Interests
of Class A Members

Class A Member	Class A Shares		Class A Percentage Interest (Assuming no Conversion of Class A Preferred Shares)	Class A Percentage Interest (Assuming Conversion of Class A Preferred Shares)
GSP	5,421,822		3.8177%	3.4140%
Virago	5,421,822		3.8177%	3.4140%
GS	7,491,954		5.2754%	4.7176%
ETR	3,676,737		2.5889%	2.3152%
Instinet	7,889,822		5.5556%	4.9681%
JPM	5,917,367		4.1667%	3.7261%
AC	1,800,627		1.2679%	1.1338%
Merrill	9,002,510		6.3390%	5.6687%
PCX	7,404,375		5.2137%	4.6624%
Fidelity	10,848,549		7.6389%	6.8311%
Schwab	4,476,502		3.1521%	2.8188%
SLK	30,253,141		21.3025%	19.0498%
TD	3,613,333		2.5443%	2.2753%
Fleet	494,573		0.3483%	0.3114%
CSFB	12,397,274		8.7294%	7.8063%
Lehman	1,476,784		1.0399%	0.9299%
NDG	1,603,677		1.1292%	1.0098%
BOA	416,174		0.2931%	0.2621%
JL	283,653		0.1997%	0.1786%
GAP	22,126,100	(1)	15.5799%	24.5070%
Total	142,016,796		100.0000%	100.0000%

(1)          GAP also holds 16,793,637 Class A Preferred Shares which, pursuant to the terms of this Agreement, are convertible into Class A Shares; the number of Class A Shares shall equal the number of outstanding Class A Preferred Shares multiplied by the Conversion Ratio applicable at the time of such conversion.

Schedule 6.1(d)

Class B Shares of Class B Members

Class B Member	Class B Shares
GAP	1,763,075
BNP Paribas Brokerage, Inc.	1,571,862
SWS Securities, Inc.	303,456
Gamma ECN Investors, G.P.	424,837
Terra Nova Trading, L.L.C.	1,082,636
SLK-Hull Derivatives LLC	1,131,670
E*TRADE Securities, Inc.	56,920
ITG Inc.	758,383
JP Morgan Securities, Inc.	689,255
Pax Clearing Corporation	197,877
OTA LLC	200,000
O’Connor & Company, LLC	337,807
Schonfeld Securities, LLC	306,544
RBC Dain Rauscher, Inc.	316,848
Tewksbury Investment Fund Ltd.	149,160
Robertson Stephens, Inc.	107,583
OES LLC	83,421
Credit Agricole Indosuez Cheuvreux	46,357
Nova Fund, L.P.	22,508
Lexit Capital, L.L.C.	57,297
Nomura Securities International, Inc.	164,440
GCC-ARCA, Inc.	1,201,823
Total	10,973,759

Schedule 6.1(e)

Class C Shares of Class C Members

Class C Member	Class C Shares

GAP	1,301,434
Fidelity	1,286,536
Schwab	616,041
SLK	3,962,721
TD	497,265
Fleet	68,067
CSFB	1,568,461
Lehman	175,123
NDG	207,907
BOA	49,350
JL	39,032
Total	9,771,937

Schedule 6.1(f)

Class A Preferred Shares of Class A Preferred Members

Class A Preferred Member	Class A Preferred Shares

GAP	16,793,637

Schedule 7.1(a)

Capital Accounts

Member	Capital Account(1)	Date
GSP		Effective Date
Virago		Effective Date
Southwest		Effective Date
GS		Effective Date
ETR		Effective Date
JPM		Effective Date
AC		Effective Date
Instinet		Effective Date
Merrill		Effective Date
BNP		Effective Date
Gamma		Effective Date
PCX		Effective Date
Fidelity		Effective Date
Schwab		Effective Date
SLK		Effective Date
TD		Effective Date
Fleet		Effective Date
CSFB		Effective Date
Lehman		Effective Date
NDG		Effective Date
BOA		Effective Date
JL		Effective Date
GCC-ARCA, Inc.		Effective Date
GAP		Effective Date

(1)          To be determined based on 2003 taxable income and book-up event.

Schedule 9.10(a)

Ultimate Parent Entities

Member	Ultimate Parent Entity
GS	The Goldman Sachs Group, Inc.
ETR	E*TRADE Group, Inc.
Instinet	Reuters Group PLC
JPM	J.P. Morgan Chase & Co.
Merrill	Merrill Lynch & Co., Inc.
BNP	BNP Paribas SA
Southwest	SWS Group, Inc.
AC	American Century Companies, Inc.
Fidelity	FMR Corp.
Schwab	The Charles Schwab Corporation
SLK	The Goldman Sachs Group, Inc.
TD	The Toronto-Dominion Bank
Fleet	FleetBoston Financial Corporation
CSFB	Credit Suisse Group
Lehman	Lehman Brothers Holdings, Inc.
NDG	Deutsche Bank A.G.
BOA	Bank of America Corporation

Schedule 9.10(d)

Partners of Gamma ECN Investors, G.P.

Piton Capital LP
8 Iddings Lane
New Town Square, Pennsylvania 19073

Blake Banky
350 Harvest Lane
Haverford, Pennsylvania 19041

David Benway
6425 Overbrook Avenue
Philadelphia, Pennsylvania 19151

Robert A. Cavallaro
87 Mt. Airy Road
Pipersville, Pennsylvania 18947

Richard W. Cooper
Wrenfield
Villanova, Pennsylvania 19085

Stephen D’Elia
2516 South 76th Street
Philadelphia, Pennsylvania 19153

Vincent Gubitosi
426 Montgomery Avenue
Apartment 6-C
Haverford, Pennsylvania 19041

Michael Holtsberg
1500 Chestnut Street  Apt 14H
Philadelphia Pennsylvania 19102

Gregory R. Levinson
1750 Oakwood Terr. 16B
Penn Valley, Pennsylvania 19072

Thomas Mahoney
P.O. Box 2836
Warminster, Pennsylvania 18974

Fred Merkel
55 Kynlyn  Road
Radnor, Pennsylvania 19087

Kevin P. Murphy
300 Shelbourne Road
Havertown, Pennsylvania 19083

Roy S. Neff
1225 Farview Road
Villanova, Pennsylvania 19085

Daniel O’Shaughnessy
442 Tavistock Blvd
Haddonfield, New Jersey 08033

Kyle Rusconi
217 Grayling Avenue
Narberth, Pennsylvania 19072

Richard S. Seltzer
1001 City Avenue E307
Wynnewood, Pennsylvania 19096-3902

Michael J. Selverian
470 Huston Road
St. Davids, Pennsylvania 19087

David Chase Sheridan
138 Montrose Ave #32
Rosemont, Pennsylvania 19010

Bethany Holdings, Inc.
686 Paine Drive
West Chester, Pennsylvania 19382

Andrew J. Sterge
124 Three Ponds Lane
Malvern, Pennsylvania  19355